UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Secur
ities Exchange Act of 1934 (Amendment No.     )

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Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Yum China Holdings, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT DATED MARCH 24, 2023

SUBJECT TO COMPLETION

This document shall also serve as a circular to holders of the common stock of Yum China Holdings, Inc. for the purposes of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”) (the “Hong Kong Listing Rules”).

Warning: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution when dealing in the securities of Yum China Holdings, Inc. If you are in doubt about any of the contents of this document, you should obtain independent professional advice.

Hong Kong Exchanges and Clearing Limited and the Hong Kong Stock Exchange take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document.

Yum China Holdings, Inc.

101 East Park Boulevard, Suite 805 Plano, Texas 75074 United States of America	Yum China Building 20 Tian Yao Qiao Road Shanghai 200030 People’s Republic of China

[                    ], 2023

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2023 Annual Meeting of Stockholders of Yum China Holdings, Inc. (the “Annual Meeting”). The Annual Meeting will be held on Thursday, May 25, 2023, at 8:00 a.m. local time, at Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong.

The attached notice of Annual Meeting and proxy statement contain details of the business to be conducted at the Annual Meeting. In addition, the Company’s 2022 annual report, which is being made available to you along with the proxy statement, contains information about the Company and its performance.

Your vote is important. We encourage you to vote promptly, whether or not you plan to attend the Annual Meeting. You may vote your shares over the Internet or via telephone. If you received a paper copy of the proxy materials, you may complete, sign, date and mail the proxy card in the postage-paid envelope provided.

If you plan to attend the meeting, you may also vote in person. If you hold your shares through a bank, broker or other nominee, you will be required to show the notice or voting instructions form you received from your bank, broker or other nominee or a copy of a statement (such as a brokerage statement or legal proxy) from your bank, broker or other nominee reflecting your stock ownership as of March 27, 2023 in order to be admitted to the meeting. All attendees must bring valid photo identification to gain admission to the meeting. Whether or not you attend the meeting, we encourage you to consider the matters presented in the proxy statement and vote as soon as possible.

Sincerely,

Joey Wat

Chief Executive Officer

Yum China Holdings, Inc.

Notice Of Annual Meeting

Of Stockholders

Time and Date:	8:00 a.m. (local time) on Thursday, May 25, 2023

Location:	Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong

Items of Business:	(1) To elect the nine director nominees named in the accompanying proxy statement to serve for a one-year term expiring at the 2024 annual meeting of the Company’s stockholders.

(2) To approve and ratify the appointment of KPMG Huazhen LLP and KPMG as the Company’s independent auditors for 2023.

(3) To approve, on an advisory basis, the Company’s named executive officer compensation.

(4) To approve, on an advisory basis, the frequency of the advisory vote to approve the Company’s named executive officer compensation.

(5) To approve, pursuant to the rules of the Hong Kong Stock Exchange, the Board’s continuing authority to approve the Company’s issuance of shares of its common stock or securities convertible into common stock in an amount not to exceed 20% of the total number of outstanding shares of common stock of the Company as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 25, 2024.

(6) To approve, pursuant to the rules of the Hong Kong Stock Exchange, the Board’s continuing authority to approve the Company’s repurchase of shares of its common stock in an amount not to exceed 10% of the total number of outstanding shares of common stock of the Company as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 25, 2024.

(7) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Who Can Vote:	You can vote if you were a stockholder of record as of the close of business on March 27, 2023.

How to Vote:

You may vote over the Internet or via telephone by following the instructions set forth in the accompanying proxy statement. If you received a paper copy of the proxy materials, you may also vote by completing, signing, dating and returning the proxy card. If you attend the Annual Meeting, you may vote in person. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote promptly.

Date of Mailing:	This notice of Annual Meeting, the accompanying proxy statement and the form of proxy are first being mailed to stockholders on or about April 12, 2023.

By Order of the Board of Directors,

Joseph Chan

Chief Legal Officer

PROXY STATEMENT – TABLE OF CONTENTS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

MEETING INFORMATION

Time and Date: 8:00 a.m. (local time) on Thursday, May 25, 2023 Location: Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong Record Date: March 27, 2023

HOW TO VOTE

Stockholders of record as of the close of business on March 27, 2023 may vote by using any of the following methods:

Before the Annual Meeting:

•	Via Internet by following the instructions on www.proxyvote.com;

•	Via telephone by calling 1 (800) 690-6903 (toll-free in the U.S.) and following the instructions provided by the recorded message; or

•	Via mail, if you received your proxy materials by mail, by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 a.m. Beijing/Hong Kong time on May 24, 2023 / 11:59 p.m. U.S.

Eastern time on May 23, 2023. Proxies submitted by mail must be received prior to the meeting.

At the Annual Meeting:

If you attend the Annual Meeting, you may vote in person.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares at the Annual Meeting even if you have previously voted by proxy.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

YUM CHINA – 2023 Proxy Statement	1

PROXY STATEMENT SUMMARY

ITEMS OF BUSINESS

Proposal	Board Voting Recommendation	Page Reference

1. Election of the 9 Director Nominees Named in this Proxy Statement to Serve for a One-Year Term	FOR each nominee	25

2. Approval and Ratification of the Appointment of KPMG Huazhen LLP and KPMG as the Company’s Independent Auditors for 2023	FOR	31

3. Advisory Vote on Named Executive Officer Compensation	FOR	33

4. Advisory Vote on the Frequency of the Advisory Vote on Named Executive Officer Compensation	for 1 YEAR	34

5. Authorization to Issue Shares up to 20% of Outstanding Shares	FOR	35

6. Authorization to Repurchase Shares up to 10% of Outstanding Shares	FOR	37

COMPANY OVERVIEW

Yum China Holdings, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”) is the largest restaurant company in China in terms of 2022 system sales. We had $9.6 billion of revenues in 2022 and nearly 13,000 restaurants as of December 31, 2022. Our growing restaurant network consists of our flagship KFC and Pizza Hut brands, as well as emerging brands such as Taco Bell, Lavazza, Little Sheep and Huang Ji Huang. We have the exclusive right to operate and sublicense the KFC, Pizza Hut and, subject to achieving certain agreed-upon milestones, Taco Bell brands in China (excluding Hong Kong, Macau and Taiwan). We own the intellectual property of the Little Sheep and Huang Ji Huang concepts outright.

The Company’s common stock is dual-primary listed on the New York Stock Exchange (the “NYSE”) and on the Main Board of the The Stock Exchange of Hong Kong Limited (the “HKEX” or “Hong Kong Stock Exchange”).

2	YUM CHINA – 2023 Proxy Statement

PROXY STATEMENT SUMMARY

SUMMARY INFORMATION REGARDING NOMINEES

The following table provides summary information about each of the nominees to our board of directors (the “Board of Directors” or the “Board”).

Name	Age	Director Since	Primary Occupation	Independent	Board Committee Membership as of April 12, 2023
					A	C	G	F
Fred Hu (Chairman)	59	2016	Chairman and founder of Primavera Capital Group	✓			CC

Joey Wat	51	2017	Chief Executive Officer of the Company

Peter A. Bassi	73	2016	Former Chairman of Yum! Restaurants International	✓	CC			X

Edouard Ettedgui	71	2016	Non-Executive Chairman of Alliance Française, Hong Kong	✓		X	X	X

Ruby Lu	52	2016	Venture capitalist	✓		CC	X

Zili Shao	63	2016	Non-executive Chairman of Fangda Partners	✓	X			CC

William Wang	48	2017	Partner of Primavera Capital Group	✓		X

Min (Jenny) Zhang	49	2021	Former Vice-chairlady of Huazhu Group Limited	✓	X	X	X

Christina Xiaojing Zhu	50	—	President and Chief Executive Officer of Walmart China	✓

A – Audit Committee; C – Compensation Committee; G – Nominating and Governance Committee; F – Food Safety and Sustainability Committee;

CC – Committee Chair

* Cyril Han is a member of the Audit Committee. Louis T. Hsieh is a member of the Audit Committee and Food Safety and Sustainability Committee. Messrs. Han and Hsieh will not stand for re-election to the Board at the Annual Meeting.

The following charts summarize the diversity of our director nominees.

YUM CHINA – 2023 Proxy Statement	3

PROXY STATEMENT SUMMARY

GOVERNANCE HIGHLIGHTS

The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its principles and practices align management and stockholder interests. Highlights include:

Director Independence	• Independent Board Chairman • 8 of 9 director nominees are independent

Director Elections and Attendance

•  Annual election of all directors

•  Majority voting policy for elections of directors in uncontested elections

•  Proxy access for director nominees by stockholders

•  97% director attendance at Board and committee meetings in 2022

Board Refreshment and Diversity

•  Board Diversity Policy

•  Directors with experience, qualifications and skills across a wide range of public and private companies

•  Directors reflect diversity of age, gender, race and nationality

•  Average director nominee age of 57 as of April 12, 2023

•  Independent and non-management directors may generally not stand for re-election after age 75

Other Governance Practices

•  Stockholders holding at least 25% of the Company’s outstanding shares have the right to call special meetings

•  Active stockholder engagement

•  No shareholder rights plan (also known as a poison pill)

•  Director and executive officer stock ownership policies

•  Policy prohibiting hedging or other speculative trading of Company stock

•  Policy regarding resignation if any director experiences a significant change in professional roles and responsibilities

•  Board access to senior management and independent advisors

4	YUM CHINA – 2023 Proxy Statement

PROXY STATEMENT SUMMARY

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our Investor Relations website is located at ir.yumchina.com. Although the information contained on or connected to our website is not part of this proxy statement, you can view additional information on our website, such as our 2022 annual report, the charters of our Board committees, our Corporate Governance Principles, our Code of Conduct and reports that we file with the

Securities and Exchange Commission (the “SEC”) and the HKEX. Copies of these documents may also be obtained free of charge by writing to Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas 75074, or Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030 People’s Republic of China, Attention: Corporate Secretary.

YUM CHINA – 2023 Proxy Statement	5

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

The Board of Directors of Yum China Holdings, Inc. solicits the enclosed proxy for use at the Annual Meeting to be held at 8:00 a.m., local time, on Thursday, May 25, 2023 at Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong. This proxy statement contains information about the matters to be voted on at the Annual Meeting and the voting process, as well as information about our directors and most highly paid executive officers.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote on several important Company matters. In addition, our management will report on the Company’s performance over the last fiscal year and, following the meeting, respond to questions from stockholders.

Why am I receiving these materials?

You received these materials because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder of record as of the close of business on March 27, 2023, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this proxy statement.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by SEC rules, we are making this proxy statement and our 2022 annual report available to our stockholders electronically via the Internet. On or about April 12, 2023, we mailed to our stockholders the Notice containing instructions on how to access this proxy statement and our 2022 annual report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request a copy. The Notice contains instructions on how to access and review all of the important information contained in the proxy statement and the annual report. The Notice also instructs you on how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Notice.

We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

6	YUM CHINA – 2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

Who may attend the Annual Meeting?

The Annual Meeting is open to all stockholders as of the close of business on March 27, 2023. If you hold your shares through a bank, broker or other nominee, you will be required to show the notice or voting instructions form you received from your bank, broker or other nominee or a copy of a statement (such as a brokerage statement or legal proxy) from your bank, broker or other nominee reflecting your stock ownership as of March 27, 2023 in order to be admitted to the meeting.

All attendees must bring valid photo identification to gain admission to the meeting. Please note that computers, cameras, sound or video recording equipment, large bags, briefcases and packages will not be allowed in the meeting room.

Who may vote?

You may vote if you owned any shares of Company common stock as of the close of business on the record date, March 27, 2023. Each share of Company common stock

is entitled to one vote. As of March 27, 2023, there were [    ] shares of Company common stock outstanding.

What am I voting on?

You will be voting on the following six items of business at the Annual Meeting:

•	The election of the nine director nominees named in this proxy statement to serve for a one-year term;

•	The approval and ratification of the appointment of KPMG Huazhen LLP and KPMG as the Company’s independent auditors for 2023;

•	The approval, on an advisory basis, of the Company’s named executive officer compensation;
•	The approval, on an advisory basis, of the frequency of the advisory vote to approve the Company’s named executive officer compensation;

•	The authorization to issue shares up to 20% of the total number of outstanding shares of common stock of the Company; and

•	The authorization to repurchase up to 10% of the total number of outstanding shares of common stock of the Company.

We will also consider other business that properly comes before the meeting.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote your shares:

•	FOR each of the nine nominees named in this proxy statement for election to the Board;

•	FOR the approval and ratification of the appointment of KPMG Huazhen LLP and KPMG as our independent auditors for 2023;

•	FOR the proposal on named executive officer compensation;
•	for 1 YEAR as the frequency of the proposal on named executive officer compensation;

•	FOR the authorization to issue shares up to 20% of the total number of outstanding shares of common stock of the Company; and

•	FOR the authorization to repurchase up to 10% of the total number of outstanding shares of common stock of the Company.

YUM CHINA – 2023 Proxy Statement	7

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting:

•	By Internet—we encourage you to vote online at www.proxyvote.com by following instructions on the Notice or proxy card;

•	By telephone—you may vote by making a telephone call to 1 (800) 690-6903 (toll-free in the U.S.); or

•	By mail—if you received your proxy materials by mail, you may vote by completing, signing, dating and mailing the proxy card in the postage-paid envelope provided.

Proxies submitted through the Internet or by telephone as described above must be received by 11:59 a.m. Beijing/Hong Kong time on May 24, 2023 / 11:59 p.m. U.S. Eastern time on May 23, 2023. Proxies submitted by mail must be received prior to the meeting.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote before the Annual Meeting depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Can I vote at the Annual Meeting?

Shares registered directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held through a bank, broker or other nominee may be voted in person only if you obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy. You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy.

If you hold your shares in the name of a bank, broker or other nominee, your ability to vote at the Annual Meeting depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Can I change my mind after I vote?

If you are a stockholder of record, you may change or revoke any previously cast vote, so long as the new vote or revocation is received before the polls close at the Annual Meeting. You may do this by:

•	signing another proxy card with a later date and returning it to us for receipt prior to the Annual Meeting;

•	voting again through the Internet or by telephone prior to 11:59 a.m. Beijing/Hong Kong time on May 24, 2023 / 11:59 p.m. U.S. Eastern time on May 23, 2023;

•	giving written notice to the Corporate Secretary of the Company prior to the Annual Meeting; or

•	voting again at the Annual Meeting.

If you hold your shares in the name of a bank, broker or other nominee, your ability change your vote depends on their voting processes. Please follow the directions of your bank, broker or other nominee carefully.

Who will count the votes?

Representatives of Broadridge Financial Solutions will count the votes and will serve as the independent inspector of election.

8	YUM CHINA – 2023 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

What if I return my proxy card but do not provide voting instructions?

If you vote by proxy card, your shares will be voted as you instruct by the individuals named on the proxy card. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the recommendations of the Board set forth on page 2.

What does it mean if I receive more than one Notice or proxy card?

If you received more than one Notice or proxy card, it means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our U.S. transfer agent is Computershare Trust Company, N.A., which may be reached at 1 (877) 854-0865 (U.S.) and 1 (781) 575-3102 (International). Computershare Investor Services Limited, which can be reached at 852-2862-8500 (Hong Kong), acts as our co-transfer agent to maintain the Hong Kong share register.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted on certain matters if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under NYSE rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The proposal to approve and ratify the appointment of KPMG Huazhen LLP and KPMG as our independent auditors for 2023 is considered a routine matter for which brokerage firms may vote shares for which they have not received voting instructions. The other matters to be voted on at our Annual Meeting are not considered “routine” under applicable rules. When a matter is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that matter, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting in person or if you properly submit a proxy by Internet, telephone or mail. In order for us to conduct our Annual Meeting, a majority of the shares of Company common stock outstanding as of

March 27, 2023 must be present in person or represented by proxy at the Annual Meeting. This is referred to as a “quorum.” Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the Annual Meeting.

How many votes are needed to elect directors?

You may vote “FOR” each nominee or “AGAINST” each nominee, or “ABSTAIN” from voting on one or more nominees. Unless you mark “AGAINST” or “ABSTAIN” with respect to a particular nominee or

YUM CHINA – 2023 Proxy Statement	9

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

nominees or for all nominees, your proxy will be voted “FOR” each of the director nominees named in this proxy statement. In an uncontested election, a nominee will be elected as a director if the number of “FOR” votes exceeds 50% of the number of votes cast with respect to that director’s election. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of the election of directors. Full details of the Company’s majority voting policy are set out in our Corporate Governance Principles and are described under “Governance of the Company—Majority Voting Policy.”

How many votes are needed to approve the other proposals?

Proposals 2, 3, 5 and 6 must receive the “FOR” vote of a majority of the shares of our common stock, present in person or represented by proxy, and entitled to vote at the Annual Meeting. For each of these proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will be counted as shares present and entitled to vote at the Annual Meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” Proposals 2, 3, 5 and 6. Broker non-votes will not be counted as shares present and entitled to vote with respect to the particular matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of these proposals.

For Proposal 4, you may vote for the option of “1 YEAR,” “2 YEARS,” “3 YEARS” or “ABSTAIN.” The frequency that receives the highest number of votes cast will be the stockholders’ recommendation as to the frequency of future advisory votes to approve named executive officer compensation. Abstentions will be counted as present but not voted. Abstentions and broker non-votes will not affect the outcome of Proposal 4.

May stockholders ask questions?

Yes. Representatives of the Company will answer stockholders’ questions of general interest following the Annual Meeting.

When will the Company announce the voting results?

The Company will announce the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC within four business days of the Annual

Meeting. The voting results will also be filed with HKEX simultaneously.

What if other matters are presented for consideration at the Annual Meeting?

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the

Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

10	YUM CHINA – 2023 Proxy Statement

GOVERNANCE OF THE COMPANY

The business and affairs of the Company are managed under the direction of the Board of Directors. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its practices align management and stockholder interests.

The corporate governance section of our website makes available certain of the Company’s corporate governance materials, including our Corporate Governance Principles, the charters for each committee and our Code of Conduct. To access these documents on our Investor Relations website, ir.yumchina.com, click on “About Yum China” and then “Corporate Governance.”

Highlights of our corporate governance policies and practices are described below.

Director Independence	• Independent Board Chairman • 8 of 9 director nominees are independent

Director Elections and Attendance

•  Annual election of all directors

•  Majority voting policy for elections of directors in uncontested elections

•  Proxy access for director nominees by stockholders

•  97% director attendance at Board and committee meetings in 2022

Board Refreshment and Diversity

•  Board Diversity Policy

•  Directors with experience, qualifications and skills across a wide range of public and private companies

•  Directors reflect diversity of age, gender, race and nationality

•  Average director nominee age of 57 as of April 12, 2023

•  Independent and non-management directors may generally not stand for re-election after age 75

Other Governance Practices

•  Stockholders holding at least 25% of the Company’s outstanding shares have the right to call special meetings

•  Active stockholder engagement

•  No shareholder rights plan (also known as a poison pill)

•  Director and executive officer stock ownership policies

•  Policy prohibiting hedging or other speculative trading of Company stock

•  Policy regarding resignation if any director experiences a significant change in professional roles and responsibilities

•  Board access to senior management and independent advisors

YUM CHINA – 2023 Proxy Statement	11

GOVERNANCE OF THE COMPANY

What is the composition of the Board of Directors and how often are members elected?

Our Board of Directors presently consists of 10 directors, eight of whom are standing for re-election at the Annual Meeting. Each director is elected for a one-year term. Two of our current directors, Cyril Han and Louis T. Hsieh, will not stand for re-election at the Annual Meeting. The Company thanks Messrs. Han and Hsieh for their service as members of our Board. Christina Xiaojing Zhu is standing for election for the first time at the Annual Meeting. The Board has determined to reduce the number of directors constituting the Board from 10 to nine following the Annual Meeting. Proxies may not be voted for more than nine persons in the election of directors.

How often did the Board meet in 2022?

Directors are expected, absent extraordinary circumstances, to attend all Board meetings and meetings of committees on which they serve. Our Board met 7 times and the committees collectively met 25 times during 2022. In 2022, overall attendance at Board and committee meetings was 97% and all directors attended at least 75%

of the aggregate total of meetings of the Board and committees on which the director served. Our independent directors meet privately in executive session without management present at each regularly scheduled Board meeting. Our independent Chairman leads these Board executive sessions.

What is the Board’s policy regarding director attendance at the Annual Meeting?

All directors are encouraged to attend the Annual Meeting. All incumbent directors attended the 2022 annual meeting of the Company’s stockholders.

How are director nominees selected?

The Nominating and Governance Committee is responsible for recommending director candidates to the full Board for nomination and election at the annual meetings of stockholders. The Nominating and Governance Committee’s charter provides that it may retain third-party search firms to identify candidates from time to time. When the Nominating and Governance Committee engages a search firm, it provides the firm with guidance as to the skills, experience and qualifications that it is seeking in potential candidates, which may include, among other things, new directors who would contribute to the collective diversity of the Board. After conducting skills mapping and interviewing candidates, the search firm then provides a candidate list to the Nominating and Governance Committee. The Nominating and Governance Committee then interviews the candidates before any candidate is submitted to the full Board for approval.

After considering and evaluating a number of highly qualified candidates, the Nominating and Governance Committee recommended to the Board that Christina Xiaojing Zhu be nominated to stand for election by our stockholders at the Annual Meeting.

The Nominating and Governance Committee will also consider director candidates recommended by stockholders or other sources in the same manner as nominees identified

12	YUM CHINA – 2023 Proxy Statement

GOVERNANCE OF THE COMPANY

by the Committee. For a stockholder to submit a candidate for consideration by the Nominating and Governance Committee, a stockholder must notify the Company’s Corporate Secretary by mail at Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas 75074 or at Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China.

In accordance with the Corporate Governance Principles, our Board seeks members from diverse professional backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. Directors should have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated, and are selected based upon contributions they can make to the Board and management. The Nominat-

ing and Governance Committee seeks to complete customary vetting procedures and background checks with respect to individuals suggested for potential Board membership by stockholders of the Company or other sources. We believe that each of our directors and director nominees has met the guidelines set forth in the Corporate Governance Principles.

The Company is party to a shareholders agreement with Primavera Capital Group (“Primavera”), and API (Hong Kong) Investment Limited, an affiliate of Zhejiang Ant Small and Micro Financial Services Group Co., Ltd. (currently known as Ant Group Co., Ltd., “Ant Group”) pursuant to which Primavera has identified two director designees, Dr. Fred Hu and Mr. William Wang. In addition, Mr. Cyril Han served as the non-voting Board observer designated by Ant Group since November 2016 and was elected as a director at the 2019 annual meeting of the Company’s stockholders.

What are the director nominees’ qualifications and skills?

As listed below, our director nominees have experience, qualifications and skills across a wide range of public and private companies spanning many different industries,

possessing a broad spectrum of experience both individually and collectively. They possess a diverse mix of regional, industry and professional expertise.

	Executive Leadership	Industry	Information Technology	Regional (China/Asia Pacific)	Public Company Board
Fred Hu	✓		✓	✓	✓

Joey Wat	✓	✓	✓	✓	✓

Peter A. Bassi	✓	✓			✓

Edouard Ettedgui	✓	✓		✓	✓

Ruby Lu	✓		✓	✓	✓

Zili Shao	✓			✓	✓

William Wang	✓		✓	✓	✓

Min (Jenny) Zhang	✓	✓	✓	✓	✓

Christina Xiaojing Zhu	✓	✓	✓	✓	✓

How does the composition of our Board reflect diversity?

The Nominating and Governance Committee seeks to recommend nominees that bring a unique perspective to the Board in order to contribute to the collective diversity of the Board. The Board believes that having directors of diverse backgrounds helps the Board better oversee the Company’s management and operations and assess risk and opportunities for the Company’s business model from a variety of perspectives. Under our Board Diversity Policy, diversity is broadly construed to mean a variety of perspectives, skills, personal and professional experiences and backgrounds, and other characteristics represented in both visible and non-visible ways that include, but are not

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limited to, age, gender, race and nationality. As a part of the director nominating process, the Nominating and Governance Committee considers several factors to ensure the entire Board collectively embraces a wide variety of characteristics. Each director nominee will generally exhibit different and varying degrees of these characteristics. With respect to the Company’s current slate of director nominees, the Company also benefits from the diversity inherent from differences in Board member age, gender, race and nationality. Forty-four percent of director nominees are women.

Can stockholders nominate directors for election to the Board?

Yes, under our Amended and Restated Bylaws (the “Bylaws”), stockholders may nominate persons for election as directors at an annual meeting by following the procedures described under “Additional Information.”

What is the Board’s leadership structure?

Our Board is currently led by an independent Chairman, Dr. Fred Hu. Our Board believes that Board independence and oversight of management are effectively maintained through a strong independent Chairman and through the Board’s composition, committee system and policy of having regular executive sessions of non-management directors, all of which are discussed below this section. Further, separating the Chairman and Chief Executive Officer roles enables the Chairman to focus on corporate governance matters and the Chief Executive Officer to focus on the Company’s business. We find that this structure works well to foster an open dialogue and constructive feedback among the independent directors and management. It further allows the Board to effectively represent the best interests of all stockholders and contribute to the Company’s long-term success.

To promote effective independent oversight, the Board has adopted a number of governance practices discussed below.

What are the Company’s governance policies and ethical guidelines?

•

Board Committee Charters. The Audit Committee, Compensation Committee, Nominating and Governance Committee and Food Safety and Sustainability Committee of the Board of Directors operate pursuant to their respective written charters. These charters were approved by the Board of Directors and are reviewed annually by the respective committees. Each charter is available on the Company’s website at ir.yumchina.com.

•	Governance Principles. The Board of Directors has adopted Corporate Governance Principles, which are intended to embody the governance principles and procedures by which the Board functions. These principles are available on the Company’s website at ir.yumchina.com.

•

Ethical Guidelines. Yum China’s Code of Conduct was adopted to emphasize the Company’s commitment to the highest standards of business conduct. The Code of Conduct also sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code of Conduct in a confidential manner. The Code of Conduct applies to all

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directors and employees of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer. All employees of the Company are required, on an annual basis, to complete the Yum China Code of Conduct Questionnaire and certify in writing that they have read and understand the Code of Conduct. The Code of Conduct is available on the Company’s website at ir.yumchina.com. The Company intends to post amendments to or waivers from the Code of Conduct (to the extent applicable to directors or executive officers and required by the rules of the SEC, NYSE or HKEX) on this website.

Conflicts of Interest Policy Applicable to Directors. As set out in Yum China’s Code of Conduct, Yum China’s conflicts of interest policy with respect to directors is designed to ensure adequate disclosure and consideration of the types of conflict of interest situations that are reasonably likely to be of concern to the Company.

Accordingly, directors are required to disclose to the Company all potential conflict of interest situations that could reasonably be expected to impact the independence and judgment of directors in performing their duties as members of the Board of Directors of the Company. Such disclosures are required to be made by the director at such time and in such manner as to provide adequate notice and sufficient information to the Company to enable the Company to fully and adequately consider the relevant facts and circumstances related to the potential conflict of interest and to determine the actions, if any, that should be taken to resolve such potential conflict of interest.

The Company’s governance policies are compliant with applicable rules and regulations of both the NYSE and the HKEX.

What other significant Board governance practices does the Company have?

•

Annual Election of Directors. In accordance with our Amended and Restated Certificate of Incorporation, our directors are elected to serve a one-year term and until their successors are elected and qualified or until their earlier death, resignation or removal.

•

Role of Lead Director. Our Corporate Governance Principles require the independent directors to appoint a Lead Director when the Chairman does not qualify as independent in accordance with the applicable rules of the NYSE. The Company currently does not have a Lead Director because the Chairman of the Board is independent.

•

Executive Sessions. Our independent and non-management directors meet regularly in executive session. The executive sessions are attended only by the independent and non-management directors and are presided over by the independent Chairman. Our independent directors also meet in executive session at least once per year.

•

Board and Committee Evaluations. The Board recognizes that a thorough, constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Each year, the Nominating and Governance Committee oversees the design and implementation of the evaluation process, focused on the Board’s contribution to the Company and on areas in which the Board believes a better contribution could be made. In addition, each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee and the Food Safety and Sustainability Committee also conducts a similar annual self-evaluation pursuant to their respective charters. Written questionnaires completed by each director, as well as discussions with selected directors, solicit feedback on a wide range of issues, including Board/committee composition and leadership, meetings, responsibilities and overall effectiveness. A summary of the Board and committee evaluation results is discussed with the Board and with the respective committees, and policies and practices are updated in response

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to the evaluation results. Director suggestions for improvements to evaluation questionnaires and processes are considered for incorporation for the following year.

•

Retirement Policy. Pursuant to our Corporate Governance Principles, independent or non-management directors may not stand for re-election to the Board after they have reached the age of 75, unless the Board unanimously elects to have the director stand for re-election.

•

Limits on Director Service on Other Public Company Boards. Our Corporate Governance Principles provide that directors may serve on no more than four other public company boards. The Company’s Chief Executive Officer, if a director, may serve on no more than one other public company board. All directors are expected to advise the Chairman and the Chair of the Nominating and Governance Committee prior to accepting any other public company directorship or any assignment to the audit committee or compensation committee of other public company boards.

•

Majority Voting Policy. Our Bylaws require majority voting for the election of directors in uncontested elections. This means that director nominees in an uncontested election for directors must receive a number of votes “FOR” their election in excess of 50% of the number of votes cast with respect to that director’s election. The Corporate Governance Principles further provide that any incumbent director who does not receive a majority of “FOR” votes will promptly tender to the

Board his or her resignation from the Board. The resignation will specify that it is effective upon the Board’s acceptance of the resignation. The Board will, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, accept or reject the resignation and publicly disclose the Board’s decision regarding the resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.

•

Access to Management and Employees. Our directors have complete and open access to senior members of management. Our Chief Executive Officer invites key employees of the Company to attend Board sessions at which the Chief Executive Officer believes they can meaningfully contribute to Board discussion.

•

Access to Outside Advisors. The Board and Board committees have the right to consult and retain independent legal and other advisors at the expense of the Company. The Audit Committee has the sole authority to appoint and replace the independent auditors, subject to stockholder approval. The Compensation Committee has the sole authority to retain any advisor to assist it in the performance of its duties, after taking into consideration all factors relevant to the advisor’s independence from management. The Nominating and Governance Committee has the sole authority to retain search firms to be used to identify director candidates. The Food Safety and Sustainability Committee has the authority to consult and retain any advisor to assist it in connection with the exercise of its responsibilities and authority.

What is the Board’s role in risk oversight?

The Board maintains overall responsibility for overseeing the Company’s risk management framework. The Board regularly reviews risks that may be material to the Company. In furtherance of its responsibility, the Board has delegated specific risk-related responsibilities to the Audit Committee, the Compensation Committee and the Food Safety and Sustainability Committee.

The Board and its committees consult with external advisors and internal experts regarding anticipated future threats, trends and risks that may be applicable to our Company, our industry and our operations.

Audit Committee

The Audit Committee engages in substantive discussions with management regarding the Company’s major risk

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exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. Our Head of Corporate Audit reports directly to the Audit Committee, as well as our Chief Financial Officer. The Audit Committee also receives reports at committee meetings regarding legal and regulatory risks from management and meets periodically in separate executive sessions with our independent auditors and our Head of Corporate Audit. The Audit Committee periodically provides a summary to the full Board of the risk areas reviewed together with any other risk-related subjects discussed at the Audit Committee meeting. Alternatively, the Board may review and discuss directly with management the major risks arising from the Company’s business and operations.

The Company also maintains the Compliance Oversight Committee, a management-level committee, which is co-chaired by the Chief Legal Officer and the Chief Financial Officer of the Company and comprised of leaders from multiple functions. The Compliance Oversight Committee meets regularly to monitor and review the implementation of the Company’s compliance programs. The Chief Legal Officer reports regularly to the Audit Committee on the Company’s key risk areas and compliance programs.

Compensation Committee

The Compensation Committee considers the risks that may be implicated by our compensation programs through a risk assessment conducted by management and reports its conclusions to the full Board. This oversight helps ensure the Company’s compensation programs align with the Company’s goals and compensation philosophies and, along with other factors, operate to mitigate against the risk that such programs would encourage excessive or inappropriate risk-taking.

Food Safety and Sustainability Committee

The Food Safety and Sustainability Committee assists the Board in its oversight of the Company’s practices, policies, procedures, strategies and initiatives relating to the protection of food safety. The Committee monitors trends, issues and concerns affecting the Company’s food safety practices, and the risks arising therefrom, in light of the Company’s overall efforts related to food safety.

The Food Safety and Sustainability Committee also assists the Board in its oversight of the Company’s practices, policies, procedures, strategies and initiatives relating to sustainability, including environmental, supply chain and food nutrition and health. The Committee monitors trends, issues and concerns affecting the Company’s sustainability practices, policies, procedures, strategies and initiatives.

How does the Board oversee food safety risk?

The Board and the Food Safety and Sustainability Committee are involved in oversight of the Company’s food safety risk. The Food Safety and Sustainability Committee assists the Board in the oversight of food safety risk and regularly receives reports from management in connection with the Company’s practices, procedures, strategies and initiatives relating to food safety and the risks arising therefrom. The Board and the Food Safety and

Sustainability Committee also monitor and evaluate significant changes in regulatory requirements on food safety, material food safety incidents that could potentially affect the Company, as well as any severe public health situations, including the COVID-19 pandemic, that could adversely affect the Company’s business and operations.

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How does the Board oversee cybersecurity risk?

The Board and the Audit Committee are involved in oversight of the Company’s cybersecurity risk. The Audit Committee assists the Board in the oversight of cybersecurity and other technology risks, discusses with management cybersecurity risk mitigation and incident management, and reviews management reports regarding the Company’s cybersecurity governance processes, incident response system and applicable cybersecurity laws, regulations and standards, status of projects to strengthen internal cybersecurity, the evolving threat environment, vulnerability assessments, specific cybersecurity incidents and management’s efforts to monitor, detect and prevent cybersecurity threats.

The Company’s cybersecurity programs are regularly reviewed, internally or externally by independent third parties, against established regulatory and industry standards. The Company has maintained ISO/IEC 27001:2013 certification since 2018 for certain online business. We incorporate regular information security training as part of our employee education and development program. To its knowledge, the Company has not experienced a significant cybersecurity breach within the last three years. The Company maintains cybersecurity insurance as part of its overall insurance portfolio.

How does the Board oversee sustainability risk?

The Company strives to establish a responsible ecosystem by building sustainable restaurants, creating a sustainable supply chain with partners, and building sustainable communities with all stakeholders. The Company has established sustainability management mechanisms all the way from the Board to the frontline restaurant teams. At the Board level, the Food Safety and Sustainability Committee assists the Board in its oversight of the Company’s practices, policies, procedures, strategies and initiatives relating to sustainability, including environmental, supply chain and food nutrition and health. The Food Safety and Sustainability Committee monitors trends, issues and concerns affecting the Company’s sustainability prac-

tices, policies, procedures, strategies and initiatives. The Food Safety and Sustainability Committee obtains reports from management as the Committee deems necessary or desirable. The Company has also established a Sustainability Committee comprised of selected leadership team members, the sustainability officer, and cross-functional teams. The Sustainability Committee members meet quarterly to track the implementation of material topics, evaluate sustainability risks, and develop risk management strategies and measures. The Board considers these sustainability matters at least annually in connection with the strategic plan.

How has the Board overseen the Company’s response to COVID-19?

Starting in the first quarter of 2020 and throughout 2021 and 2022, the COVID-19 pandemic significantly impacted the restaurant industry in China. 2022 was in many ways the most volatile year among the past three years, during which the restaurant sector in China operated in a fast-changing operating environment, facing challenges from sporadic COVID-19 outbreaks, entire city lockdowns and, in December 2022, nationwide infections.

The Board and its committees took additional actions to ensure effective oversight of the Company’s response plans to mitigate the risks related to the pandemic. In addition to a COVID-19 crisis management team com-

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prised of cross-brand and cross-functional executives at the management level, the Board reviewed the immediate actions taken by the Company to address the challenges and volatility caused by the COVID-19 pandemic. Through regular updates and additional communications with management, the Board has actively participated in overseeing the Company’s management of the COVID-19 crisis, including protecting the health and safety of our employees and customers, evaluating the impact of the pandemic on the Company’s operations and strategies, monitoring continued compliance with applicable regulatory requirements, managing human capital and assessing the impact of the pandemic on the Company’s liquidity and financial position.

With support from the Board, management led the successful implementation of immediate emergency actions to protect employees, sustain operations, drive sales, protect profitability, drive stockholder value-creation and give back to the community.

What is the Board’s role in management development and succession planning?

The Board considers management development and succession planning to be a critical part of our Company’s long-term strategy. In accordance with our Corporate Governance Principles, the Board reviews the Company’s succession planning, including succession planning in the case of retirement of the Chief Executive Officer of the Company. The Chief Executive Officer periodically reports to the Board with regard to his or her recommen-

dations for potential successors to senior executive positions and development plans for such individuals. In addition, the Board reviews recommendations from an independent committee with regard to the performance evaluation of the Chief Executive Officer, which the committee conducts annually, in accordance with its charter.

How does the Board determine which directors are considered independent?

The Company’s Corporate Governance Principles, adopted by the Board, require that a majority of the directors qualify as independent in accordance with the applicable rules of the NYSE. The Board also considers independence requirements of the Rules Governing the Listing of Securities on Hong Kong Listing Rules. The Board determines on an annual basis whether each director qualifies as independent pursuant to the applicable rules of the NYSE and the Hong Kong Listing Rules.

Pursuant to the Corporate Governance Principles, the Board undertook its annual review of director independence. During this review, the Board considered transactions and relationships between each director or any member of his or her immediate family and the Company and its subsidiaries and affiliates. As provided in the Corporate Governance Principles, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of the review, the Board affirmatively determined that all of the directors and director nominees are independent of the Company and its management under NYSE rules and the Hong Kong Listing Rules, with the exception of Joey Wat. Ms. Wat is not considered an independent director because she is the current Chief Executive Officer of the Company.

In reaching this conclusion, the Board determined that Dr. Hu, Messrs. Bassi, Ettedgui, Han, Hsieh, Shao and Wang and Mess. Lu, Zhang and Zhu had no material relationship with the Company other than their relationship as a director.

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How do stockholders communicate with the Board?

Stockholders or other parties who wish to communicate directly with the non-management directors, individually or as a group, or the entire Board may do so by writing to the Nominating and Governance Committee, c/o the Corporate Secretary, Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas, 75074. The Nominating and Governance Committee of the Board has approved a process for handling correspondence received by the Company and addressed to non-management members of the Board or the entire Board. Under that pro cess, the Corporate Secretary of the Company reviews all such correspondence and regularly forwards to a designated member of the Nominating and Governance Committee copies of all such correspondence (except commercial correspondence and correspondence that is duplicative in nature) and a summary of all such correspondence. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Written correspondence from stockholders relating to accounting, internal controls or auditing matters are brought to the attention of the Chairperson of the Audit Committee and to the internal audit department and are handled in accordance with procedures established by the Audit Committee with respect to such matters (described below). Correspondence from stockholders relating to Compensation Committee matters are referred to the Chairperson of the Compensation Committee.

How do the Board and management engage with stockholders?

Our Board and management are committed to regular engagement with our stockholders. We reached out to our top 75 stockholders, representing over 66% of the outstanding shares of Company common stock, in summer 2022 in connection with the voluntary conversion of our secondary listing status to a primary listing status on the HKEX. In winter 2022, we again approached our top 10 stockholders, as well as top 25 stockholders that had not engaged with us in 2021 or the summer of 2022, which comprised holders of nearly 50% of the outstanding shares of Company common stock, in order to solicit their input on important governance, executive compensation, sustainability and other matters. Additionally, our directors directly engage with stockholders from time to time upon stockholders’ request. Our senior management team, including our Chief Executive Officer and Chief Financial Officer, regularly engage in meaningful dialogue with our stockholders, including through our quarterly earnings calls and investor conferences and meetings. Our senior management team regularly reports to our Board and, as applicable, committees of our Board, regarding stockholder views.

We regularly evaluate and respond to the views voiced by our stockholders. In response to the continuous stockholder focus on environmental, social and governance (“ESG”) matters, we discussed with our stockholders our commitment to environmental sustainability and our enhanced sustainability performance. In 2022, we set near-term science-based targets (SBTs) for 2035. We identified and assessed climate-related risks and opportunities in our operations and value chain in line with the recommendations of the Task Force on Climate-Related Financial Disclosure (“TCFD”), and released our first TCFD report in 2022. In 2022, we also participated in the CDP Questionnaire for the second year.

In addition, beginning with the 2021 annual incentive program, ESG measures have been incorporated into the key performance indicators that are used to determine the individual performance factor for each leadership team member and we have expanded our disclosures on the ESG measures. See “Recent Compensation Highlights” and “2022 NEO Compensation and Performance Summary” under “Executive Compensation” for more information.

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What are the Company’s policies on reporting of concerns regarding accounting and auditing matters?

The Audit Committee has established policies on reporting concerns regarding accounting and auditing matters in addition to our policy on communicating with our non-management directors. Any employee may, on a confidential or anonymous basis, submit complaints or concerns regarding accounting or auditing matters to the Chief Legal Officer of the Company through the Company’s Employee Hotline or by e-mail or regular mail. If an employee is uncomfortable for any reason contacting the Chief Legal Officer, the employee may contact the Chairperson of the Audit Committee. The Chief Legal Officer maintains a log of all complaints or concerns, tracking their receipt, investigation and resolution and prepares a periodic summary report thereof for the Audit Committee.

What are the Committees of the Board?

The Board of Directors has standing Audit, Compensation, Nominating and Governance and Food Safety and Sustainability Committees. Set forth below is a summary of the functions of each committee, the members of each committee as of April 12, 2023 and the number of meetings each committee held in 2022.

Audit Committee Peter A. Bassi, Chair Cyril Han* Louis T. Hsieh* Zili Shao Min (Jenny) Zhang Number of meetings held in 2022: 11

•  Possesses sole authority regarding the selection and retention of the independent auditors, subject to stockholder approval

•  Reviews and has oversight over the Company’s internal audit function

•  Reviews and approves all auditing services, internal control-related services and permitted non-audit services to be performed for the Company by the independent auditors

•  Reviews the independence, qualification and performance of the independent auditors

•  Reviews and discusses with management and the independent auditors any major issues as to the adequacy of the Company’s internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting

•  Reviews and discusses with management and the independent auditors the annual audited financial statements, results of the review of the Company’s quarterly financial statements and significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements

•  Reviews and discusses with the independent auditors any critical audit matter (“CAM”) addressed in the audit of the Company’s financial statements and the relevant financial statement accounts and disclosures that relate to each CAM

•  Reviews the Company’s accounting and financial reporting principles and practices, including any significant changes thereto

•  Advises the Board with respect to Company policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Conduct

•  Discusses with management the Company’s major risk exposures and the steps management has taken to monitor and control such exposures; and assists the Board in the oversight of cybersecurity and other technology risks. Further detail about the role of the Audit Committee in risk assessment and risk management is included in the section entitled “What is the Board’s role in risk oversight?” and “How does the Board oversee cybersecurity risk?”

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The Board of Directors has determined that all of the members of the Audit Committee are independent within the meaning of applicable SEC regulations and listing standards of the NYSE. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the listing standards of the NYSE and that each of Messrs. Bassi, Han and Hsieh and Ms. Zhang is qualified as an audit committee financial expert within the meaning of SEC regulations.

Compensation Committee Ruby Lu, Chair Edouard Ettedgui William Wang Min (Jenny) Zhang Number of meetings held in 2022: 8

•  Oversees the Company’s executive compensation plans and programs and reviews and recommends changes to these plans and programs

•  Monitors the performance of the Chief Executive Officer and other senior executives in light of corporate goals set by the Committee

•  Reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer’s and other senior executives’ compensation and evaluates their performance in light of those goals and objectives

•  Determines and approves, either as a committee or together with the other independent Board members, the compensation level of the Chief Executive Officer and other senior executive officers based on this evaluation

•  Reviews the Company’s compensation plans, policies and programs to assess the extent to which they encourage excessive or inappropriate risk-taking or earnings manipulation

The Board has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the NYSE.

Nominating and Governance Committee Fred Hu, Chair Edouard Ettedgui Ruby Lu Min (Jenny) Zhang Number of meetings held in 2022: 3

•  Identifies and proposes to the Board individuals qualified to become Board members and recommends to the Board director nominees for each committee

•  Advises the Board on matters of corporate governance

•  Reviews and reassesses from time to time the adequacy of the Company’s Corporate Governance Principles and recommends any proposed changes to the Board for approval

•  Receives comments from all directors and reports annually to the Board with assessment of the Board’s performance

•  Reviews annually and makes recommendations to the Board with respect to the compensation and benefits of directors

•  Reviews management succession planning and makes recommendations to the Board

•  Review emerging corporate governance issues and best practices

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The Board has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the NYSE.

Food Safety and Sustainability Committee Zili Shao, Chair Peter A. Bassi Edouard Ettedgui Louis T. Hsieh* Number of meetings held in 2022: 3

•  Reviews, evaluates and advises the Board regarding the practices, procedures, strategies and initiatives to protect food safety

•  Reviews, evaluates and advises the Board regarding trends, issues and concerns which affect or could affect the Company’s food safety practices, and the risks arising therefrom, in light of the Company’s overall efforts related to food safety

•  Reviews and evaluates any corrective action taken by management to address any food safety related risks or incident, if any, and advises the Board regarding any proposed action in relation thereto

•  Reviews, evaluates and advises the Board regarding the Company’s practices, policies, procedures, strategies and initiatives relating to sustainability, including environmental, supply chain and food nutrition and health

•  Reviews and evaluates the trends, issues and concerns which affect or could affect the Company’s sustainability practices, policies, procedures, strategies and initiatives

•  Reviews and oversees the development and implementation of the goals the Company may establish from time to time with respect to its sustainability initiatives

•  Oversees the reporting and communication with stakeholders with respect to sustainability

* At the Annual Meeting, Messrs. Han and Hsieh are stepping down from the Board and its committees and are not standing for re-election.

What are the Company’s policies and procedures with respect to related person transactions?

Under the Company’s Related Person Transaction Policies and Procedures, the Audit Committee reviews the material facts of all related person transactions that require the Audit Committee’s approval and either approves or disapproves of the entry into the related person transaction. In determining whether to approve or ratify a related person transaction, the Audit Committee will determine whether such transaction is in, or not opposed to, the best interest of the Company and will take into account, among other factors it deems appropriate, whether such transaction is on terms no less favorable to the Company than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. Transactions, arrangements or relationships or any series of similar transactions, arrangements or relationships in which (i) a related person has or will have a direct or indirect material interest, (ii) the Company is a participant and (iii) that exceed $120,000 in any calendar year are subject to the Audit Committee’s review. Any director who is a related person with respect to a transaction under review may not participate in any discussion or approval of the transaction, except that the director will provide all material information concerning the transaction to the Audit Committee.

Related persons are directors, director nominees, executive officers, beneficial owners of 5% or more of the outstanding shares of Company common stock and their immediate family members. An immediate family member includes a person’s children, stepchildren, parents, stepparents, spouse, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone sharing such person’s household (other than a tenant or employee).

After its review, the Audit Committee may approve or ratify the transaction. The policies and procedures provide

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that certain transactions are deemed to be pre-approved even if they will exceed $120,000. These transactions include employment of executive officers, director compensation and transactions with other companies if the aggregate amount of the transaction does not exceed the greater of $1 million or 2% of that company’s total con-

solidated gross revenues and the related person is not an executive officer of the other company.

There were no transactions considered to be a related person transaction from January 1, 2022 through the date of this proxy statement.

Does the Company require stock ownership by directors?

The Board believes that the number of shares of Company common stock owned by each director is a personal decision. However, the Board strongly supports the position that directors should own a meaningful number of shares of Company common stock and expects that a director will not sell any shares received as director compensation until at least 12 months following the director’s retirement or departure from the Board.

The Company’s non-employee directors receive a significant portion of their annual compensation in shares of Company common stock. The Company believes that the emphasis on the equity component of director compensation serves to further align the interests of directors with those of our stockholders.

Does the Company require stock ownership by executive officers?

The Board has adopted Stock Ownership Guidelines, which require executive officers to own a substantial amount of Company common stock in order to promote an ownership mentality among management and align their interests with those of stockholders. See “Executive Compensation—Compensation Policies—Stock Ownership Guidelines and Retention Policy” for more information.

How many shares of Company common stock do the directors and executive officers own?

Stock ownership information for our directors and executive officers is shown under “Stock Ownership Information.”

Does the Company have a policy on hedging or other speculative trading in Company common stock?

Directors, executive officers and certain other designated employees are prohibited from speculative trading in Company common stock, including trading in puts, calls or other hedging or monetization transactions.

How are directors compensated?

Employee directors do not receive additional compensation for serving on the Board of Directors. The annual compensation for each director who is not an employee of the Company is discussed under “2022 Director Compensation.”

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MATTERS REQUIRING STOCKHOLDER ACTION

ITEM 1.    Election of Directors

Who are the director nominees?

Each of the director nominees, other than Christina Xiaojing Zhu, currently serves as a director of the Company. Christina Xiaojing Zhu is being nominated as a director for election at the Annual Meeting following a search process undertaken by the Nominating and Governance Committee, as described above under “Governance of the Company—How are director nominees selected?”

Each nominee has been nominated by the Board for election at the Annual Meeting to hold office for a one-year term. If elected, the nominees will hold office until the 2024 annual meeting of the Company’s stockholders and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

The biographies of each of the nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director for the Company. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to the Company and our Board.

There are no family relationships among any of the directors, director nominees and executive officers of the Company. Ages are as of April 12, 2023.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies may be voted for a substitute nominated by the Board of Directors.

What vote is required to elect directors?

A nominee will be elected as a director if the number of “FOR” votes exceeds the number of “AGAINST” votes with respect to his or her election.

The Board of Directors recommends that you vote FOR the election of the nine director nominees.

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Director Nominees

Fred Hu Age 59 Director Since 2016

Fred Hu has served as the chairman and founder of Primavera, a China-based global investment firm, since its inception in 2011. Prior to Primavera, Dr. Hu served in various roles at Goldman Sachs from 1997 to 2010, including as partner and chairman of Greater China at Goldman Sachs Group, Inc. From 1991 to 1996, he served as an economist at the International Monetary Fund (IMF) in Washington D.C. Dr. Hu currently is a member of the board of directors of Industrial and Commercial Bank of China Limited, a company listed on both the Hong Kong Stock Exchange (stock code: 1398) and the Shanghai Stock Exchange (SHA: 601398), and UBS Group AG, a company listed on both the SIX Swiss Stock Exchange (SIX: UBSG) and the New York Stock Exchange (NYSE: UBS). From May 2011 to May 2018, Dr. Hu served as an independent non-executive director of Hang Seng Bank Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0011). From November 2014 to April 2021, he served as an independent non-executive director of Hong Kong Exchanges and Clearing Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0388). From August 2020 to March 2022, he served as an independent non-executive director for Ant Group. Dr. Hu serves as a co-director of the National Center for Economic Research and a professor at Tsinghua University. Dr. Hu obtained his doctoral degree in economics from Harvard University. Dr. Hu brings to our Board extensive expertise in international affairs and the Chinese economy. In addition, Dr. Hu brings valuable business, strategic development and corporate leadership experience as well as expertise in economics, finance and global capital markets.

Joey Wat Age 51 Director Since 2017

Joey Wat has served as a director of our Company since July 2017 and as the Chief Executive Officer of our Company since March 2018. She served as our President and Chief Operating Officer from February 2017 to February 2018 and the Chief Executive Officer, KFC from October 2016 to February 2017, a position she held at Yum! Restaurants China, from August 2015 to October 2016. Ms. Wat joined Yum! Restaurants China in September 2014 as President of KFC China and was promoted to Chief Executive Officer for KFC China in August 2015. Before joining YUM, Ms. Wat served in both management and strategy positions at A.S. Watson Group (“Watson”), an international health, beauty and lifestyle retailer, in the U.K. from 2004 to 2014. Her last position at Watson was managing director of Watson Health & Beauty U.K., which operates Superdrug and Savers, two retail chains specializing in the sale of pharmacy and health and beauty products, from 2012 to 2014. She made the transition from head of strategy of Watson in Europe to managing director of Savers in 2007. Before joining Watson, Ms. Wat spent seven years in management consulting including with McKinsey & Company’s Hong Kong office from 2000 to 2003. Ms. Wat obtained a master of management degree from Kellogg School of Management at Northwestern University in 2000. Ms. Wat brings to our Board extensive knowledge of the Company’s business and her industry acumen acquired in the course of a career that included several leadership roles in retail companies.

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Peter A. Bassi Age 73 Director Since 2016

Peter A. Bassi served as Chairman of Yum! Restaurants International from 2003 to 2005 and as its President from 1997 to 2003. Prior to that position, Mr. Bassi spent 25 years in a wide range of financial and general management positions at PepsiCo, Inc., Pepsi-Cola International, Pizza Hut (U.S. and International), Frito-Lay and Taco Bell. Mr. Bassi currently serves as lead independent director and chairman of the governance and nominating committee of BJ’s Restaurant, Inc. (NASDAQ: BJRI), where he also serves on the audit committee and compensation committee. He has been a member of the board of BJ’s Restaurant, Inc. since 2004. From January 2009 to May 2019, Mr. Bassi held various positions on the board of Potbelly Corporation (NASDAQ: PBPB). From June 2015 to December 2018, Mr. Bassi served on the value optimization board for Mekong Capital Partners, a private equity firm based in Vietnam. He also served on the board of supervisors of AmRest Holdings SE (WSE: EAT) from 2013 to 2015, and served on the board of the Pep Boys—Manny, Moe & Jack from 2002 to 2009. Mr. Bassi received his master’s degree of business administration (MBA) from the University of Rhode Island in 1972. He brings to our Board knowledge of the restaurant industry and global franchising, as well as financial expertise and extensive public company board and corporate governance experience.

Edouard Ettedgui Age 71 Director Since 2016

Edouard Ettedgui has served as the non-executive chairman of Alliance Française, Hong Kong since 2016. He also served as a non-executive director of Mandarin Oriental International Limited from April 2016 to May 2020, the company for which he was the group chief executive from 1998 to 2016. Prior to his time at Mandarin Oriental International, Mr. Ettedgui was the chief financial officer for Dairy Farm International Holdings, and he served in various roles for British American Tobacco (“BAT”), including as the business development director, group finance controller and group head of finance. From 1990 to 1996, he spent around six years with BAT Industries PLC in London, initially as the head of finance and later as the group finance controller and director for new business development. Mr. Ettedgui graduated from ESSEC Business School (France) in 1975. He brings to our Board senior management experience in various international consumer-product industries, extensive financial expertise and public company board experience.

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Ruby Lu Age 52 Director Since 2016

Ruby Lu is a venture capitalist investing in technology start-ups in the U.S. and China. Ms. Lu founded Atypical Ventures, an early-stage technology venture investment firm, in 2019. In 2006, she co-founded DCM China, a venture capital firm. During her more than 12-year tenure at DCM, she invested in, and served as a board member for, many leading technology companies, including BitAuto Holdings Limited, Ecommerce China Dangdang Inc. and Pactera Technology International Ltd. Prior to joining DCM in 2003, Ms. Lu was a vice president in the investment banking group of technology, media and telecommunications at Goldman Sachs & Co. in Menlo Park, California. She is currently an independent director on the boards of Unilever (NYSE: UL) and Uxin Limited (NASDAQ: UXIN). She also served as an independent director and on the audit committee of iKang Healthcare Group, Inc. and as an independent director and Chairman of the special committee for iDreamSky Technologies Limited before these two companies were taken private, as well as an independent director of Blue City Holdings Limited (NASDAQ: BLCT). Ms. Lu obtained her master of arts from Johns Hopkins University in 1996. She brings to our Board public company board experience as well as extensive financial and global market experience.

Zili Shao Age 63 Director Since 2016

Zili Shao is the founder and chairman of MountVue Capital Management Co. Ltd. Mr. Shao also serves as an independent non-executive director of Bank of Montreal (China) Co., Ltd. and an independent member of the general and supervisory board of EDP – Energias de Portugal, S.A., a multinational energy company listed on the Euronext Lisbon Stock Exchange (stock code: EDP).Mr. Shao also served as co-chairman and partner at King & Wood Mallesons China from April 2015 to May 2017. From 2010 to 2015, Mr. Shao held various positions at JP Morgan Chase & Co. (“JP Morgan”), including roles such as chairman and chief executive officer of JP Morgan China and vice chairman of JP Morgan Asia Pacific. Prior to JP Morgan, he was a partner at Linklaters LLP, a leading international law firm, for 12 years. He acted as managing partner of Linklaters of Greater China and subsequently was appointed managing partner of the Asia Pacific region. Mr. Shao obtained his master’s degree in law from the University of Melbourne in 1994. Mr. Shao brings to our Board extensive professional experience in Asia and public company board and corporate governance experience.

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William Wang Age 48 Director Since 2017

William Wang is one of the founding partners of Primavera. Prior to Primavera, Mr. Wang served as a managing director of Goldman Sachs Merchant Banking/Principal Investment Area, where he led significant successful investments in China for the group. Prior to that, Mr. Wang worked in the investment banking division and private equity group of China International Capital Corporation Limited. Mr. Wang currently serves as a director on the board of Geely Automobile Holdings Limited, a company listed on the Hong Kong Stock Exchange (stock code: 0175), and Sunlands Technology Group, a company listed on the New York Stock Exchange (NYSE: STG), in addition to directorships at Primavera’s portfolio companies. Mr. Wang obtained a master of management degree in management science and engineering from Shanghai Jiao Tong University in 2000. He brings to our Board deep knowledge and investment insights of the Chinese market.

Min (Jenny) Zhang Age 49 Director Since 2021

Min (Jenny) Zhang held various leadership positions in Huazhu Group Limited, a multi-brand hotel group listed on both the Nasdaq Stock Market (NASDAQ: HTHT) and the Hong Kong Stock Exchange (stock code: 1179) from September 2007 to August 2021, including as vice-chairlady from July 2020 to August 2021, executive vice-chairlady from November 2019 to July 2020, chief executive officer from May 2015 to November 2019, president from January 2015 to May 2015, chief financial officer from March 2008 to May 2015, chief strategic officer from November 2013 to January 2015 and senior vice president of finance from September 2007 to February 2008. Ms. Zhang served as an independent director of LAIX Inc., an artificial intelligence company listed on the New York Stock Exchange (NYSE: LAIX), from May 2020 to October 2022. She served as an independent non-executive director of Genscript Biotech Corporation, a company listed on the Hong Kong Stock Exchange (stock code: 1548), from August 2015 to November 2018, and an independent director of OneSmart Education Group Limited, a company listed on the New York Stock Exchange (NYSE: ONE), from March 2018 to February 2020. Ms. Zhang received a master of business administration degree from Harvard Business School in 2003. Ms. Zhang brings to our Board leadership experience in a consumer-focused industry in China, extensive financial expertise and public company board experience.

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Christina Xiaojing Zhu Age 50

Christina Xiaojing Zhu is the president and chief executive officer of Walmart China. Prior to joining Walmart Group in May 2020, Ms. Zhu served as the president of Fonterra Greater China, a global dairy exporter and milk processor, where she led Fonterra group’s businesses in mainland China, Hong Kong and Taiwan region, from August 2016 to December 2019, and served as a managing director and vice president from September 2011 to July 2016. Prior to joining Fonterra, Ms. Zhu served as a vice president of Honeywell International Inc., a NYSE-listed technology company, where she was responsible for strategy and development, from January 2005 to May 2008, and served as director for strategy and business development from February 2003 to January 2005. Prior to that, Ms. Zhu worked as an engagement manager of McKinsey & Company with a focus on serving financial institutions from 1999 to 2003. Ms. Zhu currently serves as a director of Dada Nexus Limited (NASDAQ: DADA), a platform of local on-demand retail and delivery in China listed on the Nasdaq Global Select Market. Ms. Zhu also serves as a non-voting observer of JD.com, Inc., an e-commerce company that is listed on the Nasdaq Stock Market (NASDAQ: JD) and the Hong Kong Stock Exchange (stock code: 9618). Ms. Zhu received a bachelor’s degree in western studies from Beijing Foreign Studies University and an MBA from Columbia Business School. Ms. Zhu will bring to our Board leadership, operational and digital experience in a customer-centric industry in China.

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ITEM 2.    Approval and Ratification of Independent Auditors

What am I voting on?

We are asking stockholders to approve and ratify the appointment of KPMG Huazhen LLP and KPMG as our independent auditors for U.S. financial reporting and Hong Kong financial reporting purposes, respectively, for the year 2023. KPMG Huazhen LLP has served as our independent auditor since 2016. KPMG has served as our independent auditor since 2020 after our listing on the Hong Kong Stock Exchange (KPMG Huazhen LLP and KPMG shall hereafter collectively referred as “KPMG”).

As part of its audit engagement process, the Audit Committee considers on at least an annual basis the engagement of independent auditors. In deciding to engage KPMG as independent auditors for 2023, the Audit Committee considered:

•	KPMG’s performance in 2022;

•	KPMG’s independence;

•	The depth and expertise of the KPMG’s audit teams, including their understanding of the Company’s industry, business, operations and systems, as well as accounting policies and processes;

•	The appropriateness of KPMG’s fees;

•	A consideration of KPMG’s known legal risks and significant proceedings that may impair its ability to perform the audit; and
•	KPMG’s tenure as the Company’s independent auditors.

KPMG rotates its lead audit engagement partner every five years. The Audit Committee is directly involved in the evaluation of the lead audit engagement partner to ensure that the he or she is appropriately qualified to lead the Company’s audit. After considering the criteria set forth above, the Audit Committee believes that retaining KPMG as the Company’s independent auditors is in the best interests of the Company and its stockholders.

Will a representative of KPMG attend the Annual Meeting?

Representatives of KPMG will attend the Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. In the event this proposal is not approved, the Audit Committee will reconsider the selection of KPMG as the Company’s independent auditors.

The Audit Committee and the Board of Directors recommend that you vote FOR approval of this proposal.

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What were KPMG’s fees for audit and other services for 2022 and 2021?

The following table presents fees for professional services rendered by KPMG for the audit of the Company’s annual financial statements, and fees billed for audit-related services, tax services and all other services for 2022 and 2021. All KPMG services for 2022 and 2021 were approved in advance by the Audit Committee specifically or pursuant to procedures outlined below.

	2022	2021
Audit fees(1)	$2,856,814	$3,085,148
Audit-related fees(2)	39,858	10,741
Tax fees(3)	30,603	37,766
All other fees	—	—

TOTAL FEES	$2,927,275	$3,133,655

(1)

Audit fees include fees for the audit of the annual consolidated financial statements, reviews of the interim condensed consolidated financial statements, and services related to statutory filings or engagements.

(2)	Audit-related fees consist principally of fees for the attestation services related to certain employee benefit plans and key data as defined in the sustainability report of the Company.

(3)	Tax fees consist principally of fees for tax filling assistance and tax advisory services.

What is the Company’s policy regarding the approval of audit and non-audit services?

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services,

including tax services, proposed to be provided to the Company by its independent auditors. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements on a categorical basis pursuant to the Audit Committee’s pre-approval policy. The Audit Committee may delegate pre-approval authority to one of its independent members and has currently delegated pre-approval authority up to certain amounts to its Chairperson.

In considering pre-approvals, the Audit Committee considers the nature, scope and fees of the service to be provided to the Company as well as the principles and guidance established by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) with respect to auditor independence. Services as to which a general pre-approval has been granted on an annual basis are effective for the applicable year. Any proposed service for which the estimated fees would cause the total fees for that class of service to exceed the applicable estimated fee threshold requires specific approval by the Audit Committee or its delegate.

The Principal Accounting Officer monitors the performance of all services provided by the independent auditors and determines whether such services are in compliance with this policy. The Principal Accounting Officer reports periodically to the Audit Committee with respect to compliance with this policy and the status of outstanding engagements, including actual services provided by the independent auditors and associated fees, and must promptly report to the Chairperson of the Audit Committee any non-compliance (or attempted non-compliance) with this policy of which the Principal Accounting Officer becomes aware.

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ITEM 3.    Advisory Vote on Named Executive Officer Compensation

What am I voting on?

In accordance with SEC rules, we are asking stockholders to approve, on a non-binding basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement. This non-binding advisory vote is also known as the “Say on Pay” vote. This is not a vote on the Company’s general compensation policies or the compensation of the Board. At the 2022 annual meeting of the Company’s stockholders, approximately 89% of the votes cast by our stockholders were voted in approval of the compensation of our named executive officers as disclosed in the 2022 proxy statement.

Our performance-based executive compensation program is designed to attract, reward and retain the talented leaders necessary for our Company to succeed in the highly competitive market for talent, while maximizing stockholder returns. This approach has made our management team a key driver in the Company’s strong performance over both the long and short term. We believe that our compensation program has attracted and retained strong leaders, and is closely aligned with the interests of our stockholders.

In deciding how to vote on this proposal, we urge you to read the Compensation Discussion and Analysis section of this proxy statement, which discusses in detail how our compensation policies and procedures operate and are designed to meet our compensation goals and how our Compensation Committee makes compensation decisions under our programs.

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related materials included in the proxy statement, is hereby approved.”

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting. While this vote is advisory and non-binding on the Company, the Board of Directors and the Compensation Committee will review the voting results and consider stockholder concerns in its continuing evaluation of the Company’s compensation program.

The Board of Directors recommends that you vote FOR approval of this proposal.

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ITEM 4.    Advisory Vote on the Frequency of the Advisory Vote on Named Executive Officer Compensation

What am I voting on?

In accordance with SEC rules, we are asking stockholders to determine, on a non-binding basis, whether the Say on Pay vote should occur every year, every two years or every three years. This non-binding advisory vote is also known as the “Say When on Pay” vote.

The Board believes that continuing to conduct an advisory Say on Pay vote every year is the best approach for the Company. This frequency will enable our stockholders to provide timely feedback on our executive compensation program based on the most recent information presented in our proxy statement.

What vote is required to approve this proposal?

Stockholders are not voting to approve or disapprove of the Board’s recommendation to hold the Say on Pay Vote every year. Instead, stockholders may cast their vote in one of four manners with respect to this proposal: (1) one year; (2) two years; (3) three years; or (4) abstaining from voting on the proposal. The frequency with the most votes cast shall be the desired frequency of the stockholders of the Company. Although the vote is non-binding, we value continuing and constructive feedback from our stockholders on compensation and other important matters. The Board of Directors and the Compensation Committee will take into consideration the voting results when determining how often the Say on Pay vote should occur.

The Board of Directors recommends that you vote for “1 YEAR” as the frequency which the non-binding advisory vote to approve named executive officer compensation should be held.

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ITEM 5.    Authorization to Issue Shares up to 20% of Outstanding Shares

Prior to the voluntary conversion of our secondary listing status to a primary listing status on the HKEX, the Board’s authority included the ability to issue shares. Such authority is generally on par with other NYSE-listed U.S. companies. However, under the Hong Kong Listing Rules, a primary-listed company must have authority from its stockholders to issue any shares, including shares that are part of the company’s authorized but unissued share capital, unless they are offered to existing stockholders pro-rata to their existing holdings. Approval of this proposal will permit the Board the authority to authorize the Company to issue shares in compliance with the Hong Kong Listing Rules to the same extent already authorized under our Amended and Restated Certificate of Incorporation and the rules of the NYSE. We are not asking stockholders to approve an increase in our authorized share capital.

In light of the dynamics of the China market in which it operates, the Company has always believed in maintaining a strong balance sheet and maximum financial flexibility. This authority will enable the Company to address business contingencies and capture growth opportunities, in accordance with its long-term strategic goals, in a timely manner. Consistent with its past practice, the Board will authorize future issuances of securities only if it determines that such issuances are in the best interests of the Company and its stockholders. The Board has no immediate plans to issue any shares pursuant to this authorization and we are not asking stockholders to approve a specific issuance of shares.

Furthermore, the Company does not intend to issue any shares under this authority at a discount of more than 10% to the “benchmarked price” (as described in Rule 13.36(5) of the Hong Kong Listing Rules), which is more restrictive than the maximum discount of 20% permitted under the Hong Kong Listing Rules.

Granting the Board this authority is an annual, routine matter for primary-listed companies on the Hong Kong Stock Exchange. In accordance with the Hong Kong List-

ing Rules, it is a customary practice for primary-listed companies on the Hong Kong Stock Exchange to seek stockholder authority to issue up to 20% of a company’s outstanding shares and for such authority to be effective until the next annual meeting of stockholders, unless otherwise earlier revoked or modified by a duly adopted resolution of the stockholders. June 25, 2024 is the 13-month anniversary of the Annual Meeting and reflects the end date of the authorization, after which the authorization cannot extend. Therefore, consistent with this market practice, and as allowed under the Hong Kong Listing Rules, we are seeking approval for continuing authority for the Board to authorize the Company to issue common stock or securities convertible into common stock up to a maximum of 20% of our outstanding shares as of the date of the Annual Meeting, for a period from the Annual Meeting until the earlier of the 2024 annual meeting of stockholders or June 25, 2024. We expect to propose a renewal of this authorization annually. Pursuant to this proposal, assuming for illustrative purposes that our outstanding shares remain unchanged from March 27, 2023 to the date of the Annual Meeting, the Company will be allowed to issue a maximum of [    ] shares of common stock.

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, to approve the Board’s continuing authority to approve the Company’s issuance of shares of its common stock or securities convertible into common stock in an amount not to exceed 20% of the total number of outstanding shares of common stock of the Company as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 25, 2024.”

For clarity, this authority will include the authority to issue securities convertible into shares of common stock, or options, warrants or similar rights to subscribe for shares of common stock or such convertible securities of the Company and to make or grant offers, agreements

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and/or options (including bonds, warrants and debentures convertible into shares of common stock), subject to the limitations described in the resolution set forth above.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote FOR the approval of this proposal.

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ITEM 6.    Authorization to Repurchase Shares up to 10% of Outstanding Shares

This section serves as the explanatory statement pursuant to Rule 10.06(1)(b) of the Hong Kong Listing Rules to provide information for our stockholders to make a reasonably informed decision on whether to vote for or against the resolution with respect to the authorization to repurchase shares to be proposed at the Annual Meeting.

We have historically used share repurchases as a means of returning cash to stockholders. The Board believes that, after we became a primary-listed company on the Hong Kong Stock Exchange, it is in the best interests of the Company and our stockholders to continue have a general authority from our stockholders to enable our Company to purchase shares of common stock in the markets. Further, the Company prioritizes the equality of our stockholders, regardless of the exchange on which the shares they hold trade. After we became a primary-listed company on the Hong Kong Stock Exchange, our goal is to maintain that priority and ensure that our stockholders holding our shares that trade on the Hong Kong Stock Exchange are also allowed the benefit of our share repurchase program.

The Company first adopted a share repurchase program in the U.S. in 2017 (the “U.S. Repurchase Program”) and has increased the authorization thereunder from time to time. The Company has also adopted plans in compliance with Rule 10b5-1 and/or Rule 10b-18 of the Securities Exchange Act of 1934 to effect repurchases under the U.S. Repurchase Program. After we became a primary-listed company on the Hong Kong Stock Exchange, we carried on the U.S. Repurchase Program, and we also adopted a share repurchase program in Hong Kong which is analogous to the U.S. Repurchase Program.

Under the Hong Kong Listing Rules, a primary-listed company must obtain authority from its stockholders to repurchase its shares on the Hong Kong Stock Exchange if it wishes to conduct share repurchases on the Hong Kong Stock Exchange. Granting the Company this authority is a routine matter for primary-listed companies on the Hong Kong Stock Exchange and is consistent with market practice. Without this authority, the Company’s ability to repurchase shares would be limited to the repurchase of shares that trade on the NYSE and would not include repurchases on the Hong Kong Stock Exchange. Granting the Company this authority will ensure continuous parity between investors who hold our shares that trade on the NYSE and investors that hold our shares that trade on the Hong Kong Stock Exchange. Any repurchases made in Hong Kong or the United States will reduce the available authority under the repurchase mandate and the repurchase authorization.

In connection with the authorizations established by the Board regarding our share repurchase programs, these repurchases would be made only at price levels that the Company would consider to be in the best interests of the stockholders generally, after taking into account the Company’s overall financial position. Our Board of Directors has authorized an aggregate of $2.4 billion for our share repurchase program, including its most recent increase in authorization in March 2022. As of December 31, 2022, approximately $1.2 billion remained available under that program. As a Delaware corporation, we are bound by the requirements the Delaware General Corporation Law, which prohibits a corporation from purchasing its shares of capital stock when the purchase would cause any impairment of our capital, as well as applicable SEC and NYSE requirements.

Share Capital

As of March 27, 2023, the total number of outstanding shares of common stock of the Company was [    ]. Pursuant to this proposal, and assuming for illustrative purposes that our outstanding shares remain unchanged from March 27, 2023 to the date of the Annual Meeting, we are seeking continuing authority to repurchase up to a maximum of [    ] shares of common stock, representing 10% of our outstanding shares as of the date of the Annual Meeting. The authority will be effective for a period from the Annual Meeting until the earlier of the 2024 annual meeting of stockholders or June 25, 2024, unless earlier revoked or modified by a duly adopted resolution of the

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stockholders. As noted above, June 25, 2024 is the 13-month anniversary of the Annual Meeting and reflects the end date of the authorization, after which the authorization cannot extend.

Funding of Repurchase

The repurchases may depend on market conditions and funding arrangements at the time and will be made only when the Company believes that such repurchases will benefit the Company and our stockholders. Repurchases of shares of common stock will be funded out of funds legally available for such purposes in accordance with the Company’s Amended and Restated Bylaws, the Hong Kong Listing Rules, applicable U.S. federal law, Delaware law, the NYSE listing standards, and other applicable laws and regulations in U.S. and Hong Kong.

Impact of Repurchases

The repurchase of common stock pursuant to this proposal may have a material adverse impact on the working capital or leverage of the Company as compared with the position as at December 31, 2022 in the event that the proposed repurchases were to be carried out in full at any time during proposed repurchase period. However, our directors are subject to fiduciary duties to the Company and are bound by the requirements the State of Delaware General Corporation Law, which prohibits a corporation from purchasing its shares of capital stock when the purchase would cause any impairment of our capital.

The Code on Takeovers and Mergers (the “Takeovers Code”)

If, as a result of a repurchase pursuant to the authorization to repurchase shares, a stockholder’s proportionate interest in the voting rights of our Company increases, such increase will be treated as an acquisition of voting rights for the purposes of the Takeovers Code. Accordingly, a stockholder, or a group of stockholders acting in concert (within the meaning under the Takeovers Code), depending on the level of increase in the stockholder’s interest, could obtain or consolidate control of our Company and thereby become obliged to make a mandatory offer in accordance with Rule 26 of the Takeovers Code.

As of March 27, 2023, to the best knowledge and belief of our Board of Directors, our largest stockholder beneficially owned [    ] shares of common stock, representing approximately [    ]% of our outstanding shares, based on Amendment No. 4 to the Schedule 13G filed on February 10, 2023 with the SEC by the stockholder. In the event that our Board of Directors should exercise in full the authorization to repurchase shares, and the shareholding of our largest stockholder remains the same, the beneficial ownership of our largest stockholder will be increased to approximately [    ]% of our outstanding shares.

To the best knowledge and belief of our Board of Directors, such increase would not give rise to an obligation to make a mandatory offer under the Takeovers Code. Our Board of Directors has no present intention to repurchase shares of common stock to the extent that will trigger the obligations under the Takeovers Code for our largest stockholder to make a mandatory offer. Our Board of Directors is not aware of any other consequences which may arise under the Takeovers Code as a result of a repurchase pursuant to the authorization to repurchase shares. The Hong Kong Listing Rules prohibit a company from buying back shares on the Hong Kong Stock Exchange if the result of the repurchases would be that less than 25% (or such other prescribed minimum percentage as determined by the Hong Kong Stock Exchange) of our outstanding shares would be in public hands. Our Board of Directors does not propose to repurchase shares which would result in less than the prescribed minimum percentage of shares of common stock in public hands.

Market Prices of Shares

This section includes information required to be provided pursuant to Rule 10.06(1)(b) of the Hong Kong Listing Rules. While our shares are dual-primary listed on the NYSE and HKEX, the information set forth below relates exclusively to our listing on the Hong Kong Stock Exchange and is therefore provided in Hong Kong dollars. The below values do not represent trading prices of our shares on the NYSE.

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Our common stock was listed on the Hong Kong Stock Exchange on September 10, 2020. The following table sets forth the highest and lowest closing prices at which the shares of common stock traded on the Hong Kong Stock Exchange during each month of the previous 12 months and until March 2023:

Yum China’s Highest and Lowest Monthly Close Price (March 2022 – March 2023)

	Share price
	Highest	Lowest
	(HK$)	(HK$)

2022
March	416.4	290.0
April	355.4	313.2
May	360.2	292.8
June	385.2	320.4
July	392.2	358.2
August	401.4	365.6
September	417	367
October	395	312.8
November	431.4	342.6
December	456.6	421

2023
January	494	433.6
February	491.6	454.8
March	[ ]	[ ]

Undertaking

None of our directors, nor, to the best of our directors’ knowledge after having made all reasonable inquiries, any of their close associates (as defined in the Hong Kong Listing Rules), have any present intention, in the event that the authorization to repurchase shares is approved, to sell any shares of common stock to our Company.

No core connected person (as defined in the Hong Kong Listing Rules) has notified our Company that he/she/it has a present intention to sell shares of common stock to our Company pursuant to the authority being sought in this proposal, if the authorization to repurchase shares is exercised.

Our directors have undertaken to the Hong Kong Stock Exchange that, so far as the same may be applicable, they will exercise the authorization to repurchase shares in accordance with the Hong Kong Listing Rules and the applicable laws of the Delaware (being the jurisdiction of the Company’s incorporation).

Repurchases of Shares

For the year ended December 31, 2022, we repurchased approximately 10.5 million shares of our common stock in open market transactions on the New York Stock Exchange for a total cost of approximately $466 million.

Details of shares repurchased on the New York Stock Exchange in the previous six months are as follows:

	Price paid per share
	Highest	Lowest
	(US$)	(US$)

2022
September	50.00	46.13
October	50.00	38.76
November	50.00	42.48

2023
January	62.43	55.81
February	63.01	56.97
March	[ ]	[	]

Accordingly, we ask our stockholders to vote in favor of the following resolution at the Annual Meeting:

“RESOLVED, to approve the Board’s continuing authority to approve the Company’s repurchase of shares of its common stock in an amount not to exceed 10% of the total number of outstanding shares of common stock of the Company as of the date of the Annual Meeting, effective from date of the Annual Meeting until the earlier of the date the next annual meeting is held or June 25, 2024.”

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

The Board of Directors recommends that you vote FOR the approval of this proposal.

YUM CHINA – 2023 Proxy Statement	39

STOCK OWNERSHIP INFORMATION

Who are our largest stockholders?

The following table sets forth the number of shares of Company common stock beneficially owned as of March 27, 2023, except as otherwise noted, by (i) beneficial owners of more than 5% of the outstanding shares of Company common stock, (ii) each of the Company’s named executive officers, (iii) each of the Company’s directors and director nominees and (iv) all of the Company’s directors and executive officers as a group.

In accordance with SEC rules, beneficial ownership includes all shares the stockholder actually owns beneficially or of record, all shares over which the stockholder has or shares voting or dispositive control and all shares the stockholder has the right to acquire within 60 days of March 27, 2023. Except as indicated in the footnotes to the table, the Company believes that the persons named in the table have sole voting and investment power with respect to all shares owned beneficially by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares(1)

More Than 5% Owners

Invesco Ltd.	39,956,938	(2)	[	]%
1555 Peachtree Street NE, Suite 1800
Atlanta, GA 30309

BlackRock, Inc.	28,737,537	(3)	[	]%
55 East 52nd Street
New York, NY 10055

Named Executive Officers
Joey Wat	[	](4)	*
Andy Yeung	[	](5)	*
Joseph Chan	[	] (6)	*
Johnson Huang	[	](7)	*
Aiken Yuen	[	](8)	*

Non-Employee Directors

Peter A. Bassi	[	]	*

Edouard Ettedgui	[	]	*

Cyril Han	[	]	*

Louis T. Hsieh	[	]	*

Fred Hu	[	]	*

Ruby Lu	[	]	*

Zili Shao	[	]	*

William Wang	[	]	*

Min (Jenny) Zhang	[	]	*

Ownership of all directors and executive officers as a group (19 total)	[	](9)	*

40	YUM CHINA – 2023 Proxy Statement

STOCK OWNERSHIP INFORMATION

*	Represents less than one percent

(1)	Percentage ownership is determined based on a total of [ ] shares of Company common stock outstanding as of March 27, 2023.

(2)

Based on Amendment No. 4 to the Schedule 13G filed by Invesco Ltd. on February 10, 2023, which indicated that, as of December 30, 2022, Invesco Ltd. had sole voting power over 39,956,938 shares of Company common stock and sole dispositive power over 39,956,938 shares of Company common stock.

(3)

Based on Amendment No. 7 to the Schedule 13G filed by BlackRock, Inc. on February 1, 2023, which indicated that, as of December 31, 2022, BlackRock, Inc. had sole voting power over 26,054,315 shares of Company common stock and sole dispositive power over 28,737,537 shares of Company common stock.

(4)	Includes [ ] shares issuable upon the exercise of vested stock appreciation rights (“SARs”).

(5)	Includes [ ] shares issuable upon the exercise of vested SARs.

(6)	Includes [ ] shares issuable upon the exercise of vested SARs.

(7)	Includes [ ] shares issuable upon the exercise of vested SARs.

(8)	Includes [ ] shares issuable upon the exercise of vested SARs.

(9)	Includes [ ] shares issuable upon the exercise of vested SARs.

YUM CHINA – 2023 Proxy Statement	41

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (our “CD&A”) provides an overview of our executive compensation programs for 2022, the context under which our executive compensation decisions were determined, and how we performed within that environment.

Our named executive officers (“NEOs”) consist of our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated executive officers for 2022.

For 2022, our NEOs were:

Name	Title
Joey Wat	Chief Executive Officer (“CEO”)
Andy Yeung	Chief Financial Officer (“CFO”)
Joseph Chan	Chief Legal Officer
Johnson Huang*	Chief Customer Officer
Aiken Yuen	Chief People Officer

*	Having served as General Manager, KFC through April 30, 2022, Mr. Huang was appointed as the Company’s Chief Customer Officer, effective May 1, 2022.

This CD&A is divided into four sections:

Executive Summary	• Context for Determining Executive Compensation Decisions

• Business Overview and Performance Highlights

• Recent Compensation Highlights

• Alignment of Executive Compensation Program with Business Performance

• Pay Components

• Executive Compensation Practices

• Stockholder Engagement

Elements of the Executive Compensation Program	• Base Salary
• Annual Performance-Based Cash Bonuses

• Long-Term Equity Incentives

• Other Elements of Executive Compensation Program

• 2022 NEO Compensation and Performance Summary

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EXECUTIVE COMPENSATION

How Compensation Decisions Are Made	• Executive Compensation Philosophy
• Role of the Compensation Committee

• Role of the Independent Consultant

• Executive Compensation Peer Group

• Competitive Positioning and Setting Compensation

Compensation Policies	• Compensation Recovery Policy
• Equity-Based Awards Grant Policy

• Stock Ownership Guidelines and Retention Policy

• Hedging and Pledging of Company Stock

Executive Summary

Context for Determining Executive Compensation Decisions

A unique feature of the Company is that while it is incorporated in Delaware and listed on the NYSE and Hong Kong Stock Exchange, substantially all of its operations are located in China, with nearly 13,000 restaurants across over 1,800 cities in China at the end of 2022. Our operating environment and regulatory requirements are complex, and our leadership must be capable of adapting our businesses, and supporting our growth goals, amid these complexities. As a result, the operating environment and competitive market in China are significant factors in the Compensation Committee’s decision-making process and the design of our compensation program. In making compensation decisions, the Compensation Committee considers our performance in the context of the Chinese operating environment, the restaurant industry in China and our China-based peers, as well as our performance against our U.S. peers. Importantly, because our operating environment and the restaurant industry in China may be uniquely, or more significantly, impacted by certain factors than on our U.S. peers, the Compensation Committee seeks to maintain flexibility to design, refine and adjust the Company’s executive compensation program to be responsive to, and reward performance within, our operating environment even if that results in a compensation program that differs from our U.S. peers.

In addition, as a Delaware-incorporated company with dual-primary listing on both the NYSE and Hong Kong Stock Exchange, our leadership team must also possess, in addition to deep knowledge of the U.S. and Hong Kong governance requirements, the global perspectives and expertise required to resolve many novel and complex issues amid the evolving global regulatory landscape, including geo-political challenges. Because the Company is designing an executive compensation program that attracts, retains and incentivizes global talent, but with specific knowledge of the evolving Chinese regulatory and operating environment, including the challenges and complexities of managing the extensive supply chain, store and digital operations, the Company’s executive compensation program may differ from our U.S. peers to reflect the competitive market in China, the need to attract a global skillset with deep knowledge of both U.S. and Chinese regulatory regimes and the Company’s desire to incentivize an entrepreneurial mindset to encourage actions that support our long-term growth and strategy. For these reasons, the Compensation Committee looks at the totality of factors the Company faces when it considers and determines executive compensation.

•

Operating Environment: Starting in the first quarter of 2020 and throughout 2021 and 2022, the COVID-19 pandemic significantly impacted the restaurant industry in China. Strict public health measures were implemented across the country, including mass testing, regional lockdowns and travel restrictions. These measures led to reduced traveling, fewer social activities, and softened consumption demand. During peak outbreak periods, hundreds of millions of people were under some type of lockdown. As a result, at the peak of the COVID-19 outbreak in China in 2020, approximately 35% of our restaurants were closed. Our operations and financial results for the second half of 2021 were also significantly affected by multiple waves of outbreaks, which spread to nearly all provinces in

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EXECUTIVE COMPENSATION

China. The COVID-19 pandemic and strict public health measures persisted throughout 2022. In March 2022, over 1,700 of our stores in China, on average, were either temporarily closed or offered only takeaway and delivery services. During April and May 2022, that number increased to over 2,500 and our same-store sales declined by more than 20% year-over-year. In October and November 2022, sporadic occurrences of COVID infections quickly evolved into major regional outbreaks, leading to tightened COVID-related health measures and lockdowns. The number of our stores that were either temporarily closed or offered only takeaway and delivery services increased in October and November 2022, peaking at over 4,300 in late November 2022. In December 2022, the government significantly changed its COVID policies, including removing mass testing and central quarantine requirements as well as lifting travel restrictions. The temporary closures, combined with a massive wave of infections leading to substantial decline in dine-in traffic in December 2022, caused our same store sales to decrease 4% year-over-year in the fourth quarter of 2022.

According to government statistics, total revenue of the restaurant industry in China in 2022 declined by 6%, both compared to 2021 and 2019, respectively. Notably, many restaurants in China exited the business over the 2020 to 2022 period. The graph below showing the China restaurant industry’s monthly revenue growth for the periods indicated illustrates the volatility:

Source: National Bureau of Statistics of China

2022 was in many ways the most volatile year among the past three years, during which the restaurant sector in China operated in a fast-changing operating environment, facing challenges from sporadic COVID outbreaks, entire city lockdowns and, in December 2022, nationwide infections. The fast-changing operating environment required decisive emergency measures to sustain operations, drive sales and cut costs, which in turn put immense pressure on staff from top to bottom of the company. Some of these emergency measures required management to refocus its efforts on performance results that were not measured under our incentive programs, and

44	YUM CHINA – 2023 Proxy Statement

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management executed on emergency operating plans swiftly and effectively in order to allow the Company to sustain profitability since the onset of the COVID-19 pandemic and emerge stronger and better positioned post-pandemic. The resulting challenges and actions taken by management in response made it imperative to consider the total body of work during the past three years of the pandemic in evaluating and rewarding performance in an appropriate manner to attract and retain leaders with the unique mix of skills and to recognize their strong performance during this time.

•

TSR Performance*: Our total shareholder return (“TSR”) outperformed the MSCI China Index, MSCI China Consumer Discretionary Index and S&P 500 Consumer Discretionary Index from 2020 to 2022 and in 2022.

○

The Company’s TSR ranked at the 68.91 percentile and 93.65 percentile, as compared to the TSR performance of the constituents of the MSCI China Index over the three-year period from 2020 to 2022, and in 2022, respectively.

○

The Company’s TSR ranked at the 98.50 percentile and 86.60 percentile, as compared to the TSR performance of the constituents of the MSCI China Consumer Discretionary Index over the three-year period from 2020 to 2022, and in 2022, respectively.

○	The Company’s TSR outperformed the S&P 500 Consumer Discretionary Index by 11.61 and
49.03 percentage points over the three-year period from 2020 to 2022, and in 2022, respectively.

*	TSR is based on the average closing price over the 20 trading days up to and including the start and end of the period and assumes reinvestment of dividends.

•

Peer Company Performance Comparisons: In assessing the performance of the Company and our executive team, the Compensation Committee considers performance against both U.S. and China peers, which allows the Compensation Committee to assess performance in the context of the operating market in China which can vary significantly as compared to the U.S. operating market. During the pandemic, these differences were pronounced and the Compensation Committee implemented an executive compensation program that would be responsive to these drastically different operating environments and reward performance that was deemed critical to our success in navigating the pandemic and emerging stronger. Despite the unprecedented challenges and significant volatility caused by COVID-19 on the Company’s operations and financial results during the three-year period since 2020, the leadership team led the successful implementation of immediate emergency actions to protect employees, sustain operations, drive sales, protect profitability, drive stockholder value-creation and give back to the community. With the tremendous efforts of all our employees led by the leadership team, our revenue growth rate outperformed the China restaurant industry over the periods as indicated below:

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EXECUTIVE COMPENSATION

We believe our ability to stay nimble and to adapt quickly to the rapidly-changing operating environment were key to our successfully navigating the pandemic to date. We managed to grow, with a 6% growth in total revenue (excluding foreign currency translation) in 2022 compared to 2019, while the total revenue of the China restaurant industry declined by 6% over the same period. Despite the magnitude of our store closures and limited services during various waves of the pandemic, we remained profitable over all 12 quarters of 2020 to 2022.

•

Competitive Market and Retention Constraints: Knowledge of and expertise in U.S., China, and Hong Kong regulatory regimes and business practices are required for many of the Company’s executive officers. In addition, because our executive team is located in China, we are required to compete in the Chinese market for executive talent with this unique skillset. Given the uniqueness of executives with this profile, the Company increasingly competes for executive talent against China-based companies with, or planning for, listing outside of China. These competitors often offer compensation packages with significant one-time equity grants and equity awards with time-based vesting, which are common practices in the Chinese executive compensation market. In determining executive compensation decisions, the Compensation Committee considers this increased competition, the practice of granting one-time equity awards and granting equity awards with time-based vesting, and the Company’s need to retain and motivate the Company’s global and entrepreneurial leadership team.

In determining executive compensation decisions, the Compensation Committee also considered the fact that the challenging market for international executive talent was aggravated by a reduced number of global talent residing in China compared to pre-pandemic years. In particular, the Compensation Committee considered the hardship on the management team due to the inability to unite with their families for an extended period as a result of the strict travel restrictions and, at the same time, the requirements to continually evolve the Company’s operating plans to sustain operations, drive sales, and protect profits. Concerned with the risk of losing talent due to the large personal toll and sacri-

fice required of our management team for an extended period of time, as well as the potential inability to attract and retain future talent due to the ongoing COVID-19 pandemic restrictions, the Compensation Committee took actions that it considered appropriate to reward and recognize not only the strong Company performance that was led by the management team but also the significant retentive risks presented by the extended COVID-19 pandemic and public health measures in China.

Business Overview and Performance Highlights

As noted above, the COVID-19 pandemic had a significant impact on the Company’s operations starting in the first quarter of 2020 and continuing through 2022. Although the U.S. markets generally returned to normal, 2022 was in many ways the most volatile year for the Chinese restaurant sector during the past three years, during which we managed to navigate sporadic COVID outbreaks, entire city lockdowns and, in December 2022, nationwide infections. Right from the start of the pandemic, our management team took immediate actions to sustain operations, drive sales, and protect profits. As a result, the Company managed to grow, earned positive operating profit in every quarter of 2020 to 2022, and continued to invest in key strategic capabilities, which we believe helps position us with strengthened competitive edge to capture future growth opportunities. Key aspects of what we did and how we did it are highlighted below.

•

We quickly adapted our operations and offers to capture increasing off-premise demand when dine-in traffic was pressured. Enabled by dedicated riders, delivery sales of KFC and Pizza Hut combined grew by 17% year-over-year and accounted for approximately 39% of Company sales of these two brands in 2022. Combined with takeaway, off-premise services represented approximately 65% of Company sales in 2022, compared to approximately 40% in 2019. In addition, new retail packaged foods sales grew 50% and reached nearly RMB900 million in 2022.

•

We continued to drive traffic and sales by delivering good food with great value. Leveraging our innovation capabilities and supported by our industry-leading supply chain management system to secure supply at scale,

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we launched over 500 new or upgraded menu items in 2022, from regional offers to national launches. We effectively focused our marketing campaigns on more impactful value-for-money offerings. Our total system sales decreased 5% year-over-year in 2022, compared to a 6% decline for the China restaurant industry.

•

We further broadened our member base and engaged with members to drive repeat purchases. Our loyalty programs grew approximately 70% from over 240 million members at the end of 2019 to over 410 million members at the end of 2022. Member sales accounted for approximately 60% of our system sales in 2022.

•

We proactively managed costs by taking actions to improve operational efficiency. We leveraged digital capabilities, such as sales forecasting and inventory management, to continuously improve operational efficiency. Our initiatives such as optimizing staff scheduling and labor mix, as well as sharing restaurant management teams across stores enabled us to drive labor productivity. We also spent considerable efforts to add variable components to more of our leases. We emerged from the pandemic with a rebased cost structure that yielded a restaurant margin of 14.1% for the full year 2022, compared with 13.7% in the prior year, despite lower sales.

•

We invested heavily in building our digital capabilities across the value chain. The most visible aspects are consumer-facing – the apps and screens that empower digital ordering and our membership programs. Digital orders accounted for approximately 89% of KFC and Pizza Hut’s Company sales in 2022, compared to 55% in 2019. Similarly, the digitalization of our operations, from the supply chain to our kitchens, has been impactful.

•

We made significant investments in our supply chain infrastructure to support future business growth. We expanded from 29 to 33 logistics centers to enhance self-sufficiency in each province in China. In 2022, we began construction on our largest greenfield logistics center, which will serve as the headquarters for our logistics centers across China. Powered by our digital capabilities, our real-time inventory visibility from logistics centers to stores helped enable us to dispatch raw materials with greater precision, allowing for more efficient operations and reduced food waste.

•

We maintained our rapid store network expansion with innovative store models and healthy payback periods. Over the 2020-2022 period, we expanded our store portfolio by approximately 40%, adding a total of approximately 3,800 new stores and reaching 12,947 total stores at the end of 2022. In 2022, we opened 1,824 gross new stores, closed underperforming stores, and achieved 1,159 net new stores in 2022 with healthy payback periods. KFC and Pizza Hut stores maintained an average payback period of two and three years, respectively. We lowered up-front investment and streamlined restaurant operations to improve efficiency. With multiple innovative store formats, we increased store density in higher tier cities and penetrated further into lower tier cities.

•

We strengthened our portfolio of emerging brands. We launched growth initiatives at Taco Bell and Lavazza, while we closed the operations of COFFii & JOY and East Dawning. In 2022, Taco Bell doubled its store count to 91 stores and Lavazza reached 85 stores by year end.

•

We continued to invest in sustainability and sustainable growth. In 2021, we committed to reaching net-zero value chain GHG emissions by 2050. In 2022, we set near-term science-based targets to reduce absolute Scope 1 and 2 GHG emissions by 63% by 2035 from a 2020 base year and reduce Scope 3 GHG emissions from purchased goods by 66.3% per ton of goods purchased by 2035 from a 2020 base year, which targets have been approved by the Science Based Targets initiative (SBTi).

•

We successfully converted from secondary listing to primary listing on the Hong Kong Stock Exchange. As the first Delaware-incorporated company becoming dual-primary listed on both the New York Stock Exchange and Hong Kong Stock Exchange, our management team had to navigate many novel and complex regulatory issues during the conversion application process. We believe this strategic move will provide enhanced access to investors and broaden our shareholder base.

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EXECUTIVE COMPENSATION

•	We generated US$1.9 billion in free cash flow and returned over US$1 billion to shareholders through share repurchases and dividends over the past three years.

In summary, not only did we adapt rapidly to the many challenges of the pandemic to achieve outperforming total revenue growth compared to the China restaurant industry as noted above, but we also took the opportunity to strengthen our competitive position for the future. We expanded our store footprint, strengthened our supply chain, deepened our digital capabilities, and rebased our cost structure, laying the foundation for future growth opportunities. We rewarded our shareholders with leading TSRs compared to the constituents of the MSCI China Index and MSCI China Consumer Discretionary Index, as well as outperforming TSRs against the S&P 500 Consumer Discretionary Index, over the three-year period from 2020 to 2022, and in 2022, respectively, as noted above. All of these accomplishments were achieved in the context of an incredibly challenging and volatile operating environment.

Recent Compensation Highlights

In 2022, after extensive deliberations, the Compensation Committee implemented a few changes to our executive compensation program, as set forth below. In approving these changes, the Compensation Committee considered our strategic priorities, stockholder feedback, market practices in both the U.S. and China, input from the Compensation Committee’s compensation consultant, and the operating environment in China, as described further above.

•

Annual LTI Grants—For 2022 annual long-term incentive awards, the Compensation Committee determined to grant annual equity awards in the form of 50% SARs, 30% performance share units (“PSUs”) and 20% restricted stock units (“RSUs”). The Compensation Committee introduced an RSU component into the annual long-term incentive (“LTI”) program for 2022 in order to further align with market practices and to support retention during the vesting period, in light of the continued uncertainty caused by the evolving COVID-19 pandemic. The Compensation Committee also considered the fact that a significant majority of its compensation peers include RSU awards as part of their annual LTI grants, and the difficulty in setting three-year performance goals given the operating market at the time. As the value of the RSUs fluctuates based on the Company’s stock price, the entire LTI program remains at-risk. In order to set meaningful goals for the entire three-year performance period, the Compensation Committee determined to use relative TSR (“rTSR”) performance against the constituents of the MSCI China Index as the only metric for 2022 annual PSU awards (the “2022 Annual PSU Awards”), compared to the weighted performance goals relating to rTSR, growth in adjusted total revenue and growth in adjusted diluted earnings per common share that were used under the 2021 annual PSU awards. For 2023, the Compensation Committee determined to increase the percentage of annual equity awards granted in the form of PSUs to 50% in order to increase the portion of the annual long-term incentive awards that are tied to pre-established performance goals, with the remaining 50% to be granted in the form of the RSUs, in order to further align with market practices and to support retention during the vesting period while maintaining the at-risk nature of the long-term incentive program. The 2023 PSU awards will also include an ESG metric, in order to further align the incentives under our long-term incentive awards with the increased importance of ESG-related goals to the Company’s long-term strategy.

•

2022 Lavazza ESOP Grants—Despite the enormous challenges to drive sales and protect profits in the short-term, the Company is also committed to building core capabilities to achieve long-term sustainable growth. To support the Company’s long-term growth, the Compensation Committee has sought to design a compensation program aligned with our long-term strategy, including accelerating store network development, expanding to new categories, growing emerging brands and reinforcing strategic capabilities. This desire to incentivize performance to achieve the Company’s growth initiatives resulted in the granting of equity awards with respect to the joint venture (the “Lavazza Joint Venture”) of the Company and Lavazza Luigi S.p.A. (“Lavazza Group”), which was established to explore and develop the Lavazza coffee concept in China. As previously disclosed, in order to support a founder’s mentality and to incentivize the efforts of employees of the Company, Lavazza Group and the Lavazza Joint Venture to execute on the

48	YUM CHINA – 2023 Proxy Statement

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Lavazza Joint Venture’s business plan, including the target to open 1,000 Lavazza stores in China in the next few years, the Lavazza Joint Venture established equity plans (the “JV Equity Plans”) allowing for the grant of equity awards with respect to the Lavazza Joint Venture to key employees of the Lavazza Joint Venture, Lavazza Group and the Company. In February 2022, the Lavazza Joint Venture and the Compensation Committee approved equity awards under the applicable JV Equity Plan to certain employees of the Company, including the NEOs, in the form of PSUs. Under the JV Equity Plans, up to 15% of the equity in the Lavazza Joint Venture may be granted as equity awards, with employees and other eligible participants of the Lavazza Joint Venture eligible to receive up to 80% of the JV Equity Plan shares, or 12% of the equity in the Lavazza Joint Venture. The remaining JV Equity Plan shares will be allocated to the employees of the Company and Lavazza Group in accordance with their respective equity interest in the Lavazza Joint Venture, or up to 2% and 1%, respectively, of the equity in the Lavazza Joint Venture. The PSU awards (the “2022 Lavazza ESOP Grants”) granted to the NEOs are subject to both performance-based vesting conditions and the occurrence of a liquidity event. The liquidity event vesting condition, which includes the occurrence of an initial public offering of the Lavazza Joint Venture, must occur within seven years of the grant date for the awards to vest. As discussed above, the JV Equity Plans and related grants to key contributors were adopted in order to help execute the Company’s strategy for the Lavazza Joint Venture by aligning their interests to the success of the Lavazza Joint Venture.

•

Annual Incentive Program—To support key objectives linked to the Company’s long-term strategy, the Compensation Committee replaced system gross new builds with system net new builds and replaced member sales with member activity as performance goals to be used to determine payouts under the 2022 annual incentive program. As a result of this change, for 2022, annual incentive program payouts were originally to be determined based solely on adjusted operating profit growth, same store sales growth, delivery sales growth, system net new builds, and member activity.

The Company’s annual incentive program targets, which were set in early 2022, reflected the Company’s business goals and priorities in light of the then prevailing operating environment. While the Compensation Committee’s practice has generally been to establish and communicate goals at the beginning of each year, the Compensation Committee also retains flexibility to modify the Company’s executive compensation program when circumstances warrant, in order to continue to incentivize actions to drive operational performance and retain key talent. In the first half of 2022, the highly transmissible Omicron variant caused significant volatility in our business operations. For example, during April and May 2022, over 2,500 of our stores in China, on average, were either temporarily closed or offered only takeaway and delivery services. In July 2022, in light of the volatile operating environment and the significant impact of the Omicron-variant outbreaks on the Company’s operating and financial performance in the first half of 2022, the Compensation Committee considered potential real-time actions to help manage the immediate challenges, retain talent and motivate performance. The Compensation Committee approved (i) the maintaining of the original key performance indicators (“KPIs”) to hold participants accountable for such goals, but with a reduction in the weighting of such KPIs from 100% to 30%, (ii) the introduction of two supplemental KPIs, accounting for 30% of the team factor weighting, to motivate strategic actions to align with the Company’s key priorities at the time of protecting operating margin and profitability, and (iii) the introduction of two relative measures requiring above-market performance in the form of relative revenue growth (comparing the Company’s 2022 year-over-year growth rate in total revenues against that of the China restaurant industry) and rTSR (comparing the Company’s TSR in 2022 against the TSR of the constituents of the MSCI China Index), with the relative measures accounting for the remaining 40% of the team factor weighting. This modified program continued to maintain the same performance-based structure, but with updates to reflect the evolving operating challenges created by the pandemic and changes in business focuses to address these challenges and the inclusion of relative measures to assess the Company’s success in navigating the operational environment as compared to the market. The Compensation Committee determined that this combination of performance metrics was aligned with the Company’s strategic actions to help

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EXECUTIVE COMPENSATION

protect the Company’s operating margin and profitability during this challenging time and appropriate to motivate management to focus on the successful execution of the Company’s operational plan. When approving the final team factor for Company performance, the Compensation Committee applied discretion to reduce the result of Company performance from 135% to 120% of target. For details, see “Elements of the Executive Compensation Program—Annual Performance-Based Cash Bonuses—Team Performance Factors.”

•

Modification of 2020 Annual PSUs—Beginning with the 2020 annual equity grants, the group of recipients of PSUs had been expanded to include all of the Company’s leadership team, including the NEOs. In addition, unlike the 2019 PSUs where only a relative measure was used, the performance metrics and goals for the annual PSUs granted in 2020 (the “2020 Annual PSUs”) adopted two absolute growth targets, including adjusted total revenue growth (weighted 60%) and adjusted diluted earnings per share (“EPS”) growth (weighted 40%). A relative measure, the Company’s rTSR compared to the MSCI China Index, was included only as a modifier to increase or decrease the number of units to be earned by up to 20%. The absolute growth targets were established in early 2020 at a time when the Company could not have anticipated or known the duration or impact of the COVID-19 pandemic on the market in which the Company operates. In 2021 and 2022, the Compensation Committee closely monitored the impact of the pandemic on the Company and potential payouts, and considered different alternatives to fairly assess and reward management for their performance during the three-year performance period of the 2020 Annual PSUs.

Due to the ongoing impact of COVID-19, the Company was operating in a volatile and unpredictable market during the duration of the performance period. Compared to 2019, the 2022 total revenue for the China restaurant industry declined by 6%, with a negative CAGR of 2% from 2019 to 2022. As a result, the original absolute growth goals set for the 2020 Annual PSUs became less effective in incentivizing management and recognizing actions that would enable the Company to navigate the pandemic and emerge stronger. Facing the unprecedented challenges, our revenue growth rate (excluding foreign currency translation) outperformed that of the China restaurant industry, with an increase by 6% comparing 2022 to 2019, and a CAGR of 2% from 2019 to 2022. In addition, comparing to the constituents of the MSCI China Index, the Company’s TSR ranked at the 68.91 percentile over the three-year period from 2020 to 2022.

In light of the Company’s strong performance against its peers despite the COVID-19 pandemic and considering that keeping the original design of the 2020 Annual PSUs potentially would have resulted in zero payout, which the Compensation Committee believed would not appropriately reflect management’s performance or be aligned with the Company’s compensation philosophy, the Compensation Committee determined to adjust the weighting of the performance metrics of the 2020 Annual PSUs in December 2022. As adjusted, the performance goals applicable to the 2020 Annual PSUs are rTSR (weighted 60%), adjusted total revenue growth (weighted 24%) and adjusted diluted EPS growth (weighted 16%), with adjusted total revenue growth and adjusted diluted EPS growth having the same relative weightings to each other as prior to adjustment. The Compensation Committee placed more emphasis on the rTSR measure in recognition of the difficulty of measuring performance against absolute growth goals set before the onset of the COVID -19 pandemic, in light of the volatile operating environment, and its assessment that rTSR would better measure the Company’s success in execution of its evolving and COVID-19 responsive operational plan during the three-year performance period. Accordingly, these weightings were adjusted to better measure our performance relative to the operating market in which we operate, while keeping all original performance goals applicable to the 2020 Annual PSUs. Except for the changes in weighting of the performance goals, the terms and conditions applicable to the 2020 Annual PSUs remained unchanged. The Compensation Committee determined that this modification to the 2020 Annual PSUs was aligned with the Company’s compensation philosophy of retaining talent and rewarding performance, particularly in light of the operational achievements of the Company since the 2020 Annual PSUs were granted. Based on the reallocated weighting

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of the performance metrics, the 2020 Annual PSUs vested at 87.82%. For details, see “Context for Determining Executive Compensation Decisions” and “Elements of the Executive Compensation Program—Long Term Equity Incentives—2020 Annual PSUs.”

•

Incorporated ESG Metrics since 2021 Annual Incentive Program—Management and the Board have engaged in extensive discussions regarding how to further incentivize and assess performance with respect to specific ESG, Sustainability and Human Capital Management initiatives. Beginning with the 2021 annual incentive program, ESG measures have been incorporated into the KPIs that are used to determine the individual performance factor for each leadership team member. As such, the NEOs’ performance on ESG-related areas could significantly impact payouts under the Company’s 2022 annual incentive program. ESG performance goals are tailored for each member of the leadership team based on their roles and responsibilities and the Compensation Committee will assess their performance in these areas. ESG, Sustainability and Human Capital Management goals for 2022 included goals relating to the publication of the Company’s sustainability report, goals relating to climate, the Company’s supply chain and environmental impact, initiatives relating to customer awareness of environmental goals, plastic reduction initiatives, goals relating to the KFC food banks, employee satisfaction and gender equality. As noted above, in 2023, ESG and sustainability goals of the Company have been adopted as one of the performance goals applicable to the 2023 annual PSUs.

Alignment of Executive Compensation Program with Business Performance

Our pay-for-performance incentive compensation programs are designed to align the long-term interests of our executives with those of our stockholders and to attract and retain top talent in a competitive market. The Company’s executive compensation program is structured to support the long-term sustainable growth of the Company and create value for stockholders by aligning our executives with business performance goals and motivating entrepreneurial and innovative thinking. As such, the Compensation Committee reviews and endorses performance goals that are deemed central to the Company’s business performance, long-term strategy and stockholder value creation. Specifically, the Compensation Committee selected performance goals under the Company’s 2022 incentive programs that are based on metrics such as operating profit, same store sales, delivery sales, system net new builds, member activity, rTSR, and other KPIs described in greater detail below. These performance goals comprise an overall executive compensation program that the Compensation Committee believes appropriately reflects the Company’s emphasis on increasing profitability and revenue, supporting an entrepreneurial mindset, and creating stockholder value, while at the same time supporting key ESG initiatives.

While the Compensation Committee’s practice has generally been to establish and communicate goals at the beginning of each year, the Compensation Committee also retains flexibility to modify the Company’s executive compensation program when circumstances warrant, in order to continue to incentivize actions to drive operational performance and long-term strategies. In 2022, in light of the changes in operating environment in China and the significant prolonged impact of COVID-19 on the Company’s operating and financial performance during the year and over the three-year period since 2020, the Compensation Committee adjusted the 2022 annual incentive program and modified the 2020 Annual PSUs. For details, see “Recent Compensation Highlights—Annual Incentive Program,” “Recent Compensation Highlights—Modification of 2020 Annual PSUs,” “Elements of the Executive Compensation Program—Annual Performance-Based Cash Bonuses—Team Performance Factors” and “Elements of the Executive Compensation Program—Long Term Equity Incentives—2020 Annual PSUs.” The Compensation Committee believes that maintaining this flexibility allows the Company to appropriately reward performance in areas deemed critical to the Company’s long-term strategy.

The following chart provides an overview of the 2022 target total direct compensation program applicable to our CEO, consisting of base salary, annual performance-based cash incentives (i.e., short-term incentives, or “STI”), and LTI. As demonstrated by the following chart, 2022 compensation for our CEO was heavily weighted toward variable pay elements, and such elements repre-

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sented approximately 87% of the 2022 annual target compensation for Ms. Wat (consisting of the target payout opportunity under the annual performance-based cash bonus plan, target annual PSUs, RSUs and SARs). For purposes of this calculation, we have excluded the target grant date fair value of the Lavazza ESOP Grants and the incremental fair value associated with the modification of the 2020 Annual PSUs, as these do not represent a component of the Company’s typical annual executive compensation program.

2022 CEO Target Compensation Mix

Pay Components

The Company’s executive compensation program has three primary pay components: (i) base salary; (ii) annual performance-based cash bonuses (i.e., short-term incentives); and (iii) long-term equity awards. We believe that these key elements are aligned with the Company’s compensation philosophy and objectives, as illustrated in the following table.

Objective	Base Salary	Annual Performance- Based Cash Bonuses	Long-Term Equity Incentives

Attract and retain the right talent to achieve superior stockholder results — Competitive total reward program structure that enables pay to vary based on role, responsibility, experience, market value and future potential of talent in order to drive superior results year-over-year

	X	X	X

Reward performance — Motivate both short-term and long-term performance through annual and long-term equity programs. A majority of NEO annual target compensation is performance-based or variable and, therefore, at-risk

		X	X

Emphasize long-term value creation — The Company’s belief is simple: if it creates long-term value for stockholders, then it shares a portion of that value with those responsible for the results. Equity awards focus on the long-term performance of the Company and directly align the interests of the recipients with those of the Company’s stockholders

X
Drive ownership mentality — We require executives to invest in the Company’s success by owning a substantial amount of Company stock			X

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Executive Compensation Practices

The Compensation Committee reviews on an ongoing basis the Company’s executive compensation program to evaluate whether it supports the Company’s executive compensation philosophies and objectives and is aligned with stockholder interests. Our executive compensation practices include the following, each of which the Compensation Committee believes reinforces our executive compensation philosophy and objectives:

Our Executive Compensation Practices
✓

We deliver a significant percentage of annual target compensation in the form of variable compensation tied to performance, with 87% of Ms. Wat’s 2022 annual target compensation in the form of variable pay elements

✓	We deliver a significant portion of total compensation in the form of equity

✓	Maximum payout opportunity for STI and PSUs

✓	We have multi-year vesting periods for equity awards

✓	We perform market comparisons of executive compensation against a relevant peer group, recognizing the different geographic regions where executives are sourced and recruited

✓	The vesting of the rTSR portion of the PSU awards will be capped at target if our TSR performance is negative over the performance period

✓	The payout for the rTSR measure for annual performance-based cash bonus program is capped at target if our TSR performance is negative

✓	We use an independent compensation consultant reporting directly to the Compensation Committee

✓	We have double-trigger vesting for equity awards in the event of a change in control under our long-term incentive plans

✓	We maintain stock ownership guidelines, which includes a retention requirement until the guideline is achieved

✓	We maintain a compensation recovery policy

✓	We maintain an equity-based awards grant policy specifying pre-determined dates for annual equity grants

✓	We hold an annual “say on pay” vote

✓	We maintain an annual stockholder engagement process

✓	Our Compensation Committee regularly meets in executive session without any members of management present

X	We do not pay dividends or dividend equivalents on PSUs unless and until they vest

X	We do not allow repricing of underwater SARs under our long-term incentive plan without stockholder approval

X	We do not allow hedging, short sales or pledging of our securities

X	We do not allow backdating of SARs

X	We do not provide for tax gross-ups relating to a change in control

Stockholder Engagement

In its compensation review process, the Compensation Committee focuses on structuring the executive compensation program to serve the interests of our stockholders. In that respect, as part of its ongoing review of our execu-

tive compensation program, the Compensation Committee considered the approval by approximately 89% of the votes cast for the Company’s “say on pay” vote at our 2022 annual meeting of stockholders. Although the Com-

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pensation Committee was pleased with this favorable outcome and interpreted this level of support as an endorsement by our stockholders of our executive compensation program and policies, the Compensation Committee continuously evaluates program design and considers adjustments to the Company’s compensation program based on stockholder feedback, market practices, operating environment and other considerations in order to deliver a program designed to be aligned with our business strategy, the creation of long-term value and our stockholders’ interests.

During 2022, the Company reached out to its 75 largest stockholders and select stockholders who previously indicated interest for having engagement calls (which represented over 66% of the Company’s outstanding shares) to solicit feedback on a variety of corporate governance matters (including with respect to the adoption of the Company’s 2022 Long Term Incentive Plan (the “2022 LTIP”)), and the Company held discussions with all stockholders who accepted an invitation. The topics of the discussions covered the 2022 LTIP and executive compensation matters more generally. Management shared the stockholder feedback with the Compensation Committee for its consideration.

Based on feedback received during the Company’s stockholder engagement efforts over the past several years, the Compensation Committee has approved changes to its compensation program, including the incorporation of ESG measures and targets into the KPIs, and the disclosure of the threshold and maximum achievement levels for the KPIs discussed in the CD&A.

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Elements of the Executive Compensation Program

The Company’s 2022 executive compensation program consists of three primary pay components: (i) base salary; (ii) annual performance-based cash bonuses (i.e., short-term incentives); and (iii) long-term equity awards. The following charts demonstrate that 2022 annual target compensation for Ms. Wat, our CEO, and the NEOs was heavily weighted toward variable pay elements. Such elements represented approximately 87% of the 2022 annual target compensation for Ms. Wat and, on average, 72% of the 2022 annual target compensation for our other NEOs (consisting of the target payout opportunity under the performance-based cash bonus plan and target annual equity grants). For purposes of this calculation, we have excluded the target grant date fair value of the Lavazza ESOP Grants and the incremental fair value associated with the modification of the 2020 Annual PSUs, as these do not represent a component of the Company’s typical annual executive compensation program.

2022 CEO Target Compensation Mix	2022 Other NEOs Average Target Compensation Mix

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Base Salary

The Company provides a fixed level of cash compensation to attract and retain high-caliber talent. Base salary in the form of cash compensates executives for their primary roles and responsibilities. An executive’s actual salary is dependent on factors such as the executive’s role (including the market value of the role), level of responsibility, experience, individual performance and future potential. The Compensation Committee annually reviews salary levels of the Company’s executive officers to maintain market competitiveness and reflect their evolving responsibilities.

Annual Performance-Based Cash Bonuses

The principal purpose of our cash-based annual incentive program is to motivate and reward short-term team and individual performance. The following is the formula used to calculate 2022 annual performance-based cash bonuses:

Base Salary	×	Target Bonus Percentage (As a % of Base Salary)	×	Team Performance Factor (0%-200%)	×	Individual Performance Factor (0%-150%)	=	Final Individual Performance Bonus Payout

Team Performance Factors

The Compensation Committee reviewed the performance measures used in the annual incentive plan to assess the program’s alignment of the incentive payouts with key performance measures of the Company’s overall business and operating segments. The Compensation Committee established the initial team performance measures, targets and weights for the 2022 bonus program at the beginning of the year after receiving input and recommendations from management and the Compensation Committee’s compensation consultant. The team performance objectives and targets in 2022 were developed through the Company’s annual financial planning process, which took into account growth strategies, historical performance, and the existing and expected future operating environment of the Company.

The Company’s annual incentive program targets, which were set in early 2022, reflected the Company’s business goals and priorities in light of the then prevailing operating environment. While the Compensation Committee’s practice has generally been to establish and communicate goals at the beginning of each year, the Compensation Committee also retains flexibility to modify the Company’s executive compensation program when circumstances warrant, in order to continue to incentivize actions to drive operational performance and retain key talent. In the first half of 2022, the highly transmissible Omicron variant caused significant volatility in our business operations. For example, during April and May 2022, over 2,500 of our stores in China, on average, were either temporarily closed or offered only takeaway and delivery services.

In light of the volatile operating environment and the significant impact of the Omicron-variant outbreaks on the Company’s operating and financial performance in the first half of 2022, the Compensation Committee considered potential real-time actions to help manage the immediate challenges, retain talent and motivate performance. The Compensation Committee revisited the structure of the 2022 annual incentive program in order to continue to incentivize performance and focus on key business priorities at the time. Based on this review, in July 2022, the Compensation Committee approved (i) the maintaining of the original KPIs to hold participants accountable for such goals, but with a reduction in the weighting of such KPIs from 100% to 30%, (ii) the introduction of two supplemental KPIs, accounting for 30% of the team factor weighting to motivate strategic actions to align with the Company’s key priorities to protect operating margin and profitability, and (iii) the introduction of two relative measures requiring above-industry performance in the form of relative revenue growth (comparing the Company’s 2022 year-over-year growth rate in total revenues

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against that of the China restaurant industry) and rTSR (comparing the Company’s TSR in 2022 against the TSR of the MSCI China Index), with the relative measures accounting for the remaining 40% of the team factor weighting. This modified program continued to maintain the same performance-based structure, but with updates to reflect the evolving operating challenges created by the pandemic and changes in business focuses to address these challenges and the inclusion of relative measures to assess the Company’s success in navigating the pandemic against peers in the same operating market. The Compensation Committee assigned a 40% weight to the two new relative measures in recognition of the difficulty of forecasting absolute performance in light of the volatile operating environment. The Compensation Committee set rigorous targets for the new relative measures, which required above-industry performance and results: target performance for the rTSR measure required the Company to be at the 55th percentile and target performance for the relative revenue growth metric required the Company’s total revenues, excluding foreign currency translation, to be at least 2% higher than that of the China restaurant industry. The payout for the rTSR measure would have been capped at target if the Company’s TSR performance was negative. The Compensation Committee determined that this combination of performance metrics was aligned with the Company’s strategic actions to help protect the Company’s operating margin and profitability during this challenging time and appropriate to motivate management to focus on the successful execution of the Company’s operational plan.

The Company’s performance metrics were established as growth goals with 2021 as the baseline measure. This methodology required performance better than 2021 in order to receive a target payout. A leverage formula for each team performance measure magnifies the potential impact that performance above or below the performance target will have on the calculation of the annual bonus. This leverage increases the payouts when targets are exceeded, and reduces payouts when performance is below target, with a threshold level of performance required in order for any bonus associated with such metric to be paid and a cap on bonus payments.

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The team performance threshold, target and maximum achievement levels, actual results, weights and overall performance for each measure following the adjustments described above are outlined below.

COMPANY

Team Performance Measures	Threshold	Target	Maximum	Actual	Earned as a % of Target	Weighting*	Final Team Performance
Adjusted Operating Profit Growth(1)	0%	9.8%	25%	-14%	0%	12%	0%
Same Store Sales Growth	0%	2%	4%	-7%	0%	4.5%	0%
Delivery Sales Growth	9%	15%	21%	17%	135%	4.5%	6%
System Net New Builds	1,080	1,230	1,380	1,159	76%	6%	4%
Member Activity(2)	—	—	—	—	0%	3%	0%
Commodity Cost Growth(3)	4%	2%	0%	2.1%	98%	15%	15%
Labor Cost Growth(4)	5%	0%	-5%	-7%	200%	15%	30%
Relative Revenue Growth(5)	1%	2%	4%	7%	200%	20%	40%
R-TSR(6)	40th	55th	85th	93.65th	200%	20%	40%

FINAL COMPANY TEAM FACTOR							135%

KFC(7)

Team Performance Measures	Threshold	Target	Maximum	Actual	Earned as a % of Target	Weighting*	Final Team Performance
Adjusted Operating Profit Growth (KFC)(1)	1%	12%	28%	-1%	0%	12%	0%
Same Store Sales Growth (KFC)	0%	2%	4%	-7%	0%	4.5%	0%
Delivery Sales Growth (KFC)	9%	15%	21%	18%	143%	4.5%	6%
System Net New Builds (KFC)	700	800	900	926	200%	6%	12%
Member Activity (KFC)(2)	0%	6.4%	12.9%	-0.2%	0%	3%	0%
Commodity Cost Growth (YUMC)(3)	4%	2%	0%	2.1%	98%	15%	15%
Labor Cost Growth (YUMC)(4)	5%	0%	-5%	-7%	200%	15%	30%
Relative Revenue Growth (YUMC)(5)	1%	2%	4%	7%	200%	20%	40%
R-TSR (YUMC)(6)	40th	55th	85th	93.65th	200%	20%	40%

FINAL KFC TEAM FACTOR							143%

*

The original weighting established at the beginning of 2022 and prior to the July 2022 adjustments by the Committee was Adjusted Operating Profit Growth – 40%, Same Store Sales Growth – 15%, Delivery Sales Growth – 15%, System Net New Builds – 20%, and Member Activity – 10%, based on which the team factor results of the Company and KFC would have been 36% and 62%, respectively.

(1)

Adjusted Operating Profit Growth as a team performance factor is the adjusted operating profit growth, excluding the effects of foreign currency translations (either positive or negative) because we believe that changes in the foreign exchange rate can cause operating profit growth to appear more or less favorable than business results indicate.

(2)

Member Activity as a Company team performance factor is defined as the weighted average results of KFC and Pizza Hut active member spending indices. The active member spending index of each of KFC and Pizza Hut measures the year-over-year growth rate of member sales, excluding foreign currency translation.

(3)

Commodity Cost Growth measures the year-over-year change in purchase costs of the key commodities purchased by the Company, excluding foreign currency translation, with a lower or negative growth rate resulting in higher achievement against target.

(4)

Labor Cost Growth measures the year-over-year change in labor costs, excluding foreign currency translation, for crews and restaurant management teams of the Company at the store level, with the impact from temporary store closures normalized in the calculation by excluding such periods. A lower or negative growth rate will result in higher achievement against target.

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(5)	Relative Revenue Growth represents the excess of the Company’s 2022 year-over-year growth rate in total revenues, excluding foreign currency translation, over that of the China restaurant industry.

(6)

The rTSR is measured as the Company’s achievement of total shareholder return compared against the constituents of the MSCI China Index. TSR percentile rank was calculated based on the 20 trading day average closing prices up to and including January 1, 2022 and the 20 day average closing prices up to and including December 31, 2022 and assumes reinvestment of dividends. The payout for the rTSR measure would be capped at target if the Company’s TSR performance is negative.

(7)

The KFC Team Factor was determined based on a combination of Company (YUMC) and KFC goals as noted in the table above. The Compensation Committee believed that this combination of goals incentivized specific KFC goals but also aligned KFC participants with the broader efforts of the Company as a whole.

As noted above, a Company team factor of 135% and a KFC team factor of 143% were achieved based on the performance metrics and weighting. The Compensation Committee applied discretion to reduce the results and approved a final team factor of 120% for Company performance and 125% for KFC performance.

Individual Performance Factors

In February 2022, the Compensation Committee approved the performance goals that would be used to determine the Individual Performance Factor for the CEO and provided input on the performance goals recommended by the CEO for the other NEOs, which would subsequently be used by the CEO to recommend to the Compensation Committee as the Individual Performance Factor for each NEO. As part of the Company’s annual performance evaluation process, the CEO, after having received input from the Compensation Committee and after consultation with each NEO, establishes that NEO’s performance objectives for the coming year, which are ultimately approved by the Compensation Committee. These performance objectives are not intended to be rigid or formulaic, but rather to serve as the framework upon which the CEO evaluates the NEO’s overall performance.

These annual performance goals generally fell within the performance categories of mitigating the impact of the COVID-19 pandemic, increasing stockholder returns, accelerating the growth of our brands, driving new business initiatives, effectively managing costs, and achieving ESG and other strategic objectives. Under each performance goal category, each NEO has a number of under-

lying pre-established goals against which the NEO’s performance is assessed to determine whether the NEO has achieved the overall performance goal. The evaluation of an executive’s performance relative to these goals is inherently subjective, involving a high degree of judgment based on the CEO’s observations of, and interactions with, the executive throughout the year. As an additional input to the evaluation of an executive’s performance, the CEO assesses the overall performance of the Company in light of the dynamics of the China market. As a result, no single performance goal or group of goals is determinative for the CEO’s evaluation of the executive’s performance.

The above evaluation provides the basis for the CEO’s recommendation to the Compensation Committee for the executive’s Individual Performance Factor. The Compensation Committee then meets with the CEO and discusses the CEO’s recommendations, and meets separately in executive session and makes a determination of the Individual Performance Factor for the NEOs, excluding the CEO.

The Compensation Committee applies similar factors in determining the Individual Performance Factor for the CEO. The Compensation Committee meets in executive session to discuss the CEO’s individual performance and then consults with the Chairman of the Board for their collective determination of the CEO’s Individual Performance Factor. The evaluation of the CEO’s overall performance relative to these factors is also inherently subjective, involving a high degree of judgment. The Compensation Committee and the other independent

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directors assess the overall performance of the Company in light of the dynamics of the China market in which the Company operates. As a result, no single performance goal or group of goals is determinative for the evaluation of the CEO’s performance.

The use of Individual Performance Factors provides the Company with a degree of flexibility to recognize performance and reward contributions to strategic business initiatives and the building of organizational capabilities supportive of the creation of long-term value.

Based on the foregoing, the Compensation Committee assigned 2022 Individual Performance Factors for the NEOs ranging from 80% to 140%, as described below under “2022 NEO Compensation and Performance Summary.”

Long-Term Equity Incentives

The Company provides long-term equity compensation to its executives to encourage decision-making that creates long-term sustainable stockholder value. In determining the size of the annual equity awards, the Compensation Committee considers the following:

•	Prior year individual and team performance;

•	Expected contributions in future years;

•	The market value of the executive’s role compared with similar roles in the Company’s peer group or based on compensation survey data; and

•	Achievement of the Company’s stock ownership guidelines.

For 2022, the Compensation Committee granted annual equity awards in the form of SARs, PSUs and RSUs, weighted 50%, 30% and 20%, respectively. Eighty percent of the 2022 annual equity grant is considered by the Compensation Committee to be performance-based as the PSUs will vest based only on the Company’s achievement of performance goals relating to rTSR, and the SARs will realize value only to the extent the Company’s stock price increases from the date of grant. The SARs and RSUs vest annually in equal installments of 25%, beginning on the first anniversary of the grant date and generally subject to continued employment through the applicable vesting date. The exercise price of each SAR grant is based on the closing market price of the underlying Company stock on the date of grant.

The 2022 Annual PSU Awards are designed to incentivize each NEO’s performance over the performance period from January 1, 2022 to December 31, 2024 and to further align their interests with the interests of our stockholders through the use of an rTSR performance goal. The rTSR performance goal for the three-year performance period is measured as achievement compared against the constituents of the MSCI China Index. This index was selected as the companies included are generally impacted by the same market conditions as the Company. TSR is based on the average closing price over the 20 trading days up to and including the start and end of the performance period. Vesting of the PSUs will be capped at target if the Company’s TSR performance is negative over the performance period regardless of how well the Company performs as compared to the index. The following table sets forth the TSR vesting schedule for the 2022 Annual PSU Awards.

		Threshold	Target	Maximum
TSR Percentile Rank Achieved	<25%	25%	55%	85%
Proportion of Target Award Vesting	0%	40%	100%	200%

2020 Annual PSUs

Beginning with the 2020 annual equity grants, the group of recipients of PSUs had been expanded to include all of the Company’s leadership team, including the NEOs. Under the 2020 Annual PSU program, PSUs would be settled in shares of our common stock based on continued service and the achievement of the underlying performance goals during the three-year performance period. Unlike the 2019 PSUs where only a relative measure was

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used, the performance metrics and goals for the 2020 Annual PSUs adopted two absolute growth targets, including adjusted total revenue growth (weighted 60%) and adjusted diluted EPS growth (weighted 40%). A relative measure, the Company’s rTSR compared to the MSCI China Index, was included only as a modifier to increase or decrease the number of units to be earned by up to 20%. Based on performance, vesting could range from 0% to 240% of the target number of shares subject to the 2020 Annual PSUs. In 2021 and 2022, the Compensation Committee closely monitored the impact of the pandemic on the Company’s performance and considered different alternatives to fairly assess and reward management for their performance during the three-year performance period of the 2020 Annual PSUs. 2022 represented the final year of the 2020-2022 performance period for the 2020 Annual PSUs.

The absolute targets for the 2020 Annual PSUs were established in early 2020 at a time when the Company could not have anticipated or known the duration or impact of the COVID-19 pandemic on the market in which the Company operates. Due to the ongoing impact of COVID-19, the Company was operating in a volatile and unpredictable market during the duration of the performance period. Compared to 2019, the 2022 total revenue for the China restaurant industry declined by 6%, with a negative CAGR of 2% from 2019 to 2022. As a result, the original absolute growth goals set for the 2020 Annual PSUs became less effective in incentivizing management and recognizing actions that would enable the Company to navigate the pandemic and emerge stronger.

As noted above, during the three-year period impacted by the COVID-19, we stayed nimble and quickly adapted to the rapidly-changing operating environment. With the tremendous efforts from our employees led by the leadership team, our revenue growth rate outperformed that of the China restaurant industry. The CAGR of our total revenue growth (excluding foreign currency translation) from 2019 to 2022 was 2%, compared to a negative CAGR of 2% in the total revenue of the China Restaurant industry over the same period. In addition, compared to the constituents of the MSCI China Index, the Company’s TSR ranked at the 68.91 percentile over the three-year period from 2020 to 2022.

In light of the Company’s strong performance against its peers despite the COVID-19 pandemic and considering that keeping the original design of the 2020 Annual PSUs potentially would have resulted in zero payout, which the Compensation Committee believed would not appropriately reflect management’s performance and incentivize management in directing the Company to continue to navigate the pandemic, the Compensation Committee determined to adjust the weighting of the performance metrics of the 2020 Annual PSUs in December 2022. The following graph illustrates the reallocation of the weighting of the performance metrics before and after the adjustment.

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(1)	The number of performance units that vest shall be modified by up to +20% for outperformance, or up to -20% for underperformance, as compared to the MSCI China Index.

(2)	The following table sets forth the rTSR vesting schedule for the 2020 Annual PSUs after the adjustment:

		Threshold	Target	Maximum
TSR Percentile Rank Achieved	<25%	25%	55%	85%
Proportion of Target Award Vesting*	0%	40%	100%	200%

*

Vesting proportion for performance between performance levels would be determined based on linear interpolation. Under the program, payout would be capped at target if the Company’s TSR was negative over the three-year performance period. TSR percentile rank was calculated based on the 20-trading day average closing prices up to and including January 1, 2020 and the 20-day average closing prices up to and including December 31, 2022 and assumes reinvestment of dividends.

These weightings were adjusted to better reflect alignment between pay and performance over the multiple year performance period. The Compensation Committee maintained the relative weighting of adjusted total revenue growth and adjusted diluted EPS growth with each other. The Compensation Committee placed more emphasis on the rTSR metric in recognition of the difficulty of measuring performance against absolute growth goals in total revenue and EPS, which were set before the onset of the COVID-19 pandemic, in light of the volatile operating environment and its assessment that rTSR would better measure the Company’s success in execution of its evolving operational plan during the three-year performance period and its performance compared to the China restaurant industry and the MSCI China Index.

Except for the changes in weighting of the performance goals, the terms and conditions applicable to the 2020 Annual PSUs remained unchanged. The Compensation Committee determined that this modification to the 2020 Annual PSUs was aligned with the Company’s compensation philosophy of retaining talent and rewarding performance, particularly in light of the operational achievements of the Company since the 2020 Annual PSUs were granted.

The table below sets forth the threshold, target and maximum achievement levels, weights and actual results for each measure of the 2020 Annual PSUs following the reallocation of the weighting of performance metrics:

Performance Measure	Threshold	Target	Maximum	Actual	Earned as a % of Target	Weighting	Final Team Performance
R-TSR	25th	55th	85th	68.91th	146.36%	60%	87.82%
Adjusted Total Revenue CAGR(1)	4%	7%	10%	3%	0%	24%	0%
Adjusted Diluted EPS CAGR(2)	4.5%	7.25%	10%	-12%	0%	16%	0%
Final Payout Ratio							87.82%

(1)

Adjusted Total Revenue represents total revenues as reported in the Consolidated Financial Statements included in the Annual Report on Form 10-K for the year ended December 31, 2022 (the “Audited Financial Statements”), but adjusted to exclude (i) revenues from transactions with franchisees and unconsolidated affiliates; (ii) revenues generated from certain emerging brands; and (iii) the impact of foreign currency fluctuations. The performance goal is measured from 2019 year-end results, which is the base year for measuring CAGR.

(2)	Adjusted Diluted EPS is defined as Adjusted Net Income divided by Adjusted Weighted-Average Common and Diluted Potential Common Shares Outstanding, where:

•

Adjusted Net Income represents adjusted net income presented in the Company’s annual report on Form 10-K, but further adjusted to exclude: (i) income generated from certain emerging brands; (ii) income tax expense

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impact of planned or actual repatriations; (iii) investment gains or losses for equity investments measured at fair value; (iv) certain non-recurring adjustments; (v) the impact of foreign currency fluctuations; and (vi) the income tax effect of the above adjustments. The performance goal is measured from 2019 year-end results, which is the base year for measuring CAGR.

•

Adjusted Weighted-Average Common and Diluted Potential Common Shares Outstanding represents weighted-average common and diluted potential common shares outstanding presented in Note 5 to the Audited Financial Statements, and adjusted to exclude: (i) impact on share count associated with certain share repurchases; (ii) impact on share count as a result of the Company’s global offering and secondary listing on the HKEX; (iii) impact on outstanding shares held by employees of YUM! Brands, Inc. (“YUM”); and (iv) diluted shares associated with the 2020 partner PSU awards (“2020 Partner PSU Awards”).

Based on the Company’s 22.55% TSR performance during the three-year performance period, the Company ranked at the 68.91 percentile as compared to the TSR performance of the still-active constituents of the MSCI China Index at the end of the performance period, resulting in 87.82% vesting of the target PSUs and dividend equivalents.

The table below shows the number of shares of our common stock acquired by each of the NEOs upon the vesting of the 2020 Annual PSUs (before payment of applicable withholding taxes).

Name	Number of Shares Acquired on Vesting (#)
Ms. Wat	52,166
Mr. Yeung	12,520
Mr. Chan	8,347
Mr. Huang	12,520
Mr. Yuen	6,782

Please see the “2022 Summary Compensation Table” and the “2022 Grants of Plan-Based Awards Table” for further information regarding the 2020 Annual PSUs that vested during the year and the incremental fair value associated with the modification of the 2020 Annual PSUs.

2022 Lavazza ESOP Grants

As disclosed in last year’s CD&A, the Company and Lavazza Group established the Lavazza Joint Venture to explore and develop the Lavazza coffee business in China. In order to incentivize the efforts of employees of the Company, Lavazza Group and the Lavazza Joint Venture to execute on the Lavazza Joint Venture’s business plan, including the target to open 1,000 Lavazza stores in China in the next few years, the Lavazza Joint Venture established the JV Equity Plans allowing for the grant of equity awards with respect to the Lavazza Joint Venture to key employees of the Lavazza Joint Venture, as well as select employees of Lavazza Group and the Company. Under the JV Equity Plans, up to 15% of the equity in the Lavazza Joint Venture may be granted as equity awards, with employees and other eligible participants of the Lavazza Joint Venture, including restaurant general managers, eligible to receive up to 80% of the JV Equity Plan shares, or 12% of the equity in the Lavazza Joint Venture. The remaining JV Equity Plan shares will be allocated to the employees of the Company and Lavazza Group in accordance with their respective equity interest in the Lavazza Joint Venture, or up to 2% and 1%, respectively, of the equity in the Lavazza Joint Venture.

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The Compensation Committee has discretion to award the portion of the JV equity pool allocated to the Company to employees of the Company who have been key contributors to the efforts of the Lavazza Joint Venture and are deemed to be essential to the successful execution of the Lavazza Joint Venture’s business plan. The JV Equity Plans and related grants were adopted in order to support entrepreneurial and innovative thinking and leadership through a compensation structure linked to brand expansion and our long-term strategy.

After considering the input of the Compensation Committee’s compensation consultant with respect to form and amount of equity awards to be granted to Company employees, on February 10, 2022, the Lavazza Joint Venture and the Compensation Committee approved equity awards under the applicable JV Equity Plan to certain employees of the Company, including awards accounting for 0.9% of the equity in the Lavazza Joint Venture to the NEOs, in the form of PSUs. The PSUs are subject to both performance-based vesting conditions and the occurrence of a liquidity event. The performance-based vesting conditions relate to the Lavazza Joint Venture’s performance with respect to revenue (RMB606 million), store-level profitability (to achieve restaurant profit breakeven), brand-level profitability (to achieve operating profit breakeven) and store count (net store count to reach 1,000), each equally weighted, with performance to be measured on a rolling last four quarter basis over a four-year performance period. The liquidity event vesting condition, which includes the occurrence of an initial public offering of the Lavazza Joint Venture, must occur within seven years of the grant date for the awards to vest. Any portion of the award that does not vest, either based on the achievement of the applicable performance-based vesting conditions or the non-occurrence of the liquidity event, will be forfeited in their entirety. To recognize the efforts of each of the NEOs with respect to the Lavazza Joint Venture and to incentivize and galvanize their continued focus on the success of the Lavazza Joint Venture, the Compensation Committee granted PSUs with the following target grant date fair values to each of the NEOs: Ms. Wat, $1,000,000; Mr. Yeung, $200,000; Mr. Chan, $200,000; Mr. Huang, $200,000 and Mr. Yuen, $200,000.

As noted in the “2022 Summary Compensation Table,” as of the grant date, the achievement of the performance-based vesting conditions and the occurrence of a liquidity event with respect to the 2022 Lavazza ESOP Grants were not considered probable for accounting purposes and, therefore no associated expenses was recognized for accounting purposes that can be included for the 2022 Lavazza ESOP Grants in the 2022 Summary Compensation Table.

Other Elements of Executive Compensation Program

As with all Company employees, Company executive officers receive certain employment benefits. We believe the benefits we offer are an important part of retention for all levels of employees. Our benefits are designed to protect against unexpected catastrophic losses of health and earnings potential and provide a means to save and accumulate assets for retirement.

Post-Termination and Change in Control Compensation.

The Company provides certain post-termination and change in control compensation to help accomplish the Company’s compensation philosophy of attracting and retaining executive talent.

The Company maintains a change in control severance plan that covers all NEOs. Severance benefits are payable only upon a qualifying termination, which is defined as a termination by the Company without cause or by the participant due to good reason, within 24 months following the consummation of a change in control of the Company. The Compensation Committee believes change in control compensation promotes management independence and helps retain, stabilize, and focus the executive officers in the event of a change in control.

The Company also maintains the Executive Severance Plan, which provides severance benefits to certain key management employees of the Company and its affiliates who are selected by the Compensation Committee to participate in the plan, including each of the NEOs, and who experience a qualifying termination under the terms of the plan. The Executive Severance Plan aids in recruitment and retention and promotes smooth succession planning,

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while providing transitional pay for a limited period of time to executives whose employment is involuntarily terminated. Payments are conditioned upon the executive’s execution of a release of claims in favor of the Company and compliance with restrictive covenants. The terms of the Change in Control Severance Plan and Executive Severance Plan were determined after considering market data and the input of the compensation consultant. The award agreements with respect to the Company’s outstanding equity awards also provide for pro-rata vesting in the event of certain qualifying terminations of employment. Please see the “Potential Payments upon a Termination or a Change in Control” section below for a quantification of the amounts that would be payable to each of the NEOs in connection with a termination of employment or change in control as of December 31, 2022.

Retirement Plans. The Company offers certain executives working in China retirement benefits under the Bai Sheng Restaurants China Holdings Limited Retirement Scheme (“BSRCHLRS”). Under the BSRCHLRS, executives may make personal contributions, and the Company provides a company-funded contribution ranging from 5% to 10% of a participating executive’s base salary. During 2022, all of our NEOs were participants in the BSRCHLRS, and each NEO received a company-funded contribution.

Medical, Dental, and Life Insurance and Disability Coverage. The Company provides benefits such as medical, dental, and life insurance and disability coverage to its executive officers through the same benefit plans that are provided to eligible China-based employees.

Perquisites. As noted earlier in the CD&A, the Company’s executive compensation program may differ from our U.S. peers to reflect the competitive market in China, the need to attract a global skillset with deep knowledge of both U.S. and Chinese regulatory regimes and the Company’s desire to incentivize an entrepreneurial mindset to encourage actions that support our long-term growth and strategy. Because the Company is designing an executive compensation program that attracts, retains and incentivizes global talent, the Company provides certain perquisites relating to overseas assignments as part of a competitive compensation package to attract and retain globally mobile executives. These perquisites are governed by the Company’s formal mobility policy, are offered on a case-by-case basis and reflect each executive’s particular circumstances while also generally reflecting market practices for similarly situated, globally mobile executives working in international companies based in mainland China. For example, the Company may offer perquisites such as housing cost subsidies, dependent education, and home leave payments to executives performing services in China.

Prior to our spin-off from YUM, certain of our NEOs were offered tax equalization benefits as an element of their compensation. These tax equalization benefits represent legacy compensation arrangements entered into with our former parent. After the spin-off, the Compensation Committee phased out tax equalization benefits for the NEOs (other than certain grandfathered benefits pursuant to the legacy arrangements).

See the 2022 All Other Compensation Table in this CD&A for details regarding the perquisites received by our NEOs during 2022.

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2022 NEO Compensation and Performance Summary

Below is a summary of our NEOs’ 2022 compensation—which includes base salary, annual cash incentive, and equity awards, as well as an overview of our NEOs’ 2022 performance relative to their individual annual performance goals. The specific performance summaries described below were considered in determining the Individual Performance Factor under the annual cash bonus program. As noted in the CD&A, in February 2022, the Compensation Committee approved the performance goals that would be used to determine the Individual Performance Factor for the CEO and other NEOs. These annual performance goals generally fell within the performance categories of mitigating the impact of the COVID-19 pandemic, increasing stockholder returns, accelerating the growth of our brands, driving new business initiatives, effectively managing costs, and achieving ESG and other strategic objectives. Under each performance goal category, each NEO has a number of underlying pre-established goals against which the NEO’s performance is assessed. See “Elements of the Executive Compensation Program—Annual Performance Based Cash Bonuses—Individual Performance Factor.”

Joey Wat Chief Executive Officer

2022 Performance Summary. The Compensation Committee determined Ms. Wat’s performance to be significantly above target with an Individual Performance Factor of 140%. Ms. Wat was recognized for leading the Company’s crisis management team in taking timely and decisive actions in tackling the many unprecedented challenges arising out of the COVID-19 pandemic in 2022, which was viewed as even more difficult than 2020 or 2021. Those measures included protecting employees, sustaining operations, driving sales and protecting profitability. Despite a decline in the total revenue for the China restaurant industry due to massive lockdowns and infections in both early and late 2022, Ms. Wat led the Company to achieve profitability in every quarter in 2022. The Company also delivered revenue growth (excluding foreign currency translation) which outperformed the China restaurant industry revenue growth by 7% in 2022. Ms. Wat led the effort to restructure both commodity and labor cost bases to protect margins, resulting in a full year restaurant margin of 14.1%, compared to 13.7% in 2021. The Company’s 2022 TSR ranked 93.65 percentile against the constituents of the MSCI China Index. Despite a very challenging business environment, the Company achieved net new stores of 1,159 with healthy average payback period of two and three years for KFC and Pizza Hut, respectively. Ms. Wat also provided strategic guidance to the emerging brands including Taco Bell and Lavazza, both making solid progress in 2022. Taco Bell doubled its store count to 91 while Lavazza reached a store count of 85, at the end of 2022. On ESG, under

Ms. Wat’s direction, the Company also formulated its near term greenhouse gas (GHG) emissions reduction targets and roadmap and received SBTi’s approval in November 2022. The Company also published its first TCFD report and received the industry highest score for the third year from Dow Jones Sustainability Index.

2022 Compensation Decisions. Effective February 1, 2022, the Compensation Committee decided to bring Ms. Wat’s 2022 target compensation levels at slightly above the median of the Company’s compensation peer group, after taking into account Ms. Wat’s experience in and knowledge of the China consumer market and global expertise. These decisions positioned Ms. Wat’s total target direct compensation at the 54th percentile of the Company’s 2022 compensation peer group. After considering the advice of its compensation consultant, market practice, and Ms. Wat’s individual performance, the Compensation Committee made the following compensation decisions.

•	Base Salary. Ms. Wat’s base salary was increased from $1,350,000 to $1,425,000, an increase of 5.6%.

•

Annual Incentive Plan Target and Payout Level. Ms. Wat’s annual cash bonus target remained unchanged at 200% of her base salary, resulting in a bonus target for the year of $2,850,000. Ms. Wat’s 2022 annual cash bonus award payout was $4,788,000,

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reflecting a total payout of 168% of target based on the Team Performance Factor of 120% and Individual Performance Factor of 140%.

•	Long-Term Incentive Award. The Compensation Committee approved an annual long-term incentive award of $6,500,000 to Ms. Wat in February 2022, delivered in 50% SARs, 30% PSUs and 20% RSUs, which was increased from an annual long-term incentive award of $6,000,000 in 2021. Ms. Wat also received a 2022 Lavazza ESOP Grant with a grant date fair value of $1,000,000.

Andy Yeung Chief Financial Officer

2022 Performance Summary. The Compensation Committee determined Mr. Yeung’s performance to be significantly above target with an Individual Performance Factor of 140%. Mr. Yeung was recognized for driving the disciplined scenario planning approach in financial planning and vigorous austerity measures, which helped maintain yearly and quarterly profitability in a highly volatile business environment in 2022 and achieved a full year restaurant margin of 14.1%, compared to 13.7% in 2021. Mr. Yeung played an instrumental role in contributing to the Company’s successful primary conversion on the Hong Kong Stock Exchange despite the challenges of lockdown and travel restrictions. Mr. Yeung was instrumental in resolving many novel issues arising from regulatory framework differences between Hong Kong and U.S. Under Mr. Yeung’s leadership, systems were set up to fulfill financial reporting requirements applicable to a dual-primary issuer on both the New York Stock Exchange and Hong Kong Stock Exchange. Mr. Yeung provided in-depth guidance to KFC, Pizza Hut and the emerging brands, resulting in improvement in their store unit economics under difficult macro and COVID conditions. Mr. Yeung also served as a core member of the Company’s Sustainability Committee and played an active role in ESG discussions, including the Company’s strategy and roadmap relating to near term Science Based Target setting, which was approved by SBTi in November 2022.

2022 Compensation Decisions. Effective February 1, 2022, the Compensation Committee set Mr. Yeung’s 2022 compensation levels after considering the advice of its compensation consultant, market practice and Mr. Yeung’s individual performance.

•	Base Salary. Mr. Yeung’s base salary was increased from $800,000 to $840,000, an increase of 5.0%.

•

Annual Incentive Plan Target and Payout Level. Mr. Yeung’s annual cash bonus target remained at 100% of his base salary, resulting in a bonus target for the year of $840,000. Mr. Yeung’s 2022 annual cash bonus award payout was $1,411,200, reflecting a total payout of 168% of target based on the Team Performance Factor of 120% and Individual Performance Factor of 140%.

•

Long-Term Incentive Award. The Compensation Committee approved an annual long-term incentive award of $1,580,000 to Mr. Yeung in February 2022, delivered in 50% SARs, 30% PSUs and 20% RSUs, which was increased from an annual long-term incentive award of $1,500,000 in 2021, which positioned Mr. Yeung’s annual target total direct compensation at approximately 90% of the market median of the compensation peer group. Mr. Yeung also received a 2022 Lavazza ESOP Grant with a grant date fair value of $200,000.

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Joseph Chan Chief Legal Officer

2022 Performance Summary. The Compensation Committee determined Mr. Chan’s performance to be on target with an Individual Performance Factor of 80%. Mr. Chan led the Company’s successful primary conversion on the Hong Kong Stock Exchange. Under Mr. Chan’s leadership, the Company’s governance, reporting and compliance policies and practices were further updated and enhanced, reflecting the requirements applicable to a dual-primary issuer on both the New York Stock Exchange and Hong Kong Stock Exchange. Mr. Chan was instrumental in resolving many novel issues arising from regulatory framework differences between Hong Kong and the U.S. Mr. Chan also played a critical role in establishing a compliance process and system in monitoring and proactively managing risks regarding the continuing evolving areas of PRC privacy and cybersecurity laws. Mr. Chan also played an instrumental role in supporting the execution of strategic investments, including transaction structure, due diligence, agreement drafting and negotiation, as well as regulatory approvals. Mr. Chan was recognized for serving as a core member of the Company’s Sustainability Committee and played an active role in ESG discussions, including the Company’s strategy and roadmap relating to near term Science Based Target setting, which was approved by SBTi in November 2022.

2022 Compensation Decisions. Effective February 1, 2022, the Compensation Committee set Mr. Chan’s 2022 compensation levels after considering the advice of its compensation consultant, market practice and Mr. Chan’s individual performance.

•	Base Salary. Mr. Chan’s base salary was increased from $600,000 to $630,000, an increase of 5.0%.

•

Annual Incentive Plan Target and Payout Level. Mr. Chan’s annual cash bonus target remained at 80% of his base salary, resulting in a bonus target for the year of $504,000. Mr. Chan’s 2022 annual cash bonus award payout was $483,840, reflecting a total payout of 96% of target based on the Team Performance Factor of 120% and Individual Performance Factor of 80%.

•

Long-Term Incentive Award. The Compensation Committee approved a long-term incentive award of $1,200,000 to Mr. Chan in February 2022, to be delivered in 50% SARs, 30% PSUs and 20% RSUs, which was increased from an annual long-term incentive award of $1,125,000 in 2021 Mr. Chan also received a 2022 Lavazza ESOP Grant with a grant date fair value of $200,000.

Johnson Huang Chief Customer Officer (since May 1, 2022); General Manager, KFC (through April 30, 2022)

2022 Performance Summary. Mr. Huang has served as the Company’s Chief Customer Officer since May 1, 2022, after serving as General Manager, KFC through April 30, 2022. The Compensation Committee determined that Mr. Huang’s 2022 performance was on target with an Individual Performance Factor of 105%. Mr. Huang, as General Manager of KFC, was recognized for driving KFC’s prompt response to address the business challenges due to the COVID-19 pandemic and regional lockdowns in the first quarter of 2022. He was appointed as the Company’s newly created role as Chief Customer Officer in May 2022. In this new role, Mr. Huang was instrumental in redesigning the Compa-

ny’s membership strategy and roadmap to empower sales growth and enhance member experience. Mr. Huang also improved marketing investments through optimizing the conversion rate. Mr. Huang also led the launch of a digital platform to better monitor member traffic and better analyze member activities to set a foundation for marketing automation and future growth. Mr. Huang also revamped the Company’s customer incentive program to include the Company’s emerging brands for better cross brand marketing.

2022 Compensation Decisions. Effective February 1, 2022, the Compensation Committee set Mr. Huang’s

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2022 compensation levels after considering the advice of its compensation consultant, market practice, Mr. Huang’s individual performance and the strong performance of KFC.

•	Base Salary. Mr. Huang’s base salary was increased from $740,000 to $762,200, an increase of 3.0%.

•

Annual Incentive Plan Target and Payout Level. Mr. Huang’s annual cash bonus target remained at 100% of his base salary, resulting in a bonus target for the year of $762,200. Mr. Huang’s 2022 annual cash bonus award payout was $970,896, reflecting a total payout of 127% of target based on the blended Team Performance Factor of 121% and Individual Performance Factor of 105%.

•

Long-Term Incentive Award. The Compensation Committee approved a long-term incentive award of $1,330,000 to Mr. Huang in February 2022, to be delivered in 50% SARs, 30% PSUs and 20% RSUs, which was increased from an annual long-term incentive award of $1,250,000 in 2021. Mr. Huang also received a 2022 Lavazza ESOP Grant with a grant date fair value of $200,000.

Aiken Yuen Chief People Officer

2022 Performance Summary. The Compensation Committee determined Mr. Yuen’s performance to be above target with an Individual Performance Factor of 125%. Mr. Yuen was recognized for coordinating the Company’s Crisis Management Team in developing responsive policy to protect employees’ health and well-being, especially during lockdowns. The Company enhanced a number of benefits programs for frontline employees in 2022, including enhanced medical coverage for restaurant managers. Mr. Yuen played an instrumental role to orchestrate a smooth transition of new leadership team appointments, including General Manager KFC, Chief Customer Officer and Chief Development Officer. Mr. Yuen served as a core member of the Company’s Sustainability Committee and played an active role in ESG discussions, including the Company’s strategy and roadmap relating to near term Science Based Target setting, which was approved by SBTi in November 2022. In 2022, Yum China was rated as one of the top 20 China employers by Top Employer Institute and included in Bloomberg’s “Gender Equality Index” for the fourth consecutive year.

2022 Compensation Decisions. Effective February 1, 2022, the Compensation Committee set Mr. Yuen’s 2022 compensation levels after considering the advice of its compensation consultant, market practice and Mr. Yuen’s individual performance.

•	Base Salary. Mr. Yuen’s base salary was increased from $600,000 to $630,000, an increase of 5.0%.

•

Annual Incentive Plan Target and Payout Level. Mr. Yuen’s annual cash bonus target remained at 70% of his base salary, resulting in a bonus target for the year of $441,000. Mr. Yuen’s 2022 annual cash bonus award payout was $661,500, reflecting a total payout of 150% of target based on the Team Performance Factor of 120% and Individual Performance Factor of 125%.

•

Long-Term Incentive Award. The Compensation Committee approved a long-term incentive award of $750,000 to Mr. Yuen in February 2022, to be delivered in 50% SARs, 30% PSUs and 20% RSUs, which was increased from an annual long-term incentive award of $700,000 in 2021, as the compensation review showed that the prior year annual long-term incentive award was below the market median. Mr. Yuen also received a 2022 Lavazza ESOP Grant with a grant date fair value of $200,000.

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How Compensation Decisions Are Made

Executive Compensation Philosophy

A unique feature of the Company is that while incorporated in Delaware and listed on the NYSE and Hong Kong Stock Exchange, substantially all of its operations are located in China. As a result, knowledge of and expertise in both U.S. and China regulatory regimes and business practices are required for many of the Company’s executive officers.

The Committee annually reviews the company’s executive compensation program to evaluate whether the program continues to support the attraction and retention of highly-qualified executives necessary to achieve superior stockholder results and support the long-term sustainable growth of the Company while simultaneously holding them accountable to continuously achieve results based on our high standards of ethical behavior and corporate governance.

Role of the Compensation Committee

The Compensation Committee reviews and approves goals and objectives relevant to the compensation of the CEO and other executive officers, sets the compensation levels of each of the executive officers, and together with the other independent directors of the Board, approves the compensation of the CEO. The Compensation Committee’s responsibilities under its charter are further described in the “Governance of the Company” section of this Proxy Statement. While not members of the Compensation Committee, the CEO, the CFO, the Chief People Officer, and the Chief Legal Officer, when necessary, also attended meetings of the Compensation Committee in 2022 to contribute to and understand the Compensation Committee’s oversight of, and decisions relating to, executive compensation. The CEO, the CFO, the Chief People Officer, and the Chief Legal Officer did not attend portions of the meetings relating to their own compensation. The Compensation Committee regularly conducts executive sessions without management present. The Compensation Committee also engages in an ongoing dialogue with its compensation consultant, the CEO, and the Chief People Officer for the evaluation and establishment of the elements of our executive compensation program.

Role of the Independent Consultant

During 2022, the Compensation Committee retained Mercer (Hong Kong) Limited (“Mercer”) as its independent consultant to advise it on executive compensation matters. Mercer attended Compensation Committee meetings in 2022 and provided advice and guidance to the Compensation Committee on (i) the market competitiveness of the Company’s executive pay practices and levels; (ii) the Company’s 2022 annual and long-term incentive awards, including the Lavazza ESOP Grants, as well as the modification of the 2020 Annual PSUs; (iii) the 2023 compensation peer group; (iv) the results of equity compensation analytics and award valuations; (v) the 2022 LTIP adopted upon the dual primary listing of the Company’s common stock on the Hong Kong Stock Exchange; and (vi) compensation disclosures, including this CD&A and the pay versus performance disclosure. The Compensation Committee has assessed the independence of Mercer pursuant to NYSE rules and conflicts of interest specifically enumerated by the SEC’s six factors, and the Company has concluded that Mercer’s work for the Compensation Committee does not raise any conflicts of interest. The Compensation Committee annually reviews its relationship with Mercer and determines whether to renew the engagement. Only the Compensation Committee has the right to approve the services to be provided by, or to terminate the services of, its compensation consultant.

Executive Compensation Peer Group

One of the key objectives of our executive compensation program is to retain and reward the right talent by providing reasonable and competitive compensation. One method that the Compensation Committee utilizes to attain this objective is by establishing a group of peer companies for comparison of executive compensation practices.

The peer group approved by the Compensation Committee based on the recommendations of Mercer consisted of companies in the restaurant, food and consumer services industries in the United States, Greater China and Europe, as these represent the sectors with which the Company

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competes for executive talent. In addition, Mercer suggested that, for purposes of benchmarking compensation levels for NEOs other than the CEO, the peer group data be supplemented with compensation survey data to provide a broader perspective on market practices. References in this CD&A to market data refer to the peer group or survey data, as appropriate.

After considering the advice of Mercer, the Compensation Committee approved a revised peer group in September 2021 for evaluating 2022 compensation decisions for the NEOs, which consisted of the companies below. The Compensation Committee removed four (4) companies and added three (3) companies for reasons of industry appropriateness and disclosed data availability. The Compensation Committee removed Beyond Meat, Inc., eBay Inc., WH Group Limited and Want Want China Holdings Limited, and added DoorDash, Inc., General Mills, Inc. and Chow Tai Fook Jewellery Group Limited. These changes were made in order to further align the peer group with the Company’s size and operations. The Founder CEOs at DoorDash Inc. and Haidilao International Holdings Ltd. were excluded from the competitive market review. Our peer group reflects a median market capitalization of $19.4 billion and median annual revenues of $10.6 billion, both as of June 30, 2022, and consists of 17 U.S. and nine non-U.S. companies.

2022 Executive Compensation Peer Group

Previous Peer Group

New Peer Group for 2022

Data from our 2022 peer group was supplemented by data from companies included in three executive compensation surveys conducted by Mercer in China, Hong Kong, and the U.S., size-adjusted to reflect the Company’s revenue. During 2022, the Compensation Committee reviewed a report summarizing compensation levels at the 25th, 50th and 75th percentiles of the peer group and, as applicable, of the survey data for positions comparable to our NEOs. The report compared target and actual total cash compensation (base salary and annual incentives) and total direct compensation (base salary plus annual incentives plus long-term incentives) for each of the NEOs against these benchmarks. The Compensation Committee also reviewed detailed tally sheets that captured comprehensive compensation, benefits and stock ownership details, and comparisons of the CEO’s realized total direct compensation and realizable equity vis-à-vis that of the peer group.

Competitive Positioning and Setting Compensation

At the beginning of 2022, the Compensation Committee considered executive compensation peer group data as a frame of reference for establishing target compensation levels for base salary and annual and long-term incentive awards for each NEO. The Compensation Committee conducted an extensive review of market data and made the decision to position target total direct compensation close to the market median, with variation based on the marketability, performance and potential of each NEO and the criticality of the role on the organization.

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Compensation Policies

Compensation Recovery Policy

Pursuant to the Company’s Compensation Recovery Policy, in the event of any restatement of the Company’s financial statements due to material noncompliance with any financial reporting requirement under the securities laws, the Compensation Committee will recover or cancel any performance awards that were awarded to a current or former executive officer as a result of achieving performance targets that would not have been met under the restated results. The Company’s recovery authority applies to any performance award received by a current or former executive officer during the three most-recently completed fiscal years immediately preceding the date on which the Company is required to prepare the restatement. Under the terms of the policy, a performance award means any cash or equity-based award that is made, vests or is payable based wholly or in part on the results of a financial reporting measure.

The Company will review and modify the Compensation Recovery Policy as necessary to reflect the final NYSE listing rules adopted to implement the compensation recovery requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Equity-Based Awards Grant Policy

The Company’s Equity-Based Awards Grant Policy provides for certain procedures with respect to the granting of equity awards, including specifying pre-determined dates for annual and off-cycle grants and specifying that the Company will not purposely accelerate or delay the public release of material information in consideration of pending equity grants. Generally, annual equity grants are effective as of the date that is two business days after the Company publicly discloses its results for the previous fiscal year.

Stock Ownership Guidelines and Retention Policy

To align the efforts of our executives with the long-term interests of our stockholders and to reinforce their commitment to the Company’s long-term objectives, the

Compensation Committee established a stock ownership and retention policy that applies to our Section 16 Officers and all members of our Leadership Team. Under the stock ownership and retention policy, the executives have a five-year period from the date of appointment to a covered position to attain the required ownership level. During the five-year phase-in period, the executives must retain, until the required ownership guideline levels have been achieved, at least 50% of the after-tax shares resulting from the vesting or exercise of equity awards, including PSUs. If the guideline is not achieved after such five-year compliance period, the executive officer will be required to retain 100% of after-tax shares resulting from the vesting or exercise of equity awards until the guideline is achieved.

The chart below shows stock ownership requirements as a multiple of annual base salary for our NEOs. As of the record date, each NEO is in compliance with the Company’s stock ownership requirements and retention policy.

NEO	Stock Ownership as a Multiple of Annual Base Salary
CEO	6X
CFO	3X
Chief Legal Officer	2X
Chief Customer Officer	2X
Chief People Officer	2X

Hedging and Pledging of Company Stock

Under the Company’s Code of Conduct, no employee or director is permitted to engage in securities transactions that would allow such employee or director either to insulate himself or herself from, or profit from, a decline in the Company’s stock price. Similarly, no employee or director may enter into hedging transactions in Company stock. Such transactions include, without limitation, short sales as well as any hedging transactions in derivative securities (e.g., puts, calls, swaps or collars) or other speculative transactions related to the Company’s stock. Pledging of Company stock by executive officers and directors is also prohibited.

72	YUM CHINA – 2023 Proxy Statement

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Based on such review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Compensation Committee:

Ruby Lu (Chair)

Edouard Ettedgui

William Wang

Min (Jenny) Zhang

YUM CHINA – 2023 Proxy Statement	73

EXECUTIVE COMPENSATION

2022 SUMMARY COMPENSATION TABLE

The following table and footnotes summarize the total compensation awarded to, earned by or paid to the NEOs for fiscal year 2022 and, to the extent required by SEC executive compensation disclosure rules, fiscal years 2021 and 2020. The Company’s NEOs for the 2022 fiscal year are its CEO, CFO, the three other most highly compensated executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option/ SAR Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Joey Wat	2022	1,418,750	—	6,035,116	3,250,011	4,788,000	401,002	15,892,879

Chief Executive Officer	2021	1,341,667	—	5,703,920	3,000,004	3,607,246	2,902,835	16,555,672

	2020	1,151,083	—	14,500,084	2,500,003	2,502,664	517,744	21,171,578

Andy Yeung	2022	836,667	—	1,458,490	790,010	1,411,200	198,795	4,695,162

Chief Financial Officer	2021	791,512	—	2,401,075	750,014	1,032,164	135,769	5,110,534

	2020	643,333	—	2,600,068	600,013	701,865	149,144	4,694,423

Joseph Chan	2022	627,500	—	1,045,708	600,004	483,840	172,256	2,929,308

Chief Legal Officer	2021	595,000	—	2,100,748	562,502	619,967	177,468	4,055,685

Johnson Huang	2022	760,350	—	1,333,522	665,014	970,896	305,908	4,035,690

Chief Customer Officer	2021	740,000	—	667,558	625,000	847,441	320,245	3,200,244

	2020	516,814	—	2,600,068	600,013	251,021	209,701	4,177,617

Aiken Yuen	2022	621,063	—	737,151	375,004	661,500	253,560	2,648,278

Chief People Officer	2021	595,236	—	373,881	350,011	547,906	596,068	2,463,102

	2020	517,413	100,566	1,825,078	325,011	461,599	542,754	3,772,421

(1)

The amounts reported in this column for 2022 represent the grant date fair value of the 2022 Annual PSU Awards, RSU awards granted to each Named Executive Officer, as well as the incremental fair value associated with the modification of the 2020 Annual PSUs, as described in the CD&A, calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”), Compensation—Stock Compensation. The grant date fair value for the RSU awards was calculated by multiplying the number of RSUs granted by the closing price of a share of Company common stock on the date of grant. The per share fair value of the 2022 Annual PSU Awards was calculated using a Monte-Carlo simulation model. Under ASC 718, the rTSR vesting condition related to the 2022 Annual PSU Awards is considered a market-based condition and not a performance-based condition. Accordingly, there is no maximum performance, and no grant date fair value below or in excess of the amount reflected in the table above for the 2022 Annual PSU Awards that could be calculated and disclosed. See Note 15 to the Audited Financial Statements for further discussion of the relevant assumptions used in calculating these amounts. For 2022, the amounts reported in this column also includes the incremental fair value of the 2020 Annual PSUs due to the modifications approved by the Compensation Committee in December 2022, as follows: Ms. Wat, $2,785,040; Mr. Yeung, $668,425; Mr. Chan, $445,649; Mr. Huang, $668,425; and Mr. Yuen, $362,095. See “CD&A—Recent Compensation Highlights—Modification of 2020 Annual PSUs,” “CD&A—Elements of the Executive Compensation Program—Long Term Equity Incentives—2020 Annual PSUs.” As of the grant date, the achievement of the performance-based vesting conditions and the occurrence of a liquidity event with respect to the 2022 Lavazza ESOP Grants were not considered probable, and therefore no associated expenses was recognized for accounting purposes that can be included for the 2022 Lavazza ESOP Grants in this column. Assuming the liquidity event and the performance conditions for the 2022 Lavazza ESOP Grants were achieved, the grant date fair value for the awards would be as follows: Ms. Wat, $1,000,000; Mr. Yeung, $200,000; Mr. Chan, $200,000; Mr. Huang, $200,000; and Mr. Yuen, $200,000.

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EXECUTIVE COMPENSATION

(2)

The amounts reported in this column for 2022 represent the grant date fair value of the SAR awards granted to each of the NEOs, calculated in accordance with ASC 718. See Note 15 to the Company’s Audited Financial Statements for further discussion of the relevant assumptions used in calculating these amounts.

(3)

Amounts in this column reflect the annual incentive awards earned for the applicable fiscal year performance periods under the annual bonus program, which is described further in our CD&A under the heading “Annual Performance-Based Cash Bonuses.”

(4)	The amounts in this column for 2022 are detailed in the 2022 All Other Compensation Table and footnotes to that table, which follow.

(5)

Certain compensation included in the All Other Compensation column was denominated in Chinese Renminbi, which was converted to U.S. dollars using an exchange rate of 6.72. Mr. Yuen’s 2022 salary and annual incentive was denominated in Hong Kong dollars, which was converted to U.S. dollars using an exchange rate of 7.83.

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EXECUTIVE COMPENSATION

2022 ALL OTHER COMPENSATION TABLE

The following table and footnotes summarize the compensation and benefits included under the “All Other Compensation” column in the 2022 Summary Compensation Table that were awarded to, earned by or paid to the Company’s NEOs for the fiscal year ended December 31, 2022.

Name	Perquisites and Other Personal Benefits ($)(1)	Tax Reimbursements ($)(2)	Retirement Scheme Contributions ($)(3)	Other ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)

Ms. Wat	174,177	—	141,897	84,928	401,002

Mr. Yeung	91,292	—	41,840	65,663	198,795

Mr. Chan	97,222	—	31,380	43,654	172,256

Mr. Huang	96,250	100,030	76,046	33,582	305,908

Mr. Yuen	81,487	84,781	62,107	25,185	253,560

(1)

Amounts in this column represent: for Ms. Wat, an education reimbursement ($33,279) and housing cost subsidy ($140,898); and for Messrs. Yeung, Chan, Huang and Yuen, a housing cost subsidy. Such amounts are valued based on the amounts paid directly to the NEOs or the service providers, as applicable.

(2)

Amounts in this column for Messrs. Huang and Yuen represent legacy tax reimbursements for gains realized in 2022 on equity awards granted before 2018, and do not represent any new benefits but rather the settlement of existing contractual agreements.

(3)	This column represents contributions to the BSRCHLRS for all of our NEOs.

(4)

This column reports the total amount of other benefits provided. Such amounts, which are reflective of market practice for similarly situated global executives working in international companies based in mainland China, are paid directly to the NEOs or service providers, as applicable. Other than for certain benefits described below, none of the other benefits individually exceeded the greater of $25,000 or 10% of the total amount of these other benefits and the perquisites and other personal benefits shown in column (b) for the NEO. These other benefits consist of amounts paid for utilities, home leave expenses, transportation allowances, and executive physicals. In 2022, Ms. Wat received home leave reimbursement of $49,801, and Mr. Yeung received home leave reimbursement of $34,700.

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EXECUTIVE COMPENSATION

2022 GRANTS OF PLAN-BASED AWARDS

The following table provides information on the annual incentive program that the Company’s NEOs participated in during 2022, including the SARs, 2022 Annual PSU Awards and RSUs granted under the Company’s long term incentive plan adopted in 2016 (the “2016 LTIP”) in 2022 and the 2022 Lavazza ESOP Grants granted under the JV Equity Plans to the Company’s NEOs. In addition, the table below includes the 2020 Annual PSUs due to the modification of such PSUs in 2022, as further disclosed in the CD&A.

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option/ SAR Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option/ SAR Awards ($/Sh)(4)	Grant Date Fair Value of Stock, Option and SAR Awards ($)(5)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Ms. Wat	—		—	2,850,000	8,550,000	—	—	—	—	—	—	—

	2/10/2022		—	—	—	—	—	—	—	208,969	50.16	3,250,011

	2/10/2022		—	—	—	—	—	—	25,918	—	—	1,300,047

	2/10/2022	(6)	—	—	—	11,439	28,597	57,194	—	—	—	1,950,029

	2/10/2022	(7)	—	—	—	250,000	1,000,000	1,000,000	—	—	—	—

	12/30/2022	(8)	—	—	—	—	50,961	—	—	—	—	2,785,040

Mr. Yeung	—		—	840,000	2,520,000	—	—	—	—	—	—	—

	2/10/2022		—	—	—	—	—	—	—	50,796	50.16	790,010

	2/10/2022		—	—	—	—	—	—	6,300	—	—	316,008

	2/10/2022	(6)	—	—	—	2,781	6,952	13,904	—	—	—	474,057

	2/10/2022	(7)	—	—	—	50,000	200,000	200,000	—	—	—	—

	12/30/2022	(6)	—	—	—	—	12,231	—	—	—	—	668,425

Mr. Chan	—		—	504,000	1,512,000	—	—	—	—	—	—	—

	2/10/2022		—	—	—	—	—	—	—	38,579	50.16	600,004

	2/10/2022		—	—	—	—	—	—	4,785	—	—	240,016

	2/10/2022	(6)	—	—	—	2,112	5,280	10,560	—	—	—	360,043

	2/10/2022	(7)		—	—	50,000	200,000	200,000	—	—	—	—

	12/30/2022	(8)		—	—	—	8,155	—	—	—	—	445,649

Mr. Huang	—		—	762,200	2,286,600	—	—	—	—	—	—	—

	2/10/202		—	—	—	—	—	—	—	42,759	50.16	665,014

	2/10/2022		—	—	—	—	—	—	5,304	—	—	266,049

	2/10/2022	(6)	—	—	—	2,341	5,852	11,704	—	—	—	399,048

	2/10/2022	(7)		—	—	50,000	200,000	200,000	—	—	—	—

	12/30/2022	(8)		—	—	—	12,231	—	—	—	—	668,425

Mr. Yuen	—		—	441,000	1,323,000	—	—	—	—	—	—	—

	2/10/2022		—	—	—	—	—	—	—	24,112	50.16	375,004

	2/10/202		—	—	—	—	—	—	2,991	—	—	150,029

	2/10/2022	(6)	—	—	—	1,320	3,300	6,600	—	—	—	225,027

	2/10/2022	(7)		—	—	50,000	200,000	200,000	—	—	—	—

	12/30/2022	(8)		—	—	—	6,626	—	—	—	—	362,095

(1)

Amounts in columns (c), (d) and (e) provide the minimum, target and maximum amounts payable as annual incentive compensation to each NEO based on team and individual performance during 2022. The actual amounts of annual incentive compensation awards paid for 2022 performance are shown in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table. The performance measurements, performance targets and target bonus percentages are described in the CD&A, beginning under the heading “Annual Performance-Based Cash Bonuses.”

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EXECUTIVE COMPENSATION

(2)

Amounts in column (i) represent the number of RSUs awarded to each NEO. RSUs vest in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to the recipient’s continued employment through the applicable vesting date. During the vesting period, the RSUs will be adjusted to reflect the accrual of dividend equivalents, which will be distributed as additional Company shares at the same time and to the extent the underlying shares vest.

(3)

SARs allow the grantee to receive the number of shares of the underlying common stock that is equal in value to the appreciation in the underlying common stock with respect to the number of SARs granted from the date of grant to the date of exercise. SARs become exercisable in equal installments on the first, second, third and fourth anniversaries of the grant date, subject to the recipient’s continued employment through the applicable vesting date.

(4)	The exercise price of the SARs equals the closing price of the underlying common stock on the grant date under the 2016 LTIP.

(5)

The amounts reported in this column for 2022 represent the grant date fair value of the SAR awards, the 2022 Annual PSU Awards, and RSU awards granted to each of the NEOs, calculated in accordance with ASC 718. The grant date fair value of the 2022 Annual PSU Awards with market-based conditions has been determined based on the outcome of a Monte-Carlo simulation model. The grant date fair value of the RSU awards was determined based on the closing price of Company common stock on the date of grant. In addition, the amounts reported in this column include the incremental fair value associated with the modification of the 2020 Annual PSUs. As of the grant date, the achievement of the performance-based vesting conditions and the occurrence of a liquidity event with respect to the 2022 Lavazza ESOP Grants were not considered probable, and therefore no associated expenses was recognized for accounting purposes that can be included for the 2022 Lavazza ESOP Grants in this column. Assuming the liquidity event and the performance conditions for the 2022 Lavazza ESOP Grants were achieved, the grant date fair value for the awards would be as follows: Ms. Wat, $1,000,000; Mr. Yeung, $200,000; Mr. Chan, $200,000; Mr. Huang, $200,000; and Mr. Yuen, $200,000. See Note 15 to the Company’s Audited Financial Statements for further discussion of the relevant assumptions used in calculating the grant date fair value for the SAR, RSU and PSU awards.

(6)

Amounts reported in this row and associated with columns (f), (g) and (h) provide the threshold, target and maximum numbers of shares of common stock that may be received by the grantee upon vesting of the 2022 Annual PSU Awards. The 2022 Annual PSU Awards granted to each of the NEOs on February 10, 2022 will be settled in shares of common stock, subject to the achievement of performance goals relating to rTSR during the performance period beginning on January 1, 2022 and ending on December 31, 2024, and the NEO’s continued employment through the last day of the performance period. Amounts reported in the “Threshold” column represent payout of 40% of target PSUs awarded, and amounts reported in the “Maximum” column represent payout of 200% of the target PSUs awarded.

(7)

Amounts reported in this row and associated with columns (f), (g) and (h) provide the number of ordinary shares of Lavazza Joint Venture that may be received by the grantee upon vesting of the 2022 Lavazza ESOP Grants granted to each of the NEOs on February 10, 2022. The 2022 Lavazza ESOP Grants granted to the NEOs are subject to both performance-based vesting conditions and the occurrence of a liquidity event, including an initial public offering of the Lavazza Joint Venture, which must occur within seven years of the grant date.

(8)

Amounts reported in this row and associated with column (g) represent the number of shares subject to the 2020 Annual PSUs that were impacted by the modification to the underlying performance measures and the associated incremental fair value related to the modification of the 2020 Annual PSUs, computed in accordance with ASC 718, and does not reflect a new equity grant.

78	YUM CHINA – 2023 Proxy Statement

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT 2022 YEAR-END

The following table shows the number of Company shares covered by exercisable and unexercisable SARs, unvested RSUs and unvested PSUs held by the Company’s NEOs on December 31, 2022. This table excludes any YUM shares received by the NEOs upon conversion of their outstanding YUM equity awards in connection with the spin-off. The 2022 Lavazza ESOP Grants are separately reported in Outstanding 2022 Lavazza ESOP Grants at 2022 Year-End table below.

		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)		(j)
Ms. Wat	2/6/2015	27,063	—		22.32	2/6/2025	—		—	—		—

	3/25/2015	32,309	—		23.90	3/25/2025	—		—	—		—

	2/5/2016	41,316	—		21.06	2/5/2026	—		—	—		—

	11/11/2016	48,846	—		26.98	11/11/2026	—		—	—		—

	2/10/2017	111,774	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	186,151	—		40.29	2/9/2028	—		—	—		—

	2/7/2019	139,575	46,525	(i)	41.66	2/7/2029	—		—	—		—

	2/7/2020	93,531	93,532	(ii)	42.71	2/7/2030	—		—	156,333	(i)	8,543,599

	2/5/2021	42,997	128,992	(iii)	57.39	2/5/2031	44,380	(i)	2,425,373	10,262	(ii)	560,791

	5/25/2021	—	—		—	—	—		—	13,069	(ii)	714,194

	2/10/2022	—	208,969	(iv)	50.16	2/10/2032	26,183	(ii)	1,430,889	57,194	(iii)	3,125,652

Mr. Yeung	2/7/2020	22,448	22,448	(ii)	42.71	2/7/2030	—		—	26,056	(i)	1,423,960

	2/5/2021	10,749	32,249	(iii)	57.39	2/5/2031	28,404	(i)	1,552,257	2,566	(ii)	140,205

	5/25/2021	—	—		—	—	—		—	3,268	(ii)	178,569

	2/10/2022	—	50,796	(iv)	50.16	2/10/2032	6,364	(ii)	347,812	13,904	(iii)	759,854

Mr. Chan	2/7/2020	14,965	14,966	(ii)	42.71	2/7/2030	—		—	19,542	(i)	1,067,970

	2/5/2021	8,062	24,186	(iii)	57.39	2/5/2031	26,628	(i)	1,455,213	1,924	(ii)	105,147

	5/25/2021	—	—		—	—	—		—	2,451	(ii)	133,920

	2/10/2022	—	38,579	(iv)	50.16	2/10/2032	4,834	(ii)	264,172	10,560	(iii)	577,104

Mr. Huang	2/5/2014	6,797	—		21.30	2/5/2024	—		—	—		—

	2/5/2014	9,516	—		21.30	2/5/2024	—		—	—		—

	2/6/2015	10,149	—		22.32	2/6/2025	—		—	—		—

	2/5/2016	13,772	—		21.06	2/5/2026	—		—	—		—

	11/11/2016	24,423	—		26.98	11/11/2026	—		—	—		—

	2/10/2017	37,258	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	32,543	—		40.29	2/9/2028	—		—	—		—

	2/7/2019	24,565	8,189	(i)	41.66	2/7/2029	—		—	—		—

	2/7/2020	22,448	22,448	(ii)	42.71	2/7/2030	—		—	26,056	(i)	1,423,960

	2/5/2021	8,957	26,874	(iii)	57.39	2/5/2031	—		—	2,138	(ii)	116,842

	5/25/2021	—	—		—	—	—		—	2,723	(ii)	148,812

	2/10/2022	—	42,759	(iv)	50.16	2/10/2032	5,358	(ii)	292,825	11,704	(iii)	639,624

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EXECUTIVE COMPENSATION

		Option/SAR Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options/ SARs (#) Exercisable	Number of Securities Underlying Unexercised Options/ SARs (#) Unexercisable(1)		Option/ SAR Exercise Price ($)	Option/ SAR Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
(a)	(b)	(c)	(d)		(e)	(f)	(g)		(h)	(i)		(j)

Mr. Yuen	2/5/2014	3,602	—		21.30	2/5/2024	—		—	—		—

	2/6/2015	4,060	—		22.32	2/6/2025	—		—	—		—

	2/6/2015	4,060	—		22.32	2/6/2025	—		—	—		—

	2/5/2016	4,614	—		21.06	2/5/2026	—		—	—		—

	2/10/2017	11,364	—		26.56	2/10/2027	—		—	—		—

	2/9/2018	16,863	—		40.29	2/9/2028	—		—	—		—

	2/7/2019	12,729	4,244	(i)	41.66	2/7/2029	—		—	—		—

	2/7/2020	12,159	12,160	(ii)	42.71	2/7/2030	—		—	19,542	(i)	1,067,970

	2/5/2021	5,016	15,050	(iii)	57.39	2/5/2031	—		—	1,198	(ii)	65,443

	5/25/2021	—	—		—	—	—		—	1,525	(ii)	83,341

	2/10/2022	—	24,112	(iv)	50.16	2/10/2032	3,022	(ii)	165,128	6,600	(iii)	360,690

(1)	The actual vesting dates for unexercisable SARs are as follows:

(i)	Remainder of the unexercisable award vested on February 7, 2023.

(ii)	One-half of the unexercisable award vested or will vest on each of February 7, 2023 and 2024.

(iii)	One-third of the unexercisable award vested or will vest on each of February 5, 2023, 2024 and 2025.

(iv)	One-fourth of the unexercisable award vested or will vest on each of February 10, 2023, 2024, 2025 and 2026.

(2)

The RSUs reported in this column include additional RSUs received with respect to dividend equivalents, which remain subject to the same underlying vesting conditions. The actual vesting dates for unvested RSUs are as follows:

(i)	The RSUs will vest in full on February 5, 2024.

(ii)	One-fourth of the RSUs vested or will vest on each of February 10, 2023, 2024, 2025 and 2026.

(3)	The market value of each award is calculated by multiplying the number of shares covered by the award by $54.65, the closing price of the Company’s stock on the NYSE on December 30, 2022.

(4)	The awards reported in this column represent PSU awards granted to the NEOs with the following vesting terms:

(i)

The 2020 Partner PSU Awards that are scheduled to vest based on the absolute Company stock price hurdles, adjusted total revenue growth, adjusted EBITDA growth and transformational objectives, over the January 1, 2020 through December 31, 2023 performance period, subject to the NEO’s continued employment through the last day of the performance period except as otherwise provided for in the underlying equity award agreement upon a qualifying termination of employment. The 2020 Partner PSU Awards are subject to different goals with different levels of projected performance and the amount reported for this award is reported assuming threshold payout. Based on performance, these PSUs will vest in full on December 31, 2023.

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(ii)

PSU awards that are scheduled to vest based on the Company’s achievement of rTSR performance goals and the Company’s adjusted total revenue growth and adjusted diluted EPS growth, over the January 1, 2021 through December 31, 2023 performance period, subject to the NEO’s continued employment through the last day of the performance period except as otherwise provided for in the underlying equity award agreement upon a qualifying termination of employment. In accordance with SEC disclosure rules, the amount reported for this award is reported assuming threshold payout. Based on performance, these PSUs will vest in full on December 31, 2023.

(iii)

PSU awards that are scheduled to vest based on the Company’s achievement of the rTSR performance goal over the January 1, 2022 through December 31, 2024 performance period, subject to the NEO’s continued employment through the last day of the performance period except as otherwise provided for in the underlying equity award agreement upon a qualifying termination of employment. In accordance with SEC disclosure rules, the amount reported for this award is reported assuming maximum payout. Based on performance, these PSUs will vest in full on December 31, 2024.

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EXECUTIVE COMPENSATION

OUTSTANDING 2022 LAVAZZA ESOP GRANTS AT 2022 YEAR-END

The following table shows the number of the shares of the Lavazza Joint Venture covered by the unvested 2022 Lavazza ESOP Grants held by the Company’s NEOs on December 31, 2022.

Name	Grant Date	Number of Lavazza Joint Venture Shares That Have Not Vested (#)(1)	Fair Value of Lavazza Joint Venture Shares That Have Not Vested ($)(2)
(a)	(b)	(c)	(d)

Ms. Wat	2/10/2022	1,000,000	$1,010,000

Mr. Yeung	2/10/2022	200,000	$202,000

Mr. Chan	2/10/2022	200,000	$202,000

Mr. Huang	2/10/2022	200,000	$202,000

Mr. Yuen	2/10/2022	200,000	$202,000

(1)

The 2022 Lavazza ESOP Grants granted to the NEOs are subject to both performance-based vesting conditions and the occurrence of a liquidity event, including an initial public offering of the Lavazza Joint Venture which must occur within seven years of the grant date.

(2)

The per share fair value of the 2022 Lavazza ESOP Grants are based on an external valuation of the total enterprise value of Lavazza Joint Venture as at December 31, 2022 and determined on a diluted basis, taking into account of potential shares to be issued under the Lavazza Equity Plans.

82	YUM CHINA – 2023 Proxy Statement

EXECUTIVE COMPENSATION

2022 OPTION/SAR EXERCISES AND STOCK VESTED

The table below shows the number of Company shares acquired during 2022 upon the exercise of Company SAR awards and the vesting of Company stock awards and before payment of applicable withholding taxes and broker commissions. This table does not include any shares acquired upon the exercise or vesting of outstanding YUM equity awards.

	Option/SAR Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)

Ms. Wat	—	—	52,166	2,850,872	(1)

Mr. Yeung	—	—	20,922	1,046,027	(1)

Mr. Chan	—	—	11,946	628,244	(1)

Mr. Huang	6,317	347,472	23,338	1,182,626	(1)

Mr. Yuen	2,298	121,376	12,387	628,900	(1)

(1)

This amount includes the number of shares acquired upon the vesting of the 2020 Annual PSUs based on performance during the 2020-2022 performance period, with the value realized on vesting determined based on the closing price of our common stock on December 30, 2022. For all NEOs other than Ms. Wat, this amount also includes the number of shares acquired upon vesting of RSU awards, with the value realized on vesting determined based on the closing price of our common stock on the applicable vesting date.

Nonqualified Deferred Compensation

The Company offers certain executives working in China retirement benefits under the BSRCHLRS. Under this program, executives may make personal contributions and the Company provides a company-funded contribution ranging from 5% to 10% of an executive’s base salary. The Company’s contribution for 2022 was equal to 5% of salary for Messrs. Yeung and Chan, and 10% of salary for each of Ms. Wat and Messrs. Huang and Yuen. Participants may elect a variety of mutual funds in which to invest their account balances under the plan. Additionally, upon termination, participants receive a lump sum equal to a percentage of the Company’s contributions, including investment returns. This percentage is based on a vesting schedule that provides participants with a vested 30% interest upon completion of a minimum of three years of service, and an additional 10% vested interest for each additional completed year, up to a maximum of 100%.

YUM CHINA – 2023 Proxy Statement	83

EXECUTIVE COMPENSATION

2022 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
	(a)	(b)	(c)	(d)	(e)

Ms. Wat	—	141,897	—	—	720,206	(4)

Mr. Yeung	—	41,840	—	—	125,114	(4)

Mr. Chan	—	31,380	—	—	102,094	(4)

Mr. Huang	—	76,046	—	—	571,977	(4)

Mr. Yuen	—	62,107	—	—	407,461	(4)

(1)	Amounts in this column reflect registrant contributions to the BSRCHLRS for the NEOs and which are reflected in the 2022 Summary Compensation Table.

(2)

Under the Hong Kong Data Privacy Act, the administrator of the BSRCHLRS is restricted from disclosing individual account balances under the BSRCHLRS, and accordingly, the Company is unable to compile earnings information with respect to the BSRCHLRS. Under the terms of the BSRCHLRS, participants may elect a variety of mutual funds in which to invest their account balances under the BSRCHLRS.

(3)

The amounts reflected in this column are the estimated year-end balances for the NEOs under the BSRCHLRS. Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table in 2021 and 2020: Ms. Wat, $582,608 in 2021, $444,920 in 2020; Mr. Yeung, $83,893 in 2021, $43,972 in 2020; Mr. Chan, $71,240 in 2021; Mr. Huang, $499,617 in 2021, $422,252 in 2020; and Mr. Yuen, $347,921 in 2021, $286,095 in 2020.

(4)

This amount represents the aggregate amount of Company contributions, excluding investment returns. See note (3) to this table for further information regarding investment returns with respect to the BSRCHLRS. This amount was denominated in Hong Kong dollars and was converted to U.S. dollars using an exchange rate of 7.83 Hong Kong dollars to U.S. dollars for disclosure purposes.

Potential Payments upon a Termination or a Change in Control

Termination of Employment without a Change in Control. As noted in the CD&A, the Company maintains the Executive Severance Plan, which provides severance benefits to our NEOs upon termination of employment by the Company without cause or, for participants subject to PRC law, termination for any statutory reason and subject to severance pay under PRC law (each, an “Executive Severance Plan Qualifying Termination”). In the event of an Executive Severance Plan Qualifying Termination, the NEO would receive, in lieu of any severance benefits under any other arrangement with the participant (including, without limitation, the Restrictive Covenant Letter

Agreements and the Company’s change in control severance plan, provided that in the event of a qualifying termination under the change in control severance plan, the terms of the change in control severance plan will govern), the following severance benefits:

•

Cash severance benefits consisting of the greater of (i) the sum of statutory severance payable under PRC law and an amount equal to five times the participant’s average monthly salary in the 12 months prior to the Executive Severance Plan Qualifying Termination as consideration for compliance with certain restrictive

84	YUM CHINA – 2023 Proxy Statement

EXECUTIVE COMPENSATION

covenants, including covenants relating to non-competition as further described below and (ii) the sum of the participant’s monthly base salary plus 1/12 of the participant’s target annual bonus, multiplied by a severance multiple of 24, in the case of the CEO, and 12 for all other participants;

•

Any accrued, but unpaid as of the date of the Executive Severance Plan Qualifying Termination, annual cash bonus for any completed fiscal year preceding an Executive Severance Plan Qualifying Termination; and

•

If the Executive Severance Plan Qualifying Termination occurs on or after June 30, a pro-rated annual bonus for the year of the Executive Severance Plan Qualifying Termination based on actual performance and pro-rated for the employment period during the year.

In the event of a participant’s material breach of a material obligation to the Company pursuant to any award or agreement between the participant and the Company, including a material breach of the restrictive covenants set forth in any offer letter, restrictive covenant or other agreement entered into by the participant with the Company or a determination that an event constituting “cause” has occurred, then the Compensation Committee may (i) terminate the participant’s right to receive payments under the Executive Severance Plan and (ii) seek the recoupment of any payments previously made to the participant under the Executive Severance Plan, including through exercising rights of set-off, forfeiture or cancellation, to the full extent permitted by law, with respect to any other awards, benefits or payments otherwise due to the participant from the Company or any of its affiliates.

The Company is party to Restrictive Covenant Letter Agreements with each NEO. The Restrictive Covenant Letter Agreements include restrictive covenants relating to non-disclosure, non-competition, non-solicitation and non-disparagement, as well as cooperation in investigations and litigation clauses. As consideration for the restrictive covenants, the Company is obligated to pay an amount equivalent to five times the NEO’s average monthly salary upon a termination of employment, other than in the case of a change-in-control-related termination or the NEO’s death. Such amount would be offset by amounts otherwise owed under any other termination-related agreement between the employee and the Company (including the Executive Severance Plan) so that there is no duplication of payments.

The Company’s equity awards provide for pro-rata vesting for terminations due to death, retirement (age 55 and ten years of service or age 65 and five years of service) or involuntary termination by the Company without cause, with PSUs determined based on actual performance. Outstanding equity awards are forfeited upon a termination for cause. If the NEOs’ employment had terminated as of December 31, 2022 without cause or due to death or retirement, they would have been entitled to pro-rata vesting of their outstanding RSUs, SARs and PSUs as follows: Ms. Wat, $18,533,042; Mr. Yeung, $3,993,474; Mr. Chan, $3,173,260; Mr. Huang, $2,986,041 and Mr. Yuen, $2,082,191, assuming target performance for purposes of this disclosure. As of December 31, 2022, Messrs. Huang and Yuen were retirement eligible.

The below table shows the maximum amount of payments and other benefits that each NEO would have received upon a qualifying termination under the Executive Severance Plan on December 31, 2022 and the Company’s equity award agreements, excluding the Lavazza ESOP Grants, assuming target performance of the PSUs for purposes of this disclosure.

	Wat $	Yeung $	Chan $	Huang $	Yuen $
Cash Severance	8,550,000	1,680,000	1,134,000	1,524,400	1,071,000
Release Payment	1,488	1,488	1,488	1,488	1,488
Pro-rata Vesting of SARs	1,280,870	175,114	121,595	264,351	141,891
Pro-rata Vesting of RSUs	1,877,460	1,071,440	990,280	67,088	37,850
Pro-rata Vesting of PSUs	15,374,712	2,746,920	2,061,386	2,654,602	1,902,449

TOTAL	27,084,530	5,674,962	4,308,749	4,511,929	3,154,678

YUM CHINA – 2023 Proxy Statement	85

EXECUTIVE COMPENSATION

Termination of Employment Following a Change in Control. As noted in the CD&A, the Company maintains a change in control severance plan, which provides severance benefits to our NEOs in the event of a termination of employment by the Company without “cause” or by the NEO due to “good reason,” in each case within 24 months following a change in control (a “CIC Qualifying Termination”). Each NEO has executed a participation and restrictive covenant agreement to participate in the Change in Control Severance Plan, which contains restrictive covenants in favor of the Company relating to non-competition, non-solicitation, non-disclosure, and non-disparagement. In the event of a CIC Qualifying Termination under the Change in Control Severance Plan, the NEO would receive, in lieu of any severance benefits under any other arrangement with the participant, the following severance benefits:

•

An amount equal to the “Severance Multiple” multiplied by the sum of (x) such NEO’s monthly base salary in effect immediately prior to a CIC Qualifying Termination (or prior to any reduction for purposes of good reason) and (y) 1/12 of the greater of such NEO’s annual target cash bonus for the calendar year in which the CIC Qualifying Termination occurs and the most recent annual cash bonus paid to the NEO, with such amounts payable over the 12-month period following the NEO’s termination of employment. The Severance Multiple is 30 for the CEO and 24 for each of the other participating NEOs.

•

Any accrued, but unpaid as of the date of the CIC Qualifying Termination, annual cash bonus for any completed fiscal year preceding a CIC Qualifying Termination, to be paid within 60 days of the CIC Qualifying Termination.

•	Accrued benefits under any retirement plan or health or welfare plan.

•	If permitted by the terms of the Company’s health plan and applicable law, continued health insurance cover-

age, subsidized by the Company at active employee rates, through the earlier of the one-year anniversary of the participant’s termination of employment and the participant becoming eligible for health insurance coverage under another employer’s plan.

•	Outplacement services, in an aggregate cost to the Company not to exceed $25,000, for a one-year period (or, if earlier, until the NEO accepts an offer of employment).

Under the terms of our equity agreements, all outstanding SARs and RSUs would fully and immediately vest following a change in control of the Company if the NEO is employed on the date of the change in control and is involuntarily terminated (other than for cause) on or within two years following the change in control. Under the terms of the outstanding PSU awards, if the NEO is employed on the date of the change in control and resigns for good reason or is involuntarily terminated other than for cause within two years following a change in control, then vesting shall be measured based on the greater of (i) actual performance for the performance period through the date of termination of employment and (ii) target performance (provided, however, that if the change in control and termination of employment occur during the first year of the performance period, then performance will be measured based on target performance). In addition, beginning with the 2020 equity awards, if awards are not effectively assumed in a change in control of the Company, then the awards will vest in full upon such change in control with any stock price performance goal vesting based on the per share transaction price in such change in control and the other performance goals vesting at the greater of actual performance through the date of the change in control and target performance (provided, however, if the change in control occurs during the first year of the performance period, then performance will be measured based on target performance).

86	YUM CHINA – 2023 Proxy Statement

EXECUTIVE COMPENSATION

The below table shows the maximum amount of payments and other benefits that each NEO would have received upon a change in control and qualifying termination on December 31, 2022 under the terms of the change in control severance plan and the Company’s equity award agreements, excluding the Lavazza ESOP Grants, assuming target performance of the PSUs for purposes of this disclosure.

	Wat $	Yeung $	Chan $	Huang $	Yuen $
Cash Severance	12,580,615	3,744,328	2,499,934	3,219,282	2,355,812
Continued Health Insurance Coverage	18,123	11,053	17,053	11,053	12,943
Outplacement Services	25,000	25,000	25,000	25,000	25,000
Accelerated Vesting of SARs	2,659,403	496,103	351,914	566,392	308,583
Accelerated Vesting of RSUs	3,856,262	1,900,069	1,719,385	292,825	165,128
Accelerated Vesting of PSUs	21,665,049	3,947,875	2,964,522	3,779,033	2,671,460

TOTAL	40,804,452	10,124,428	7,577,808	7,893,585	5,538,926

Lavazza ESOP Grants

As noted in the CD&A, during 2022, the NEOs received one-time PSUs under the Lavazza JV Equity Plan. Under the terms of the award agreements, in the event the NEO’s employment is terminated following the achievement of the underlying performance goals but prior to the occurrence of a liquidity event, which includes the occurrence of an initial public offering, with respect to the Lavazza Joint Venture by reason of death, disability, retirement, or termination without cause, then the portion of the award associated with the achieved performance goals would remain outstanding and would vest in the event a liquidity event, which includes the occurrence of an initial public offering, with respect to the Lavazza Joint Venture occurs within seven years of the grant date. Assuming that the underlying performance goals and a liquidity event with respect to the Lavazza Joint Venture occurred as of December 31, 2022, the estimated value of the Lavazza ESOP Grants was as follows: Ms. Wat, $1,010,000; Mr. Yeung, $202,000; Mr. Chan, $202,000; Mr. Huang, $202,000; and Mr. Yuen, $202,000.

PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Ms. Wat.

Identification of Median Pay Employee

The Company had more than 400,000 employees as of year-end 2022, and substantially all of them are based in China. Given the nature of its operations, approximately 89% of the Company’s employees were restaurant crewmembers. Approximately 72% of the 364,000 crewmembers worked part-time, approximately 37% of whom attended university at the same time, and were paid on an hourly basis. Our wage rates for crewmembers are determined based on a number of factors, including but not limited to cost of living, labor supply and demand, and competitive market pay rates in the city in which the crewmember works.

We selected December 31, 2022, as the date on which to determine our median employee. For purposes of identifying the median employee from the employee population base (excluding Ms. Wat), we considered the total compensation of all of our employees, as compiled from our payroll records. In addition, we measured compensation for purposes of determining the median employee using December 2022 payroll records. Compensation paid in foreign currencies was converted to U.S. dollars based on a weighted average exchange rate for the relevant period.

Using this methodology, our median employee was identified as a part-time crewmember located in a second-tier city in China.

YUM CHINA – 2023 Proxy Statement	87

EXECUTIVE COMPENSATION

Ratio

For 2022:

•	The annual total compensation of the median employee, as identified above, was $6,359.

•	Ms. Wat’s annual total compensation, as reported in the Total column of the 2022 Summary Compensation Table, was $15,892,879.

•	Based on this information, the ratio of the annual total compensation of Ms. Wat to the median of the annual total compensation of all employees is approximately 2,499 to 1.

In fact, our pay ratio is significantly impacted by the fact that substantially all of our employees are based in China, approximately 72% of our 364,000 crewmembers are employed on a part-time and hourly basis, and typical hourly wages vary between the cities in which our restaurants are located.

The above ratio and annual total compensation amount of the median employee are reasonable estimates that have been calculated using methodologies and assumptions permitted by SEC rules. The ratio and annual total compensation amount may not be directly comparable to those of other companies because the methodologies and assumptions used to identify the median employee may vary significantly among companies.

To provide supplemental disclosure and not as a substitute for the pay ratio calculated in accordance with SEC executive compensation disclosure rules, we also reviewed the CEO pay ratio excluding the incremental fair value associated with the modification of 2020 Annual PSUs. Excluding such awards and modification, the CEO’s 2022 annual total compensation would have been $13,107,839 and the CEO pay ratio for fiscal 2022 would have been 2,061 to 1.

88	YUM CHINA – 2023 Proxy Statement

PAY VERSUS PERFORMANCE

Year (1)	Summary Compensation Table Total for PEO ($) (2)	Compensation Actually Paid (CAP) to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually (CAP) Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based on: (4)		Net Income ($ in millions)	R-TSR against Constituents of MSCI China Index (%) (6)
					Total Shareholder Return ($)	MSCI China Consumer Discretionary Index Total Shareholder Return ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2022	15,892,879	18,178,125	3,577,110	3,947,038	116.42	74.02	442	93.65%

2021	16,555,672	6,689,317	3,737,910	2,243,769	105.25	96.60	990	33.06%

2020	21,171,578	36,083,539	4,236,753	6,197,764	119.41	150.25	784	57.03%

(1)
As required by Section 953 (a) of the Dodd-Frank Wall Street Reform and Consumer
Protection
Act, and Item 402 (v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the
Company’s variable
pay-for-performance
philosophy and how the Company’s executive compensation aligns with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.” Ms. Wat served as the Company’s principal executive o fficer (“
PEO
”) for the entirety of 202
0, 2021 and 2022 and the Company’s other NEOs for the applicable years were as follows:

–	2022: Andy Yeung, Joseph Chan, Johnson Huang and Aiken Yuen.
–	2021: Andy Yeung, Johnson Huang, Joseph Chan, Aiken Yuen and Danny Tan.
–	2020: Andy Yeung, Johnson Huang, Danny Tan and Aiken Yuen.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary
Compensation
Table for the applicable year in the case of Ms. Wat and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for the Company’s NEOs reported for the applicable year other than Ms. Wat.

(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Ms. Wat during the applicable year, nor the actual average amount of compensation earned by or paid to the
NEOs
as a group (excluding Ms. Wat) during the applicable year. A reconciliation of the adjustments for Ms. Wat and for the average of the other NEOs is set forth following the footnotes to this table.

(4)
For each fiscal year, the amount included in the table is the cumulative total shareholder return as of the end of that year, assuming that the value of the investment in our common stock and peer group was $100 on December 31, 2019 and that all dividends were reinvested. Historic stock price performance is not necessarily indicative of future stock price performance.

(5)
The TSR Peer Group consists of the MSCI China Consumer Discretionary Index, which is a free-float adjusted market cap weighted gross total return index, based on MSCI’s Global Investable Market Indexes Methodology, which is the same industry index used for purposes of our Annual Report on Form 10-K.

(6)
As noted in the CD&A, for 2022, our
r-TSR
percentile ranking against the constituents of the MSCI China Index was utilized as a component in both the 2022 annual performance-based cash bonus plan and the 2022 Annual PSU Awards, and is viewed as the most important measure by the Company to link pay and performance.

YUM CHINA – 2023 Proxy Statement	8 9

EXECUTIVE COMPENSATION

Compensation Actually Paid Adjustments (a)
Year	Summary Compensation Table (SCT) Total ($) (b)	Minus Value of Stock Option/ SAR and Stock Awards Reported in SCT ($) (c)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option/SAR and Stock Awards Granted in Fiscal Year ($) (d)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option/SAR and Stock Awards Granted in Prior Fiscal Years ($) (e)	Plus Fair Value at Vesting of Stock Option/ SAR and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($) (f)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Option/SAR and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($) (g)	Minus Fair Value as of Prior Fiscal Year-End of Stock Option/ SAR and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($) (h)	Equals Compensation Actually Paid ($)

Joey Wat

2022	15,892,879	9,285,127	8,595,753	2,864,570	—	110,050	—	18,178,125

2021	16,555,672	8,703,924	6,661,504	(7,555,976)	—	(267,959)	—	6,689,317

2020	21,171,578	17,000,087	27,272,183	3,144,165	—	1,495,700	—	36,083,539

Other NEOs (i)

2022	3,577,110	1,751,225	1,606,822	500,217	—	14,114	—	3,947,038

2021	3,737,910	1,772,973	1,374,102	(1,160,113)	—	64,843	—	2,243,769

2020	4,236,753	2,750,073	4,376,554	366,674	—	(32,144)	—	6,197,764

(a)	This table excludes any YUM shares received by the NEOs upon conversion of their outstanding YUM equity awards in connection with the spin-off.

(b)	Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.

(c)
Represents the grant date fair value of the stock option/SAR awards and stock awards granted during the indicated fiscal year, computed in accordance with ASC 718. See Note 15 to the Company’s Audited Financial Statements for further discussion of the relevant assumptions used in calculating these amounts. For 2022, the amount also includes the fair value of the 2020 Annual PSUs as of the date of its modifications by the Compensation Committee in December 2022.

(d)
Represents the fair value as of the indicated fiscal
year-end
of the outstanding and unvested stock option/SAR awards and stock awards granted during such fiscal year, computed in accordance with ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Methodology adopted in calculating the fair value as of the indicated fiscal year-end is consistent with those used in calculating the grant date fair value and the relevant assumptions reflect the Company’s estimates based on historical data existing on each valuation date.

(e)
Represents the change in fair value during the indicated fiscal year of each stock option/SAR award and stock award that was granted in prior fiscal years and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with ASC 718 and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year. Methodology adopted in calculating the fair value as of the indicated fiscal year-end is consistent with those used in calculating the grant date fair value and the relevant assumptions reflect the Company’s estimates based on historical data existing on each valuation date.

9 0	YUM CHINA – 2023 Proxy Statement

EXECUTIVE COMPENSATION

(f)
Represents the fair value at vesting of the stock option/SAR awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with ASC 718. See Note 15 to the Company’s Audited Financial Statements for further discussion of the relevant assumptions used in calculating these amounts.

(g)
Represents the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each stock option/SAR award and stock award that was granted in prior fiscal years and which vested during the indicated fiscal year, computed in accordance with ASC 718. For 2022, the amount also includes the fair value of the 2020 Annual PSUs as of the date of its modifications by the Compensation Committee in December 2022.

(h)
Represents the fair value as of the last day of the prior fiscal year of the stock option/SAR awards and stock awards that were granted in prior fiscal years which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with ASC 718.

(i)	See footnote 1 above for the non-PEO NEOs included in the average for each fiscal year.
Relationship
Between Pay and
Performance
A
s described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. A significant portion of the Company’s executive compensation program consists of equity awards, including PSUs, SARs and RSUs. The fair value of equity awards, in particular the PSUs, as of the grant date and each fiscal year-end is heavily impacted by the Company’s stock price as of the same date, thereby impacting the compensation actually paid as reported. In addition, the Company granted the 2020 Partner PSU Awards, a special PSU award, resulting in a higher Summary Compensation Table total amount reported in 2020
.

•	The following graph demonstrates the relationship between compensation actually paid over the period to the PEO and other NEOs, and each of the Company cumulative TSR and Peer Group cumulative TSR.

YUM CHINA – 2023 Proxy Statement	9 1

EXECUTIVE COMPENSATION

•
The following graph demonstrates the relationship between compensation actually paid over the period to the PEO and other NEOs and rTSR percentile ranking against the constituents of the MSCI China Index.

•	The following graph demonstrates the relationship between compensation actually paid over the period to the PEO and other NEOs and Net Income.

9 2	YUM CHINA – 2023 Proxy Statement

EXECUTIVE COMPENSATION

Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
Below is a list of performance measures, which in the Company’s assessment represent the most important performance measures used by the Company to link compensation actually paid to the NEOs for 2022 to the Company’s performance. As described in greater detail in “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of the Company for our shareholders.

Most Important Financial Performance Measures
●	R-TSR against the constituents of the MSCI China Index
●	Same Store Sales Growth
●	Adjusted Operating Profit Growth
●	System Net New Builds

YUM CHINA – 2023 Proxy Statement	9 3

2022 DIRECTOR COMPENSATION

The Company primarily uses stock-based compensation to attract and retain qualified candidates to serve on the Board. In setting director compensation, the Board considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill level required by the Company of members of the Board. The Nominating and Governance Committee of the Board considers advice from the compensation consultant and reviews and makes recommendations to the Board with respect to the compensation and benefits of directors. No changes have been made to our director compensation program since it was approved by the Board in December 2017 and became effective in June 2018. The Company’s director compensation structure for 2022 is discussed below.

Employee Directors. Employee directors do not receive additional compensation for serving on the Board of Directors. Please see the 2022 Summary Compensation Table for the compensation received by Ms. Wat during 2022 for her role as CEO of the Company.

Non-Employee Directors Retainer. Our non-employee directors were each compensated with an annual retainer equal to $275,000, payable in Company common stock or, if requested by a director, up to one-half in cash. The annual retainers were paid in June 2022 to compensate the directors for their services from June 1, 2022 to May 31, 2023.

Chairman and Committee Chairperson Retainer. In addition to the annual retainer paid to all non-employee directors, the Chairman of the Board (Dr. Hu) received an additional annual cash retainer of $225,000. The Chairperson of the Audit Committee (Mr. Bassi) received an additional $30,000 stock retainer, the Chairperson of the Compensation Committee (Ms. Lu) received an additional $20,000 stock retainer, the Chairperson of the Nominating and Governance Committee (Dr. Hu) received an additional $15,000 stock retainer, and the Chairperson of the Food Safety and Sustainability Committee (Mr. Shao) received an additional $15,000 stock retainer. All such retainers were paid in June 2022 to compensate the directors for their services from June 1, 2022 to May 31, 2023.

The table below summarizes cash compensation earned by and stock retainers granted to each non-employee director during 2022.

Name	Fees Earned or Paid in Cash($)		Stock Awards ($)(3)	All Other Compensation ($)		Total ($)
(a)	(b)		(c)	(d)		(e)

Peter A. Bassi	137,500	(1)	167,500	25,000	(4)	330,000

Edouard Ettedgui	—		275,000	—		275,000

Cyril Han	—		275,000	—		275,000

Louis T. Hsieh	137,500	(1)	137,500	—		275,000

Fred Hu	225,000	(2)	290,000	—		515,000

Ruby Lu	—		295,000	—		295,000

Zili Shao	—		290,000	—		290,000

William Wang	—		275,000	—		275,000

Min (Jenny) Zhang	137,500	(1)	137,500	—		275,000

(1)	Represents the portion of the annual retainer that Messrs. Bassi and Hsieh and Ms. Zhang elected to receive in cash rather than equity.

(2)	Represents the annual cash retainer paid to Dr. Hu as Chairman of the Board.

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EXECUTIVE COMPENSATION

(3)

Represents the grant date fair value for annual stock retainer awards granted in 2022. Each director received shares of Company common stock determined by dividing the applicable annual retainer by the closing market price of a share of Company common stock on the date of grant, with any fractional shares paid in cash rather than equity.

(4)	Represents an award in the amount of $25,000 for Mr. Bassi’s contribution to a project in 2022 at the request of the Board, payable in 2023.

Stock Ownership Requirements. Although our directors are not subject to the Stock Ownership Guidelines, we nevertheless expect our directors to own a meaningful number of shares of Company common stock, and we have a share retention policy in place for directors. Pursu-

ant to the share retention policy, no director may sell any shares received as director compensation until at least 12 months following the director’s retirement or departure from the Board.

YUM CHINA – 2023 Proxy Statement	95

EQUITY COMPENSATION PLANS INFORMATION

The following table summarizes, as of December 31, 2022, the equity compensation we may issue to our directors, officers, employees and other persons under (i) the Company’s 2016 LTIP, which was approved by YUM as the Company’s sole stockholder prior to the Company’s spin-off from YUM; and (ii) the Company’s 2022 Long Term Incentive Plan approved by its stockholders in 2022 (the “2022 LTIP”).

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)		(b)		(c)

Equity compensation plans approved by security holders	11,730,923	(1)	34.71	(2)	30,706,464	(3)

Equity compensation plans not approved by security holders	—		—		—

TOTAL	11,730,923				30,706,464

(1)	Includes 2,126,112 shares issuable in respect of RSUs and PSUs.

(2)	RSUs and PSUs do not have an exercise price. Accordingly, this amount represents the weighted-average exercise price of outstanding SARs and stock options.

(3)

While certain equity awards remain outstanding under the Company’s 2016 LTIP, no future equity awards may be granted under such plan. The number represents the number of Company common stock remaining available for future grants under the 2022 LTIP only. Full value awards granted to the Company’s employees under the 2022 LTIP, including RSUs and PSUs, will reduce the number of shares available for issuance by two shares. SARs granted to the Company’s employees under the 2022 LTIP will reduce the number of shares available for issuance only by one share.

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AUDIT COMMITTEE REPORT

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee are Peter A. Bassi (Chair), Cyril Han, Louis T. Hsieh, Zili Shao and Min (Jenny) Zhang, each of whom are independent within the meaning of applicable SEC regulations, the listing stan-

dards of the NYSE and the Hong Kong Listing Rules. For additional information about the members of the Audit Committee, see “Governance of the Company—What are the Committees of the Board?”

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee’s responsibilities are set forth in the charter. The Audit Committee annually reviews and reassesses the adequacy of its charter and recommends any proposed changes to the Board for approval. The charter is available on our website at ir.yumchina.com.

What are the responsibilities of the Audit Committee?

The Audit Committee assists the Board in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls and procedures and disclosure controls and procedures, the Company’s risk management, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence and the performance of the Company’s internal audit function and independent auditors. The Audit Committee has the authority to obtain advice and assistance from independent legal, accounting or other advisors as the Audit Committee deems necessary or appropriate to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

The Audit Committee has sole authority to appoint and replace the independent auditors, and is directly responsible for the compensation of the independent auditors, subject to stockholder approval. The Audit Committee manages the Company’s relationship with its independent auditors, which reports directly to the Audit Committee.

Each year, the Audit Committee evaluates the performance, qualifications and independence of the independent auditors. In doing so, the Audit Committee considers whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and internal auditor.

The members of the Audit Committee meet periodically in separate executive sessions with management (including the Company’s Chief Financial Officer, Chief Legal Officer and Principal Accounting Officer), the internal auditors and the independent auditors, and have such other direct and independent interaction with such persons from time to time as the members of the Audit Committee deem appropriate. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

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AUDIT COMMITTEE REPORT

What matters have members of the Audit Committee discussed with management and the independent auditors?

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditors all annual and quarterly financial statements prior to their issuance. During 2022, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the U.S. and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussions with the independent auditors of matters required to be discussed pursuant to applicable requirements of the PCAOB and the SEC, including the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, disclosures related to critical accounting practices, and critical audit matters during the course of the audit. The Audit Committee has also discussed with KPMG matters relating to their independence, including a review of audit and non-audit fees and the written disclosures and letter received from KPMG required by applicable require-

ments of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether non-audit services provided by the independent auditors are compatible with the independent auditors’ independence. The Audit Committee also received regular updates, and written summaries as required by the PCAOB rules (for tax and other services), on the amount of fees and scope of audit, audit-related, tax and other services provided.

In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, the Audit Committee monitored the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls. The Audit Committee also reviewed and discussed legal and compliance matters with management, and, as necessary or advisable, the Company’s independent auditor.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2022?

Based on the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report of the independent auditors to the Board of Directors, and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit

Committee recommended to the Board of Directors that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the SEC and the Company’s Annual Report for the year ended December 31, 2022 to be filed with the HKEX.

98	YUM CHINA – 2023 Proxy Statement

AUDIT COMMITTEE REPORT

Who prepared this report?

This report has been furnished by the members of the Audit Committee:

Peter A. Bassi, Chair

Cyril Han

Louis T. Hsieh

Zili Shao

Min (Jenny) Zhang

YUM CHINA – 2023 Proxy Statement	99

ADDITIONAL INFORMATION

Who pays the expenses incurred in connection with the solicitation of proxies?

Expenses in connection with the solicitation of proxies will be paid by us. Proxies are being solicited principally by mail, by telephone and through the Internet. We have retained Georgeson Inc. to act as a proxy solicitor for a fee estimated to be $10,000, plus reimbursement of out-of-pocket expenses. In addition, our directors, officers and regular employees, without additional compensation, may solicit proxies personally, by e-mail, telephone, fax or special letter. We will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners of shares of Company common stock.

How may I elect to receive stockholder materials?

For stockholders of our common stock registered on our U.S. register

Stockholders with shares registered directly in their name who received stockholder materials in the mail may elect to receive future annual reports and proxy statements from us and to vote their shares through the Internet instead of receiving copies through the mail. We are offering this service to provide stockholders with added convenience, to reduce our environmental impact and to reduce annual report printing and mailing costs.

To elect this option, go to www.computershare.com, click on Login to Investor Center, log in and locate the option to receive Company mailings via e-mail. Stockholders who elect this option will be notified by mail how to access the proxy materials and how to vote their shares on the Internet or by phone.

If you consent to receive future proxy materials electronically, your consent will remain in effect unless it is withdrawn by writing our transfer agent, Computershare Trust Company, N.A., P.O. Box 43078, Providence, RI 02940-3078, or by logging onto www.computershare.com and following the applicable instructions. Also, while this consent is in effect, if you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail Computershare Trust Company, N.A.

For stockholders of our common stock registered on our Hong Kong register

We publish annual reports and proxy statements on our website and on HKEX’s website in English and Chinese. We will provide printed copies of proxy materials in English and Chinese.

100	YUM CHINA – 2023 Proxy Statement

ADDITIONAL INFORMATION

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

The Company has adopted a procedure called “householding,” which has been approved by the SEC. The Company and some brokers household proxy materials, delivering a single Notice and, if applicable, this proxy statement and the annual report, to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders or they participate in electronic delivery of proxy materials.

Stockholders who participate in householding will continue to access and receive separate proxy cards. This process will help reduce our printing and postage fees, as well as save natural resources. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas 75074, or to Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030 People’s Republic of China, Attention: Investor Relations.

May I propose actions for consideration at next year’s annual meeting of the Company’s stockholders or nominate individuals to serve as directors?

Under the rules of the SEC, if a stockholder wants us to include a proposal in our proxy statement and proxy card for presentation at the 2024 annual meeting of the Company’s stockholders, the proposal must be received by our Corporate Secretary at our principal executive offices, Yum China Holdings, Inc., 101 East Park Boulevard, Suite 805, Plano, Texas 75074, or Yum China Holdings, Inc., Yum China Building, 20 Tian Yao Qiao Road, Shanghai 200030, People’s Republic of China, by December 14, 2023. We strongly encourage any stockholder interested in submitting a proposal to contact our Chief Legal Officer in advance of this deadline to discuss the proposal. Stockholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws. Submitting a proposal does not guarantee that we will include it in our proxy statement.

In addition, our Bylaws include provisions permitting, subject to certain terms and conditions, stockholders owning at least 3% of the outstanding shares of Company common stock for at least three consecutive years to use our annual meeting proxy statement to nominate a number of director candidates not to exceed 20% of the number of directors in office, subject to reduction in certain circumstances (the “Proxy Access”). Pursuant to our Proxy Access bylaw, stockholder nomination of directors to be included in our proxy statement and proxy card for the 2024 annual meeting of the Company’s stockholders must be received by our Corporate Secretary no earlier than November 14, 2023 and no later than December 14, 2023. Stockholders must also satisfy the other requirements specified in our Bylaws. You may contact the Company’s Corporate Secretary at the addresses mentioned above for a copy of the relevant bylaw provisions regarding the requirements for nominating director candidates pursuant to Proxy Access.

Under our Bylaws, stockholders may also nominate persons for election as directors at an annual meeting or introduce an item of business that is not included in our proxy statement. These procedures provide that nomina-

YUM CHINA – 2023 Proxy Statement	101

ADDITIONAL INFORMATION

tions for director nominees and/or an item of business to be introduced at an annual meeting must be submitted in writing to our Corporate Secretary at our principal executive offices, and the stockholder submitting any such nomination or item of business must include information set forth in our Bylaws. For the 2024 annual meeting of the Company’s stockholders, we must receive the notice of your intention to introduce a nomination or to propose an item of business no earlier than January 26, 2024 and no later than February 25, 2024, unless we hold the 2024 annual meeting before April 25, 2024 or after June 25, 2024, in which case notice must be received no later than 10 days after notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs. Stockholders must also satisfy the other requirements specified in our Bylaws. You may contact the Company’s Corporate Secretary at the addresses mentioned above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended, no later than March 26, 2024.

Is any other business expected to be conducted at the Annual Meeting?

The Board is not aware of any matters that are expected to come before the Annual Meeting other than those referred to in this proxy statement. If any other matter should come before the Annual Meeting, the individuals named on the form of proxy intend to vote the proxies in accordance with their best judgment.

The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth and business plans of Yum China, including Yum China’s sustainability goals. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The

102	YUM CHINA – 2023 Proxy Statement

ADDITIONAL INFORMATION

forward-looking statements included in this proxy statement are only made as of the date of this proxy statement, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, including the COVID-19 pandemic and regional outbreaks caused by existing or new COVID-19 variants, our ability to control costs and expenses, including tax costs, as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the SEC (including the information set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022) for additional detail about factors that could affect our financial and other results.

YUM CHINA – 2023 Proxy Statement	103

PRELIMINARY PROXY CARD (DATED MARCH 24, 2023 SUBJECT TO COMPLETION)

SCAN TO YUM CHINA HOLDINGS, INC. VIEW MATERIALS & VOTE w 101 EAST PARK BOULEVARD, SUITE 805 PLANO, TX 75074 VOTE BY INTERNET Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 a.m. on May 24, 2023 Beijing/Hong Kong time / 11:59 p.m. on May 23, 2023 U.S. Eastern time. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 a.m. on May 24, 2023 Beijing/Hong Kong time / 11:59 p.m. on May 23, 2023 U.S. Eastern time. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V05307-P91490 THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY YUM CHINA HOLDINGS, INC. The Board of Directors recommends the following: Election of Directors Nominees: 1a. Fred Hu 1b. Joey Wat 1c. Peter A. Bassi 1d. Edouard Ettedgui 1e. Ruby Lu 1f. Zili Shao 1g. William Wang 1h. Min (Jenny) Zhang 1i. Christina Xiaojing Zhu you vote FOR For Against Abstain ! ! ! The Board of Directors recommends you vote FOR For Against Abstain proposals 2 and 3. ! ! ! 2. Approval and Ratification of the Appointment of ! ! ! KPMG Huazhen LLP and KPMG as the Company’s Independent Auditors for 2023 ! ! ! 3. Advisory Vote to Approve Executive Compensation ! ! ! ! ! ! The Board of Directors recommends you vote 1 Year 2 Years 3 Years Abstain 1 YEAR on the following proposal: ! ! ! 4. Advisory Vote on Executive Vote on the Compensation Frequency of the Advisory ! ! ! ! ! ! ! The Board of Directors recommends you vote FOR For Against Abstain proposals 5 and 6. ! ! ! 5. Vote to Authorize the Board of Directors to Issue Shares ! ! ! up to 20% of Outstanding Shares ! ! ! 6. Vote to Authorize the Board of Directors to Repurchase ! ! ! Shares up to 10% of Outstanding Shares ! ! ! NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. V05308-P91490 YUM CHINA HOLDINGS, INC. Annual Meeting of Stockholders May 25, 2023 8:00 a.m. (local time) This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Andy Yeung and Joseph Chan, or either of them, as proxies, each with the power to appoint his substitute, revoking all proxies previously given, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of Yum China Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. local time, on May 25, 2023, at Mandarin Oriental Hong Kong, 5 Connaught Road, Central, Hong Kong, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side